As filed with the Securities and Exchange Commission on February 9, 2022

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated February 9, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

PHI Group, Inc.

3,750,000,000 Shares of Common Stock

By this Offering Circular, PHI Group, Inc., a Wyoming corporation, is offering for sale a maximum of 3,750,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $0.015-$0.050 per share, pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $1,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $500. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 5, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence on or around March 4, 2022; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public		Commissions (1)	Proceeds to Company (2)
Common Stock	3,750,000,000	$	[0.015-0.05]	$-0-	$	[56,250,000-75,000,000]

(1)

We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(2)	Does not account for the payment of expenses of this offering estimated at $25,000. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “PHIL” in the OTC Pink marketplace of OTC Link. On February 8, 2022, the closing price of our common stock was $0.0036 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Class B Series I Preferred Stock, which could have the effect of precluding current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. You should purchase such securities only if you can afford a complete loss of your investment. See Risk Factors, beginning on page 5, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

Each share of Class B Series I Preferred Stock is entitled to notice of any shareholders’ meeting or action as to such matters on the same basis as the holders of our common stock, and the holders of our common stock and shares of Class B Series I Preferred Stock vote together or act together thereon, as if a single class on all such matters; provided, however, that in such voting or action, each one share of Class B Series I Preferred Stock shall be entitled to 100,000 votes. Our officers and directors, as a group, as the owners of 100% of all outstanding shares of the Class B Series I Preferred Stock, possess effective and absolute control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to ‘Qualified Purchasers’” (page 11). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is _________, 2022.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms “we”, “us” and “our” refer and relate to PHI Group, Inc., including our subsidiaries: (a)PHILUX Global Funds SCA, SICAV-RAIF, a Luxembourg corporation, (b) PHI Luxembourg Development SA, a Luxembourg corporation, (c) PHI Luxembourg Holding SA, a Luxembourg corporation, (d) PHILUX Global General Partner SA, a Luxembourg corporation, (e) PHILUX Capital Advisors, Inc., a Wyoming corporation, (f) PHI Vietnam Investment & Development Co., Ltd., a Vietnamese limited liability company, (g) Asia Diamond Exchange, Inc., a Wyoming corporation, (h) Vinafilms International, Inc. (formerly American Pacific Plastics, Inc.), a Wyoming corporation, (i) American Pacific Resources, Inc., a Wyoming corporation, (j) PHIVITAE Healthcare, Inc., a Wyoming corporation, (k) CO2-1-0 (Carbon) Corp., a Wyoming corporation, (l) Empire Spirits, Inc. (formerly Provimex, Inc.), a Nevada corporation, and (m) PHILUX Global Energy, Inc., a Wyoming corporation.

Our Company

Originally incorporated on June 8, 1982, as JR Consulting, Inc., a Nevada corporation, our company applied for a Certificate of Domestication and filed Articles of Domestication to become a Wyoming corporation on September 20, 2017.

From inception, our company was foremost engaged in mergers and acquisitions and had an operating subsidiary, Diva Entertainment, Inc., which operated two modeling agencies, one in New York and one in California. In January 2000, we changed our corporate name to “Providential Securities, Inc.” (while a Nevada corporation), following a business combination with Providential Securities, Inc., a California-based financial services company. In February 2000, we then changed our corporate name to “Providential Holdings, Inc.” (while a Nevada corporation). In October 2000, our company withdrew our securities brokerage membership and ceased our financial services business.

From October 2000 to October 2011, the Company and its subsidiaries were engaged in mergers and acquisitions advisory and consulting services, real estate and hospitality development, mining, oil and gas, telecommunications, technology, healthcare, private equity, and special situations. In April 2009, we changed our corporate name to “PHI Group, Inc.” (while a Nevada corporation).

In October 2011, we discontinued the operations of Providential Vietnam Ltd., Philand Ranch Limited, a United Kingdom corporation (together with its subsidiaries Philand Ranch - Singapore, Philand Corporation - US, and Philand Vietnam Ltd. - Vietnam), PHI Gold Corporation (formerly PHI Mining Corporation, a Nevada corporation), and PHI Energy Corporation (a Nevada corporation), and mainly focused on acquisition and development opportunities in energy and natural resource businesses.

We are currently focused the development on PHILUX Global Funds, SCA, SICAV-RAIF, by launching a number of sub-funds for investment in real estate, renewable energy, infrastructure, agriculture and healthcare and on developing and establishing the Asia Diamond Exchange in Vietnam. In addition, PHILUX Capital Advisors, Inc. (formerly Capital Holdings, Inc.), a wholly owned subsidiary of our company, continues to provide corporate and project finance services, including merger and acquisition advisory and consulting services for U.S. and international companies. Recently, we signed agreements to acquire 70% ownership in Five-Grain Treasure Spirits Company, Ltd., a baiju distiller located in Jilin Province, China, for $100,000,000 and 50.10% ownership in Kota Energy Group LLC and Kota Construction LLC for $64,125,000. No assurances can be made that we will be successful in achieving our plans, in this regard. (See “Business”).

Offering Summary

Securities Offered	The Offered Shares, 3,750,000,000 shares of common stock, are being offered by our company.
Offering Price Per Share	$0.015-$0.050 per Offered Share.
Shares Outstanding Before This Offering	28,868,556,129 shares of common stock issued and outstanding as of the date of this Offering Circular.
Shares Outstanding After This Offering	32,618,556,129 shares of common stock issued and outstanding, assuming a maximum offering hereunder.
Minimum Number of Shares to Be Sold in This Offering	None
Disparate Voting Rights	Our outstanding shares of Class B Series I Preferred Stock possess superior voting rights, which effectively preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. Each share of Class B Series I Preferred Stock is entitled to notice of any shareholders’ meeting or action as to such matters on the same basis as the holders of our common stock, and the holders of our common stock and shares of Class B Series I Preferred Stock vote together or act together thereon, as if a single class on all such matters; provided, however, that in such voting or action, each one share of Class B Series I Preferred Stock shall be entitled to 100,000 votes. Our officers and directors, as a group, as the owners of 100% of all outstanding shares of the Class A Series I Preferred Stock, will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”
Investor Suitability Standards	The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).
Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “PHIL” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).
Use of Proceeds	We will apply the proceeds of this offering for the purchase of Kota Construction LLC, Kota Energy Group LLC, Five-Grain Treasure Spirits Co. Ltd., investment in other opportunities and working capital. (See “Use of Proceeds”).
Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at 2323 Main Street, Irvine, California 92614; our telephone number is (714) 793-9227; our corporate website is located at www.phiglobal.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied, as long as we comply with our Section 13(a) reporting requirements. As a Tier 2 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering.

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements.

Risks Related to Our Company

Our independent auditor’s report for the fiscal years ended June 30, 2021 and 2020, is qualified as to our ability to continue as a going concern. Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual consolidated financial statements for the years ended June 30, 2021 and 2020, our independent auditor included a note to our consolidated financial statements regarding concerns about our ability to continue as a going concern. Recurring losses from operations raise substantial doubt about our ability to continue as a going concern. The presence of the going concern note to our consolidated financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the development of our business and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred significant losses in prior periods. For the three months ended September 30, 2021, we incurred a net loss of $5,960,170 (unaudited) and, as of that date, we had an accumulated deficit of $56,523,700 (unaudited). For the year ended June 30, 2021, we incurred a net loss of $6,553,178 and, as of that date, we had an accumulated deficit of $50,563,530. For the year ended June 30, 2020, we incurred a net loss of $1,321,805 and, as of that date, we had an accumulated deficit of $44,010,352. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

It is possible that the novel Coronavirus pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the novel Coronavirus pandemic result in long-term economic weakness in the United States and/or globally, our ability to establish our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

We may be unable to obtain sufficient capital to pursue our growth strategy. We do not possess sufficient financial resources to implement our complete business plan. We are currently seeking available sources of capital. There is no assurance that we will obtain needed capital, nor is there any assurance that our business will be able to generate revenues that are sufficient to sustain our operations. We are not able to offer assurance that we will be able to obtain needed sources of financing to satisfy our working capital needs.

We do not have a successful operating history. We are without a history of successful business operations, which makes a purchase of Offered Shares speculative in nature. Additionally, our operations are subject to certain risks, including, among other factors, efficiently deploying our capital and executing our business plan.

We may not be successful in executing our business plan. We are unable to offer assurance that we will be successful in expanding our current business, developing our planned business activities and earning a profit from such efforts. Should we fail to implement successfully our business plan, you can expect to lose your entire investment in the Offered Shares.

We may never earn a profit. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit from our operations.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our business, which could place a significant strain on our operations, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of one of our executive officers; the loss of this officer could disrupt our operations and adversely affect the development of our business. Our success in effectuating our business plan will depend, primarily, on the continued service of our President, Henry D. Fahman. We have not yet entered into an employment agreement with Mr. Fahman. (See “Executive Compensation”). The loss of service of Mr. Fahman, for any reason, could seriously impair our ability to effectuate our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies concerning our business plans. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in our business operations.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegate such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

We may not be able to compete effectively in our intended markets. None of our products enjoys name recognition and many of our competitors possess substantially greater resources, financial and otherwise, than does our company. There is no assurance that we will be able to establish our business and compete successfully in this environment.

We may suffer sluggish or negative sales growth as a result of the novel Coronavirus pandemic. It is possible that the negative economic impact caused by the novel Coronavirus pandemic will result in long-term economic weakness in the United States and/or globally and our ability to establish our business would be severely negatively impacted. It is possible that our company would not be able to survive as a going business during any such long-term economic weakness.

If we fail to maintain a positive reputation with customers, we may not be able to attract business, and our operating results may be adversely affected. We believe a positive reputation with customers to be highly important in developing our business. To the extent we are not perceived positively to potential customers, our ability to expand our operations may be adversely impacted.

Risks Related to Our Organization and Structure

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

We may seek capital that may result in shareholder dilution or that may have rights senior to those of our common stock, including the Offered Shares. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our common stock is a “Penny Stock,” which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

It is possible that our common stock can be expected to experience highly volatile in its market price. Our common stock is quoted in the over-the-counter market under the symbol “PHIL” in the OTC Pink marketplace of OTC Link. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will become less volatile.

The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

●	quarterly variations in our operating results;
●	operating results that vary from the expectations of investors;
●	changes in expectations as to our future financial performance, including financial estimates by investors;
●	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
●	changes in our capital structure;
●	announcements of innovations or new products by us or our competitors;
●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
●	lack of success in the expansion of our business operations;
●	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
●	additions or departures of key personnel;
●	asset impairment;
●	temporary or permanent inability to offer products or services; and
●	rumors or public speculation about any of the above factors.

The outstanding shares of our Class B Series I Preferred Stock effectively preclude current and future owners of our common stock from influencing any corporate decision. Our officers and directors, as a group, as the owners of 100% of all outstanding shares of our Class B Series I Preferred Stock, will be able effectively to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. Each share of Class B Series I Preferred Stock is entitled to notice of any shareholders’ meeting or action as to such matters on the same basis as the holders of our common stock, and the holders of our common stock and shares of Class B Series I Preferred Stock vote together or act together thereon, as if a single class on all such matters; provided, however, that in such voting or action, each one share of Class B Series I Preferred Stock shall be entitled to 100,000 votes.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. Approximately 95% of our currently issued and outstanding common stock is free-trading in nature. In addition, we have outstanding numerous convertible debt instruments that are presently eligible for conversion into free-trading shares of our common stock. The availability for sale of substantial amounts of our common stock upon conversion of such debt instruments could reduce prevailing market prices for our common stock. (See “Convertible Promissory Notes—Description of Securities”).

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing shareholders. In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before common shareholders. We are not required to offer any such additional debt or equity securities to existing shareholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing common shareholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our common stock.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection, in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the pro forma as adjusted net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our relatively low net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net pro forma as adjusted tangible book value per share of our common stock after this offering. Our net tangible book value as of September 30, 2021, was $(2,514,670) (unaudited), or $(0.0001) per share.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares
Offering price per share	$	[$0.015-$0.05]
Net tangible book value per share as of September 30, 2021		$(0.0001)
Increase in net tangible book value per share after giving effect to this offering		[$0.0018-$0.0024]
Pro forma net tangible book value per share as of September 30, 2021		[$0.0017-$0.0023]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering		[$0.0133-$0.0477]

Assuming the Sale of 75% of the Offered Shares
Offering price per share	$	[$0.015-$0.05]
Net tangible book value per share as of September 30, 2021		$(0.0001)
Increase in net tangible book value per share after giving effect to this offering		[$0.0014-$0.0026]
Pro forma net tangible book value per share as of September 30, 2021		[$0.0013-$0.0025]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering		[$0.0137-$0.0475]

Assuming the Sale of 50% of the Offered Shares
Offering price per share	$	[$0.015-$0.05]
Net tangible book value per share as of September 30, 2021		$(0.0001)
Increase in net tangible book value per share after giving effect to this offering		[$0.0010-$0.026]
Pro forma net tangible book value per share as of September 30, 2021		[$0.0009-$0.0025]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering		[$0.0141-$0.0475]

Assuming the Sale of 25% of the Offered Shares
Offering price per share	$	[$0.015-$0.05]
Net tangible book value per share as of September 30, 2021		$(0.0001)
Increase in net tangible book value per share after giving effect to this offering		[$0.0005-$0.0017]
Pro forma net tangible book value per share as of September 30, 2021		[$0.0004-$0.0016]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering		[$0.0146-$0.0484]

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering at $0.015 and $0.05 per share
	25%		50%		75%		100%
	at $0.015	at $0.05	at $0.015	at $0.05	at $0.015	at $0.05	at $0.015	at $0.05
Offered Shares sold	937,500,000	937,500,000	1,875,000,000	1,500,000,000	2,812,500,000	1,500,000,000	3,750,000,000	1,500,000,000
Gross proceeds	$14,062,500	$46,875,000	$28,125,000	$75,000,000	$42,187,500	$75,000,000	$56,250,000	$75,000,000
Offering expenses	$25,000	$25,000	$25,000	$25,000	$25,000	$25,000	$25,000	$25,000
Net proceeds	$14,037,500	$46,850,000	$28,100,000	$74,975,000	$41,162,500	$74,975,000	$56,225,000	$74,975,000

(1)	Offering expenses include the following items, certain of which are estimated for purposes of this table: administrative expenses, legal and accounting fees, publishing/EDGAR and Blue-Sky compliance.

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Offered Shares Sold in this Offering at $0.015 and $0.05 per Offered Share
	25%	25%	50%	50%	75%	75%	100%	100%
SOLD AT (per share)	$0.015	$0.05	$0.015	$0.05	$0.015	$0.05	$0.015	$0.05
Five-Grain Treasure Spirits Co. Ltd.	$5,125,000	$20,000,000	$10,000,000	$30,000,000	$16,000,000	$30,000,000	$22,500,000	$30,000,000
Kota Construction and Kota Energy Group LLC	5,125,000	20,000,000	14,125,000	30,000,000	16,000,000	30,000,000	22,500,000	30,000,000
Vinafilms International, Inc.	1,000,000	2,000,000	1,000,000	7,500,000	5,000,000	7,500,000	7,000,000	7,500,000
Philux Global Funds SCA, SICAV-RAIF	2,000,000	3,000,000	2,000,000	5,000,000	2,000,000	5,000,000	2,000,000	5,000,000
Other Instruments	0	750,000	200,000	1,000,000	500,000	1,000,000	750,000	1,000,000
General and Administrative Expenses	300,000	350,000	300,000	500,000	581,250	500,000	500,000	500,000
Working Capital	487,500	750,000	475,000	975,000	1,081,250	975,000	975,000	975,000
Total Net Proceeds	$14,037,000	$46,850,000	$28,100,000	$74,975,000	$41,162,500	$74,975,000	$56,225,000	$74,975,000

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industries in which we currently or, in the future, expect to operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 3,750,000,000 Offered Shares on a best-efforts basis, at a fixed price of $____[$0.015-$0.05] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our President, Henry D. Fahman. Mr. Fahman will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Fahman is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Fahman:

●	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
●	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
●	is not an associated person of a broker or dealer; and
●	meets the conditions of the following:

● primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

● was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

● did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please go to www.phiglobal.com and electronically receive and review the information set forth on such website.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

●	Electronically execute and deliver to us a subscription agreement; and
●	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download on our website at www.phiglobal.com, as well as on the SEC’s website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $1,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $250.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 60,000,000,000 shares of common stock, $.001 par value per share; and (b) 500,000,000 shares of preferred stock, $.001 par value per share, of which 500,000,000 shares have been designated, as follows: (1) Class A Series I Preferred Stock, 50,000,000 shares authorized; (2) Class A Series II Preferred Stock, 200,000,000 shares authorized; (3) Class A Series III Preferred Stock, 50,000,000 shares authorized; (4) Class A Series IV Preferred Stock, 199,000,000 shares authorized; and (5) Class B Series I Preferred Stock, 1,000,000 shares authorized.

As of the date of this Offering Circular, there were (s) 28,774,498,378 shares of our common stock issued and outstanding, held by 53 holders of record; (t) no shares of Series A Class I Preferred Stock issued and outstanding; (u) no shares of Series A Class II Preferred Stock issued and outstanding, held by ____ holders of record; (v) no shares of Series A Class III Preferred Stock issued and outstanding; (x) no shares of Series A Class IV Preferred Stock issued and outstanding; and (z) 600,000 shares of Series B Class I Preferred Stock issued and outstanding, held by four holders of record.

Common Stock

In General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Wyoming law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Offering Circular, our officers and directors own, directly or indirectly, a total of 427,884,136 shares, less than one-and-one-half percent of our outstanding common stock, which ownership percentage would remain below one percent, assuming all of the Offered Shares are sold in this offering. (See “Security Ownership of Certain Beneficial Owners and Management”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Preferred Stock

Class A Preferred Stock.

Designations, Amounts and Dividends.

Class A Series I Cumulative Convertible Redeemable Preferred Stock
Number of Shares Designated:	50,000,000 shares.
Dividends:	Each holder of Class A Series I Preferred Stock is entitled to receive ten percent (10%) non-compounding cumulative dividends per annum, payable semi-annually.
Class A Series II Cumulative Convertible Redeemable Preferred Stock
Number of Shares Designated:	200,000,000 shares.
Dividends:	Each holder of Class A Series II Preferred Stock is entitled to receive eight percent (8%) cumulative dividends per annum, payable semi-annually.
Class A Series III Cumulative Convertible Redeemable Preferred Stock
Number of Shares Designated:	50,000,000 shares.
Dividends:	Each holder of Class A Series III Preferred Stock is entitled to receive eight percent (8%) cumulative dividends per annum, payable semi-annually.
Class A Series IV Cumulative Convertible Redeemable Preferred Stock
Number of Shares Designated:	199,000,000 shares.
Dividends:	To be determined by our Board of Directors.

Conversion.

Class A Series I, Class A Series II, Class A Series IV
Into Common Stock of PHI Group, Inc. (“PHIL”):	Each share of the Class A Series I, Class A Series II or Class A Series IV shall be convertible into shares of PHIL common stock any time after two years from the date of issuance at a Variable Conversion Price (defined below) of our common stock. The “Variable Conversion Price” shall mean 75% multiplied by the Market Price (defined below) (representing a discount rate of 25%). “Market Price” means the average trading price of PHIL common stock during the ten (10) trading-day period ending one trading day prior to the date the conversion notice is sent by the then-holder of the Class A Series I, Class A Series II or Class A Series IV, as the case may be, to us. “Trading Price” means the closing price on the OTC Markets, OTCQB, NASDAQ Stock Markets or applicable trading market, as reported by a mutually acceptable reliable reporting service.
Into Common Stock of a Subsidiary of PHIL:	Alternatively, each share of the Class A Series I, Class A Series II or Class A Series IV may be made convertible into common stock of a subsidiary of our company, as may be determined by our company’s Board of Directors, any time after any such subsidiary shall have become a fully-reporting publicly traded company for at least three months, at a Variable Conversion Price (defined below). The Variable Conversion Price to be used in connection with the conversion into common stock of a subsidiary of our company shall mean 50% multiplied by the Trading Price of such subsidiary’s common stock.
Class A Series III
All shares of Class A Series III may be convertible into eighty percent (80%) American Pacific Plastics, Inc.’s common stock, which shall have been issued and outstanding immediately after such conversion or exchange on a pro rata basis.

Conversion Shares. The amount of shares of our company’s common stock, or alternatively, that of a subsidiary of our company, to be received by the then-holder at the time of conversion of Class A Series I or Class A Series II will be based on the following formula:

		Where	CS:	Common Stock of PHIL or, alternatively, of a subsidiary of PHIL.
Amount of CS:	OIP + AUD		OIP:	Original Issue Price of Class A Series I or Class A Series II.
	VCP		AUD:	Accrued and unpaid dividends.
			VCP:	Variable Conversion Price of PHIL common stock or of a PHIL subsidiary

Redemption Rights. Our company, after a period of two years from the date of issuance, may, at any time or from time to time, redeem any series of Class A Preferred Stock, in whole or in part, at the option of our company’s Board of Directors, at a price equal to 120% of the original purchase price of the Class A Preferred Stock or of a unit consisting of any shares of Class A Preferred Stock and any warrants attached thereto, plus, in each case, accumulated and unpaid dividends to the date fixed for redemption.

Liquidation. Upon the occurrence of a Liquidation Event (defined below), the holders of Class A Preferred Stock are entitled to receive net assets on a pro rata basis. “Liquidation Event” means (a) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of our company, (b) the purchase or redemption by us of shares of any class of stock or the merger or consolidation of our company with or into any other corporation or corporations, unless (1) the holders of the Class A Preferred Stock receive securities of the surviving corporation having substantially similar rights as the Class A Preferred Stock and the shareholders of our company immediately prior to such transaction are holders of at least a majority of the voting securities of the successor corporation immediately thereafter (the “Permitted Merger”), unless the holders of the shares of Class A Preferred Stock elect otherwise, or (2) the sale, license or lease of all or substantially all, or any material part of, our company’s assets, unless the holders of Class A Preferred Stock elect otherwise.

Rank. All shares of the Class A Preferred Stock shall rank (a) senior to our common stock and any other class or series of our capital stock hereafter created, (b) pari passu with any class or series of our capital stock hereafter created and specifically ranking, by its terms, on par with the Class A Preferred Stock, and (c) junior to any class or series of our capital stock hereafter created specifically ranking, by its terms, senior to the Class A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of our company, whether voluntary or involuntary.

Voting Rights. Shares of Class A Series I, Class A Series II, Class A Series III and Class A Series IV Preferred Stock possess no voting rights.

Protection Provisions. So long as any shares of Class A Preferred Stock are outstanding, our company shall not, without first obtaining the majority written consent of the holders of Class A Preferred Stock, alter or change the rights, preferences or privileges of the Class A Preferred Stock so as to affect adversely the holders of Class A Preferred Stock.

Miscellaneous.

Status of Redeemed Stock. In case any shares of Class A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Class A Preferred Stock.

Lost or Stolen Certificates. Upon receipt by us of (a) evidence of the loss, theft, destruction or mutilation of any preferred stock certificate(s) and (b) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to us, or in the case of mutilation, the preferred stock certificate(s) (surrendered for cancellation), our company shall execute and deliver new preferred stock certificates. However, our company shall not be obligated to reissue such lost, stolen, destroyed or mutilated preferred stock certificates, if the holder of Class A Preferred Stock contemporaneously requests our company to convert such holder’s Class A Preferred Stock into shares of our common stock.

Waiver. Any provision relating to any right of the holders of Class A Preferred Stock may be waived as to all shares of Class A Preferred Stock (and the holders thereof), upon the majority written consent of the holders of the Class A Preferred Stock.

Class B Preferred Stock.

Designation, Amounts and Dividends.

Class B Series I Preferred Stock
Number of Shares Designated:	1,000,000 shares.
Dividends:	None.

Voting Rights. Except as provided by law, the shares of Class B Series I shall have the same right to vote or act on all matters on which the holders of our common stock have the right to vote or act, and the holders of the shares of Class B Series I shall be entitled to notice of any shareholders’ meeting or action as to such matters on the same basis as the holders of our common stock, and the holders of our common stock and shares of Class B Series I shall vote together or act together thereon as if a single class on all such matters; provided, in such voting or action each one share of Class B Series I shall be entitled to 100,000 votes.

Convertible Promissory Notes

As of December, 2021, we had outstanding a total of eight separate convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes.

Date of Note Issuance	Principal Amount at Issuance	Balance at 12/31/21	Accrued Interest at 12/31/21	Maturity Date	Conversion Terms	Name of Noteholder and Name of Person with Investment Control
7/22/21	$80,000	$80,000	$2,841	7/22/2022	61% of average of 2 lowest 10-day trading prices	Power Up Lending Group Ltd. (Curt Kramer)
8/10/2021	$53,750	$53,750	$1,685	8/10/2022	61% of average of 2 lowest 10-day trading prices	Power Up Lending Group Ltd. (Curt Kramer)
8/31/2021	$100,000	$100,000	$2,674	8/31/2022	Fixed at $.001 per share, with full reset	EMA Financial LLC (Felicia Preston)
9/1/2021	$43,750	$43,750	$1,160	9/1/2022	61% of average of 2 lowest 10-day trading prices	Power Up Lending Group Ltd. (Curt Kramer)
9/15/2021	$550,000	$550,000	$12,899	9/15/2022	Fixed at $0.0061 per share	Mast Hill Fund, L.P. (Patrick Hassani)
9/27/2021	$275,000	$275,000	$5,726	9/27/2022	Fixed at $0.0061 per share	FirstFire Global Opportunities Fund, LLC (Eli Fireman)
11/9/2021	$43,750	$43,750	$499	11/9/2022	61% of average of 2 lowest 10-day trading prices	Six Street Lending LLC (Curt Kramer)
11/25/2021	$288,000	$288,000	$2,272	11/25/2022	Fixed at $.0041 per share	Mast Hill Fund, L.P. (Patrick Hassani)

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board or our president, or as otherwise provided under Wyoming law.

Transfer Agent

We have retained the services of Worldwide Stock Transfer, LLC, 1 University Plaza, Suite 505, Hackensack, New Jersey 07601, as the transfer agent for our common stock. Worldwide Stock Transfer’s website is located at: www.wwstr.com. No information found on Worldwide Stock Transfer’s website is part of this Offering Circular.

BUSINESS

Introduction

Currently, our company, PHI Group, Inc., is focused the development on PHILUX Global Funds, SCA, SICAV-RAIF, by launching a number of sub-funds for investment in real estate, renewable energy, infrastructure, agriculture and healthcare and on developing and establishing the Asia Diamond Exchange in Vietnam. In addition, PHILUX Capital Advisors, Inc. (formerly Capital Holdings, Inc.), a wholly owned subsidiary of our company, continues to provide corporate and project finance services, including merger and acquisition advisory and consulting services for U.S. and international companies. Recently, we signed agreements to acquire 70% ownership in Five-Grain Treasure Spirits Company, Ltd., a baiju distiller located in Jilin Province, China and 50.10% ownership in Kota Energy Group LLC and Kota Contruction LLC, both of which are California limited liability companies. No assurances can be made that we will be successful in achieving our plans, in this regard.

Our Company

Originally incorporated on June 8, 1982, as JR Consulting, Inc., a Nevada corporation, our company applied for a Certificate of Domestication and filed Articles of Domestication to become a Wyoming corporation on September 20, 2017.

From inception, our company was foremost engaged in mergers and acquisitions and had an operating subsidiary, Diva Entertainment, Inc., which operated two modeling agencies, one in New York and one in California. In January 2000, we changed our corporate name to Providential Securities, Inc. (while a Nevada corporation), following a business combination with Providential Securities, Inc., a California-based financial services company. In February 2000, we then changed our corporate name to Providential Holdings, Inc. (while a Nevada corporation). In October 2000, our company withdrew our securities brokerage membership and ceased our financial services business.

From October 2000 to October 2011, the Company and its subsidiaries were engaged in mergers and acquisitions advisory and consulting services, real estate and hospitality development, mining, oil and gas, telecommunications, technology, healthcare, private equity, and special situations. In April 2009, we changed our corporate name to PHI Group, Inc. (while a Nevada corporation).

In October 2011, we discontinued the operations of Providential Vietnam Ltd., Philand Ranch Limited, a United Kingdom corporation (together with its subsidiaries Philand Ranch - Singapore, Philand Corporation - US, and Philand Vietnam Ltd. - Vietnam), PHI Gold Corporation (formerly PHI Mining Corporation, a Nevada corporation), and PHI Energy Corporation (a Nevada corporation), and mainly focused on acquisition and development opportunities in energy and natural resource businesses.

Figure 1 below depicts the corporate structure of our company.

Figure 1

Business Strategy

In operating our business, we employ the following strategy:

1.	Identify, build, acquire, commit and deploy valuable resources with distinctive competitive advantages;

2.	Identify, evaluate, acquire, participate and compete in attractive businesses that have large, growing market potential;

3.	Build an attractive investment that includes points of exit for investors through capital appreciation or spin-offs of business units.

Business

Development of the Asia Diamond Exchange in Vietnam. Along with the establishment of PHILUX Global Funds, since March 2018, our company has worked closely with the Authority of Chu Lai Open Economic Zone and the Provincial Government of Quang Nam, Vietnam to develop the Asia Diamond Exchange. Quang Nam Provincial Government has agreed to allocate more than 200 hectares in the sanctioned Free-Trade Zone near Chu Lai Airport, Nui Thanh District, Quang Nam Province in Central Vietnam for us to set up a multi-commodities center which would include the Asia Diamond Exchange.

Recently, another opportunity has arisen with the start of construction of the new international airport in Long Thanh District, Dong Nai Province near Ho Chi Minh City in Southern Vietnam. In December 2020, the Vietnamese central government designated 1,200 hectares of land in Bau Can village, Long Thanh District, Dong Nai Province as a new industrial zone. We are in the process of applying for 600 hectares close to the Long Thanh International Airport to develop Long Thanh Multi-Commodities Logistics Center (LMLC) with a plan to house the proposed International Financial Center, an Urban Area and other hi-tech industrial operations. On June 4, 2021, we incorporated Asia Diamond Exchange, Inc., a Wyoming corporation, ID number 2021-001010234, as the holding company for the Asia Diamond Exchange to be established in Vietnam.

Empire Spirits, Inc. Empire Spirits, Inc. is to serve as the holding company for the acquisition of 70% ownership in Five-Grain Treasure Spirits Company, Ltd. (“Five Grain”), a baiju distiller in Jilin Province, China. Our company, through Empire Spirits, Inc., will provide additional required capital for Five-Grain to execute fully its business plan. The budget for this transaction will be $100 million, to be paid in three tranches. We are in the process of completing our due diligence with respect Five-Grain and expect to sign definitive acquisition agreement in the near future. We have signed a definitive agreement to acquire 70% ownership in Five Grain and plan to close this transaction as soon as practical. We expect to use part of the proceeds from this offering to pay for this acquisition.

Baijiu is a white spirit distilled from sorghum. It is similar to vodka, but with a fragrant aroma and taste. It is currently the most consumed spirit in the world. Mainly consumed in China, it is gaining popularity in the rest of the world.

Five-Grain specializes in the production and sales of spirits and the development of proprietary spirit production processes. It also possesses a patented technology to grow red sorghum for baiju manufacturing. The patented grain produces superior yield and quality. Five-Grain is a reputable bulk alcohol supplier to some of the largest spirits companies in the world.

PHILUX Global Funds, SCA, SICAV-RAIF. On June 11, 2020, we received the approval from the Luxembourg Commission de Surveillance du Secteur Financier (CSSF) and successfully established and activated PHILUX GLOBAL FUNDS SCA, SICAV-RAIF (the “Fund”), Registration No. B244952, a Luxembourg bank fund organized as a Reserved Alternative Investment Fund in accordance with the Luxembourg Law of July 23, 2016 relative to reserved alternative investment funds, Law of August 23, 2016 relative to commercial companies, and Modified Law of July 12, 2013, relative to alternative investment fund managers.

The following entities have been engaged to support the Fund’s operations: (a) Custodian Bank: Hauck & Aufhauser Privatbankiers AG, (b) Administrative Registrar & Transfer Agent: Hauck & Aufhauser Alternative Investment Services S.A., (c) Fund Manager: Hauck & Aufhauser Fund Services S.A., (d) Fund Attorneys: DLP Law Firm SARL and VCI Legal, (e) Investment Advisor: PHILUX Capital Advisors, Inc., (f) Fund Auditors: E&Y Luxembourg and E&Y Vietnam, (g) Fund Tax Advisor: ATOZ Tax Management, Luxembourg, (h) Fund Independent Asset Valuator: Cushman & Wakefield, Vietnam.

The Fund is an umbrella fund containing one or more sub-fund compartments intended to invest in real estate, infrastructure, renewable energy, agriculture, healthcare and especially the Multi-Commodities Center (MCC) in Vietnam which will include the Asia Diamond Exchange and potentially the proposed International Financial Center.

PHILUX Capital Advisors, Inc. PHILUX Capital Advisors, Inc. was originally incorporated under the name of “Providential Capital, Inc.” in 2004 as a Nevada corporation and wholly-owned subsidiary of our company to provide merger and acquisition advisory services, consulting services, project financing, and capital market services to clients in North America and Asia. In May 2010, Providential Capital, Inc. changed its name to PHI Capital Holdings, Inc. It was re-domiciled as a Wyoming corporation on September 20, 2017, and changed its name to “PHILUX Capital Advisors, Inc.” on June 3, 2020. This subsidiary has successfully managed merger plans for several privately held and publicly traded companies and continues to focus on serving the Pacific Rim markets in the foreseeable future. This subsidiary currently serves as the investment advisor to PHILUX Global Funds SCA, SICAV-RAIF and also arranges debt financing for its international clients.

CO2-1-0 (Carbon) Corp. In August 2021, our company signed a letter of intent with Indonesia-based CYFS Group, headed by Mr. Choky Fernando Simanjuntak, to sponsor and co-found CO2-1-0 (Carbon) Corp., to implement a new disruptive carbon mitigation initiative through environmentally sustainable projects starting in Indonesia, Vietnam, other ASEAN countries and worldwide. On September 21, 2021, CO2-1-0 (Carbon) Corp. was incorporated as a Wyoming corporation to manage this program. Our company will contribute a major portion of the development budget and will hold 50.1% shares of the company. There is no assurance that we will ever possess sufficient capital to apply to this subsidiary’s development budget.

According to the United Nation Framework Convention on Climate Change (UNFCCC), together with the Paris agreement and Kyoto protocol in 2016, where Indonesia has actively participated and agreed to maintain the earth temperature not to exceed by 1.5 degrees Celsius by 2030, greenhouse gases (GHG), mainly CO2, CH4, N2O, SF6, HFCs, PFCs, are the root cause of global climate change, each of which can be calculated as CER (CO2 Emission Reduction) equivalent. The target for Indonesia is 834 million tonnes annually of CER by 2030.

Currently, CER is being tediously registered, validated and certified centrally under UNFCCC methodology by a few independent institutions, mostly in the US and Europe, where the CER later can be traded (as carbon credits) voluntarily. For the past 5 years, the market for carbon credits is nearly zero, and due to complexity of the processes, many companies and stand-alone projects have less appetite to be engaged into the carbon credit opportunity. Many environmentally sustainable projects (renewable energy, waste, agriculture , forestry, etc.) have failed to get financial support, especially at the development stage, due to the above reasons, causing less economic value of the project or delays.

Though the carbon market remains dormant, CER value is estimated to rise to US$100/ton CER by 2030, while cryptocurrency is just starting and has attracted many millennials and gen-Z who are more aware to green environment and sustainability (recent survey result, Indonesian college students, 12-13 July 2021). It is believed that, from year 2022 onward, the world will witness the boom of renewable energy projects and other sustainability initiatives that are related to carbon credits, with an enormous market size of 23 Giga tones of CO2 emission to be reduced in 2030. The Taskforce on Scaling Voluntary Carbon Markets (TSVCM), sponsored by the Institute of International Finance (IIF) with knowledge support from McKinsey, estimates that demand for carbon credits could increase by a factor of 15 or more by 2030 and by a factor of up to 100 by 2050. Overall, the market for carbon credits could be worth upward of $50 billion in 2030. However, we can offer no assurance that this will be the case.

CO2-1-0 (Carbon) aims to provide a solution in disruptive decentralized new carbon market system using blockchain technology, which will be empowering environmentally sustainable projects (renewable energy, waste, agriculture, forestry, etc.) starting in Indonesia, Vietnam, other ASEAN countries and worldwide. It has a clear and systematic product development roadmap and the ultimate milestones of the products estimated to be launched in the near future. The solution, methodology and improved TACCC (transparent, accurate, consistent, complete and comparable) business process originally introduced by CO2-1-0 (Carbon) are intended to bring full impact to better environment and life of millions.

American Pacific Resources, Inc. American Pacific Resources, Inc. (“APR”) is a Wyoming corporation established in April 2016 to serve as a holding company for various natural resource projects. On September 2, 2017, APR entered into an Agreement of Purchase and Sale with Rush Gold Royalty, Inc. (“RGR”), a Wyoming corporation, to acquire a 51% ownership in twenty-one mining claims over an area of approximately 400 acres in Granite Mining District, Grant County, Oregon, U.S.A., in exchange for a total purchase price of twenty-five million U.S. Dollars ($US 25,000,000) to be paid in a combination of cash, convertible demand promissory note and our Class A Series II Convertible Cumulative Redeemable Preferred Stock. This transaction was closed effective October 3, 2017. Following the first amendment dated April 19, 2018, and the second amendment dated September 29, 2018, retroactively effective April 20, 2018, to the afore-mentioned Agreement of Purchase and Sale, our company paid ten million shares of our Class A Series II Convertible Cumulative Redeemable Preferred Stock, a convertible demand promissory note and cash totaling $25,000,000 to Rush Gold Royalty, Inc. As of June 30, 2020, we have recorded $462,000 paid for this transaction as expenses for research and development in connection with the Granite Mining Claims project. The value of these mining claims is expected to be adjusted later, after a new valuation of these mining assets is conducted by an independent third-party valuator.

Special Stock Dividend. On April 23, 2018, our Board of Directors passed a resolution to declare a twenty percent (20%) special stock dividend from our holdings of common stock in American Pacific Resources, Inc., a subsidiary of our company, to our shareholders, as follows: (a) Declaration date: April 23, 2018; (b) Record date: May 31, 2018; (c) Payment date: October 31, 2018; (d) Dividend ratio: All eligible shareholders of our common stock as of the Record date shall be entitled to receive two (2) shares of common stock of American Pacific Resources, Inc. for every ten (10) shares of our common stock held by such shareholders, as of the Record date. The payment date was rescheduled for March 29, 2019.

Most recently, on December 27, 2021, our Board of Directors adopted a resolution to further extend the Record Date to June 30, 2022, and state the provisions for the afore-mentioned stock dividend, as follows: (a) Eligible Shareholders: In order to be eligible for the above-mentioned special stock dividend, the minimum amount of our common stock each shareholder must hold as of June 30, 2022 (the “New Record Date”), is two thousand (2,000) shares; (b) Dividend Ratio: all eligible shareholders of our common stock as of the New Record Date will be entitled to receive one (1) share of common stock of American Pacific Resources, Inc. for every two thousand (2,000) shares of our common stock held by such shareholders as of the New Record Date; and (c) Payment Date: the Payment Date for the distribution of the special stock dividend to be ten (10) business days after a registration statement for said special stock dividend shares is declared effective by the SEC.

PHIVITAE Healthcare, Inc. PHIVITAE Healthcare, Inc., a Wyoming corporation, is a wholly-owned subsidiary of our company, established on July 07, 2017 under the name of “PHIVATAE Corporation, Inc.” with the intention to acquire a pharmaceutical and medical equipment distribution company in Romania and to manage distribution of medical equipment and pharmaceutical products to emerging markets. This subsidiary changed its name to PHIVITAE HEALTHCARE, INC. on March 17, 2020. On April 27, 2020, PHI Group, Inc. signed a business cooperation agreement with Natural Well Technical Ltd. (“NWTL”), Taiwanese company, to jointly cooperate in the research and development activities of pertinent technologies that have been initiated and continue to be carried out by NWTL and applying them to produce commercial products and services in the fields of healthcare, beauty supply, agriculture and industry, as the case may be, as well as any other business activities deemed mutually beneficial. PHIVITAE is also in the process of entering into a strategic alliance with a Vietnam-based medical supply company.

PHILUX Global Energy, Inc. On January 3, 2022, the Company incorporated “PHILUX Global Energy, Inc., a Wyoming corporation, as a wholly-owned subsidiary of the Company to serve as the holding company for the contemplated acquisition of 50.10% equity interests in Kota Energy Group, LLC and Kota Energy Construction, LLC, both of which are California limited liability companies engaged in solar the energy business.

Vinafilms International, Inc. On December 21, 2021, American Pacific Plastics, Inc., a Wyoming corporation and subsidiary of the Company, changed its name to Vinafilms International to engage in the production and distribution of plastic bags for the food and beverage industry.

Ownership Stakes in Other Companies

Myson Group, Inc. As of June 30, 2020, our company and one of our subsidiaries, PHI Capital Holdings, Inc., together owned 33,805,106 shares of common stock of Myson Group, Inc., a Nevada corporation currently traded on the OTC Markets under the symbol “MYSN.” We wrote off 32,900,106 shares of MYSN stock held in certificate form as worthless as of June 30, 2019, as Myson Group was not in good standing with the State of Nevada at that time. Subsequently, Myson Group filed a Certificate of Reinstatement with the Secretary of State of Nevada on June 4, 2021.

Sports Pouch Beverage Company, Inc. As of June 30, 2020, through PHILUX Capital Advisors, Inc., we owned 292,050,000 shares of Sports Pouch Beverage Company, Inc., a Nevada corporation traded on the OTC Markets under the symbol “SPBV”. On March 19, 2021, this company signed a Business Combination Agreement with Glink Apps International, Inc. and, effective October 16, 2021, the corporate name was changed to Glink Arts Global Group, Inc.

Intellectual Property

We regard our current and future trademarks, service marks and business know-how as having significant value. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws, as necessary.

Employees

Besides our current executive officers, we have six full-time and four part-time employees. Upon our obtaining adequate funding, we expect that we would hire additional employees. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed on a consulting basis.

MANAGEMENTS DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced Managements Discussion and Analysis of Financial Condition and Results of Operations disclosure.

●	Reduced disclosure about our executive compensation arrangements.

●	Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.

●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of these reduced reporting burdens herein, and the information that we provide may be different than what you might get from other public companies in which you hold stock.

Critical Accounting Policies

In General. Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (GAAP). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures, including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. Valuations based on estimates are reviewed by us for reasonableness and conservatism on a consistent basis throughout our company. Primary areas where our company’s financial information is subject to the use of estimates, assumptions and the application of judgment include acquisitions, valuation of long-lived and intangible assets, recoverability of deferred tax and the valuation of shares issued for services. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions.

Valuation of Long-Lived and Intangible Assets. The recoverability of long-lived assets requires considerable judgment and is evaluated on an annual basis or more frequently if events or circumstances indicate that the assets may be impaired. As it relates to definite life intangible assets, we apply the impairment rules as required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Assets to Be Disposed Of as amended by SFAS No. 144, which also requires significant judgment and assumptions related to the expected future cash flows attributable to the intangible asset. The impact of modifying any of these assumptions can have a significant impact on the estimate of fair value and, thus, the recoverability of the asset.

Income Taxes. We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities. We regularly review our deferred tax assets for recoverability and establish a valuation allowance based upon historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences. As of September 30, 2021, we estimated the allowance on net deferred tax assets to be one hundred percent of the net deferred tax assets.

Introduction

Our company is currently focused on PHILUX Global Funds, SCA, SICAV-RAIF by launching a number of sub-funds for investment in real estate, renewable energy, infrastructure, agriculture and healthcare and on developing and establishing the Asia Diamond Exchange in Vietnam. In addition, our wholly-owned subsidiary, PHILUX Capital Advisors, Inc. (formerly Capital Holdings, Inc.), continues to provide corporate and project finance services, including merger and acquisition advisory and consulting services for U.S. and international companies. No assurances can be made that we will be successful in achieving our objectives.

Business Strategy

Our overarching strategy to achieve growth in our operations is to:

1.	Identify, build, acquire, commit and deploy valuable resources with distinctive competitive advantages;

2.	Identify, evaluate, acquire, participate and compete in attractive businesses that have large, growing market potential; and

3.	Build an attractive investment that includes points of exit for investors through capital appreciation or spin-offs of business units.

Subsidiaries

Development of the Asia Diamond Exchange in Vietnam. Along with the establishment of PHILUX Global Funds, since March 2018, our company has worked closely with the Authority of Chu Lai Open Economic Zone and the Provincial Government of Quang Nam, Vietnam to develop the Asia Diamond Exchange. Quang Nam Provincial Government has agreed to allocate more than 200 hectares in the sanctioned Free-Trade Zone near Chu Lai Airport, Nui Thanh District, Quang Nam Province in Central Vietnam for us to set up a multi-commodities center which would include the Asia Diamond Exchange.

Recently, another opportunity has arisen with the start of construction of the new international airport in Long Thanh District, Dong Nai Province near Ho Chi Minh City in Southern Vietnam. In December 2020, the Vietnamese central government designated 1,200 hectares of land in Bau Can village, Long Thanh District, Dong Nai Province as a new industrial zone. We are in the process of applying for 600 hectares close to the Long Thanh International Airport to develop Long Thanh Multi-Commodities Logistics Center (LMLC) with a plan to house the proposed International Financial Center, an Urban Area and other hi-tech industrial operations. On June 4, 2021, we incorporated Asia Diamond Exchange, Inc., a Wyoming corporation, ID number 2021-001010234, as the holding company for the Asia Diamond Exchange to be established in Vietnam.

Empire Spirits, Inc. Empire Spirits, Inc. is to serve as the holding company for the acquisition of 70% ownership in Five-Grain Treasure Spirits Company, Ltd. (“Five Grain”), a baiju distiller in Jilin Province, China. Our company, through Empire Spirits, Inc., will provide additional required capital for Five-Grain to execute fully its business plan. The budget for this transaction will be $100 million, to be paid in three tranches. We have signed a definitive agreement to acquire 70% ownership in Five Grain and plan to close this transaction as soon as practical. We expect to use part of the proceeds from this offering to pay for this acquisition.

Baijiu is a white spirit distilled from sorghum. It is similar to vodka, but with a fragrant aroma and taste. It is currently the most consumed spirit in the world. Mainly consumed in China, it is gaining popularity in the rest of the world.

Five-Grain specializes in the production and sales of spirits and the development of proprietary spirit production processes. It also possesses a patented technology to grow red sorghum for baiju manufacturing. The patented grain produces superior yield and quality. Five-Grain is a reputable bulk alcohol supplier to some of the largest spirits companies in the world.

PHILUX Global Funds, SCA, SICAV-RAIF. On June 11, 2020, we received the approval from the Luxembourg Commission de Surveillance du Secteur Financier (CSSF) and successfully established and activated PHILUX GLOBAL FUNDS SCA, SICAV-RAIF (the “Fund”), Registration No. B244952, a Luxembourg bank fund organized as a Reserved Alternative Investment Fund in accordance with the Luxembourg Law of July 23, 2016 relative to reserved alternative investment funds, Law of August 23, 2016 relative to commercial companies, and Modified Law of July 12, 2013, relative to alternative investment fund managers.

The following entities have been engaged to support the Fund’s operations: (a) Custodian Bank: Hauck & Aufhauser Privatbankiers AG, (b) Administrative Registrar & Transfer Agent: Hauck & Aufhauser Alternative Investment Services S.A., (c) Fund Manager: Hauck & Aufhauser Fund Services S.A., (d) Fund Attorneys: DLP Law Firm SARL and VCI Legal, (e) Investment Advisor: PHILUX Capital Advisors, Inc., (f) Fund Auditors: E&Y Luxembourg and E&Y Vietnam, (g) Fund Tax Advisor: ATOZ Tax Management, Luxembourg, (h) Fund Independent Asset Valuator: Cushman & Wakefield, Vietnam.

The Fund is an umbrella fund containing one or more sub-fund compartments intended to invest in real estate, infrastructure, renewable energy, agriculture, healthcare and especially the Multi-Commodities Center (MCC) in Vietnam which will include the Asia Diamond Exchange and potentially the proposed International Financial Center.

PHILUX Capital Advisors, Inc. PHILUX Capital Advisors, Inc. was originally incorporated under the name of “Providential Capital, Inc.” in 2004 as a Nevada corporation and wholly-owned subsidiary of our company to provide merger and acquisition advisory services, consulting services, project financing, and capital market services to clients in North America and Asia. In May 2010, Providential Capital, Inc. changed its name to PHI Capital Holdings, Inc. It was re-domiciled as a Wyoming corporation on September 20, 2017, and changed its name to “PHILUX Capital Advisors, Inc.” on June 3, 2020. This subsidiary has successfully managed merger plans for several privately held and publicly traded companies and continues to focus on serving the Pacific Rim markets in the foreseeable future. This subsidiary currently serves as the investment advisor to PHILUX Global Funds SCA, SICAV-RAIF and also arranges debt financing for its international clients.

CO2-1-0 (Carbon) Corp. In August 2021, our company signed a letter of intent with Indonesia-based CYFS Group, headed by Mr. Choky Fernando Simanjuntak, to sponsor and co-found CO2-1-0 (Carbon) Corp., to implement a new disruptive carbon mitigation initiative through environmentally sustainable projects starting in Indonesia, Vietnam, other ASEAN countries and worldwide. On September 21, 2021, CO2-1-0 (Carbon) Corp. was incorporated as a Wyoming corporation to manage this program. Our company will contribute a major portion of the development budget and will hold 50.1% shares of the company. There is no assurance that we will ever possess sufficient capital to apply to this subsidiary’s development budget.

According to the United Nation Framework Convention on Climate Change (UNFCCC), together with the Paris agreement and Kyoto protocol in 2016, where Indonesia has actively participated and agreed to maintain the earth temperature not to exceed by 1.5 degrees Celsius by 2030, greenhouse gases (GHG), mainly CO2, CH4, N2O, SF6, HFCs, PFCs, are the root cause of global climate change, each of which can be calculated as CER (CO2 Emission Reduction) equivalent. The target for Indonesia is 834 million tonnes annually of CER by 2030.

Currently, CER is being tediously registered, validated and certified centrally under UNFCCC methodology by a few independent institutions, mostly in the US and Europe, where the CER later can be traded (as carbon credits) voluntarily. For the past 5 years, the market for carbon credits is nearly zero, and due to complexity of the processes, many companies and stand-alone projects have less appetite to be engaged into the carbon credit opportunity. Many environmentally sustainable projects (renewable energy, waste, agriculture , forestry, etc.) have failed to get financial support, especially at the development stage, due to the above reasons, causing less economic value of the project or delays.

Though the carbon market remains dormant, CER value is estimated to rise to US$100/ton CER by 2030, while cryptocurrency is just starting and has attracted many millennials and gen-Z who are more aware to green environment and sustainability (recent survey result, Indonesian college students, 12-13 July 2021). It is believed that, from year 2022 onward, the world will witness the boom of renewable energy projects and other sustainability initiatives that are related to carbon credits, with an enormous market size of 23 Giga tones of CO2 emission to be reduced in 2030. The Taskforce on Scaling Voluntary Carbon Markets (TSVCM), sponsored by the Institute of International Finance (IIF) with knowledge support from McKinsey, estimates that demand for carbon credits could increase by a factor of 15 or more by 2030 and by a factor of up to 100 by 2050. Overall, the market for carbon credits could be worth upward of $50 billion in 2030. However, we can offer no assurance that this will be the case.

CO2-1-0 (Carbon) aims to provide a solution in disruptive decentralized new carbon market system using blockchain technology, which will be empowering environmentally sustainable projects (renewable energy, waste, agriculture, forestry, etc.) starting in Indonesia, Vietnam, other ASEAN countries and worldwide. It has a clear and systematic product development roadmap and the ultimate milestones of the products estimated to be launched in the near future. The solution, methodology and improved TACCC (transparent, accurate, consistent, complete and comparable) business process originally introduced by CO2-1-0 (Carbon) are intended to bring full impact to better environment and life of millions.

American Pacific Resources, Inc. American Pacific Resources, Inc. (“APR”) is a Wyoming corporation established in April 2016 to serve as a holding company for various natural resource projects. On September 2, 2017, APR entered into an Agreement of Purchase and Sale with Rush Gold Royalty, Inc. (“RGR”), a Wyoming corporation, to acquire a 51% ownership in twenty-one mining claims over an area of approximately 400 acres in Granite Mining District, Grant County, Oregon, U.S.A., in exchange for a total purchase price of twenty-five million U.S. Dollars ($US 25,000,000) to be paid in a combination of cash, convertible demand promissory note and our Class A Series II Convertible Cumulative Redeemable Preferred Stock. This transaction was closed effective October 3, 2017. Following the first amendment dated April 19, 2018, and the second amendment dated September 29, 2018, retroactively effective April 20, 2018, to the afore-mentioned Agreement of Purchase and Sale, our company paid ten million shares of our Class A Series II Convertible Cumulative Redeemable Preferred Stock, a convertible demand promissory note and cash totaling $25,000,000 to Rush Gold Royalty, Inc. As of June 30, 2020, we have recorded $462,000 paid for this transaction as expenses for research and development in connection with the Granite Mining Claims project. The value of these mining claims is expected to be adjusted later, after a new valuation of these mining assets is conducted by an independent third-party valuator.

Special Stock Dividend. On April 23, 2018, our Board of Directors passed a resolution to declare a twenty percent (20%) special stock dividend from our holdings of common stock in American Pacific Resources, Inc., a subsidiary of our company, to our shareholders, as follows: (a) Declaration date: April 23, 2018; (b) Record date: May 31, 2018; (c) Payment date: October 31, 2018; (d) Dividend ratio: All eligible shareholders of our common stock as of the Record date shall be entitled to receive two (2) shares of common stock of American Pacific Resources, Inc. for every ten (10) shares of our common stock held by such shareholders, as of the Record date. The payment date was rescheduled for March 29, 2019.

Most recently, on December 27, 2021, our Board of Directors adopted a resolution to further extend the Record Date to June 30, 2022, and state the provisions for the afore-mentioned stock dividend, as follows: (a) Eligible Shareholders: In order to be eligible for the above-mentioned special stock dividend, the minimum amount of our common stock each shareholder must hold as of June 30, 2022 (the “New Record Date”), is two thousand (2,000) shares; (b) Dividend Ratio: all eligible shareholders of our common stock as of the New Record Date will be entitled to receive one (1) share of common stock of American Pacific Resources, Inc. for every two thousand (2,000) shares of our common stock held by such shareholders as of the New Record Date; and (c) Payment Date: the Payment Date for the distribution of the special stock dividend to be ten (10) business days after a registration statement for said special stock dividend shares is declared effective by the SEC.

PHIVITAE Healthcare, Inc. PHIVITAE Healthcare, Inc., a Wyoming corporation, is a wholly-owned subsidiary of our company, established on July 07, 2017 under the name of “PHIVATAE Corporation, Inc.” with the intention to acquire a pharmaceutical and medical equipment distribution company in Romania and to manage distribution of medical equipment and pharmaceutical products to emerging markets. This subsidiary changed its name to PHIVITAE HEALTHCARE, INC. on March 17, 2020. On April 27, 2020, PHI Group, Inc. signed a business cooperation agreement with Natural Well Technical Ltd. (“NWTL”), Taiwanese company, to jointly cooperate in the research and development activities of pertinent technologies that have been initiated and continue to be carried out by NWTL and applying them to produce commercial products and services in the fields of healthcare, beauty supply, agriculture and industry, as the case may be, as well as any other business activities deemed mutually beneficial. PHIVITAE is also in the process of entering into a strategic alliance with a Vietnam-based medical supply company.

PHILUX Global Energy, Inc. On January 3, 2022, the Company incorporated “PHILUX Global Energy, Inc., a Wyoming corporation, as a wholly-owned subsidiary of the Company to serve as the holding company for the contemplated acquisition of 50.10% equity interests in Kota Energy Group, LLC and Kota Energy Construction, LLC, both of which are California limited liability companies engaged in solar the energy business.

Vinafilms International, Inc. On December 21, 2021, American Pacific Plastics, Inc., a Wyoming corporation and subsidiary of the Company, changed its name to Vinafilms International to engage in the production and distribution of plastic bags for the food and beverage industry.

Ownership Stakes in Other Companies

Myson Group, Inc. As of June 30, 2020, our company and one of our subsidiaries, PHI Capital Holdings, Inc., together owned 33,805,106 shares of common stock of Myson Group, Inc., a Nevada corporation currently traded on the OTC Markets under the symbol “MYSN.” We wrote off 32,900,106 shares of MYSN stock held in certificate form as worthless as of June 30, 2019, as Myson Group was not in good standing with the State of Nevada at that time. Subsequently, Myson Group filed a Certificate of Reinstatement with the Secretary of State of Nevada on June 4, 2021.

Sports Pouch Beverage Company, Inc. As of June 30, 2020, through PHILUX Capital Advisors, Inc., we owned 292,050,000 shares of Sports Pouch Beverage Company, Inc., a Nevada corporation traded on the OTC Markets under the symbol “SPBV”. On March 19, 2021, this company signed a Business Combination Agreement with Glink Apps International, Inc. and, effective October 16, 2021, the corporate name was changed to Glink Arts Global Group, Inc.

Results of Operations

Three Months Ended September 30, 2021, compared to the Three Months Ended September 30, 2020.

Total Revenues. We are primarily focused on developing the Asia Diamond Exchange and launching PHILUX Global Funds and only generated $20,000 in revenues from consulting services for the three months ended September 30, 2021, as compared to $5,000 in revenues from consulting services for the three months ended September 30, 2020.

Total Operating Expenses. Our total operating expenses were $5,229,229 and $317,023 for the three months ended September 30, 2021 and 2020, respectively. The increase of $4,912,206 in total operating expenses between the two periods was mainly due to an increase of $4,950,065 in general and administrative expenses as a result of consulting services for the development of the ADE token in connection with the Asia Diamond Exchange.

Loss from Operations. We incurred a loss from operations for the three months ended September 30, 2021, of $5,960,170, as compared to our loss from operations of $336,264 for the three months ended September 30, 2020. The increase of $4,897,206 in the loss from operations between the two periods was mainly due to a decrease of $4,912,206 in general and administrative expenses as described above.

Other Income and Expenses. We incurred net other expenses of $750,941 for the three months ended September 30, 2021, as compared to net other expenses of $24,241 for the three months ended September 30, 2020. The increase in other expenses of $726,700 between the two periods was mainly due to a decrease of $947 in other income, an increase of $26,533 in interest expenses and an increase of $699,220 in other expense stemming primarily from loss on conversions of stock in the amount of $571,042, prepayment premium of $7,908, and origination costs of $118,245 associated with the new convertible notes for the three months ended September 30, 2021 and 2020, respectively.

Net Income (Loss). Our net loss for the three months ended September 30, 2021, was $5,960,170, as compared to a net loss of $336,264 for the three months ended September 30, 2020, which is equivalent to ($0.00) per share for the three months ended September 30, 2021 and 2020, respectively, based on the weighted average number of basic and diluted shares outstanding at the end of each period.

Years Ended June 30, 2021 and 2020.

Revenues. Our company earned $61,000 from consulting services for the fiscal year ended June 30, 2021, as compared to $12,531 earned from consulting services for the fiscal year ended June 30, 2020.

Operating Expenses. We incurred total operating expenses of $913,616 for the fiscal year ended June 30, 2021, as compared to $1,873,738 for the year ended June 30, 2020. The decrease of $960,122 includes a decrease of $91,308 in general and administrative expenses, a decrease of $816,314 in professional services and a decrease of $52,5000 in salaries and wages fees between the two fiscal periods. The decrease in professional services was due to a decrease in the expenses associated with setting up the Luxembourg bank funds during the fiscal year ended June 30, 2021.

Income (loss) from operations. We incurred a loss from operations of $852,616 for the fiscal year ended June 30, 2021, as compared to a loss from operations of $1,861,207 for the fiscal year ended June 30, 2020. This represents a decrease of $1,008,591 in loss from operations from the fiscal year ended June 30, 2021, to the fiscal year ended June 30, 2020. This was mainly due to a decrease of $91,308 in general and administrative expenses, a decrease of $816,314 in professional services, a decrease of $52,5000 in salaries and wages fees between the two fiscal periods as described above, plus an increase of $48,469 in revenues in the current period.

Other income (expense). We had net other expenses of $5,700,562 for the fiscal year ended June 30, 2021, as compared to net other income of $539,402 for the fiscal year ended June 30, 2020. The net variance of $6,239,964 between the two fiscal periods was primarily due to an increase of $69,638 in interest expenses, a decrease of $448,331 in other income and an increase in other expenses in the amount of $5,721,995. We recognized $302,420 as other income in connection with derecognition of liabilities associated with derivatives and accrued interest, a gain in settlement of debt in the amount of $87,228, a refund of $10,650 and total adjustments of $6,458 from the accounts of the Luxembourg bank funds, due to exchange rates during the fiscal year ended June 30, 2021, as compared to a total of 855,107 as other income from derivative gains during the fiscal year ended June 30, 2020. As for other expenses, we incurred $5,738,058 under this category during the fiscal year ended June 30, 2021, primarily due to loss on issuance of stock in the amount of $2,431,914, loss on conversion of notes in the amount of $2,558,325, loss on note discounts of $92,933, penalties of $174,987 and financing origination costs of $28,070, as compared to $16,063 in other expenses during the fiscal year ended June 30, 2021.

Net income (loss). We incurred a net loss of $6,553,178 for the fiscal ended June 30, 2021, as compared to a net loss of $1,321,805 for the fiscal year ended June 30, 2020, representing a variance of $5,231,373 in net loss between the two fiscal years. The net loss per share based on the basic and diluted weighted average number of common shares outstanding for both of the fiscal years ended June 30, 2021 and June 30, 2020, was $(0.00).

Cash Flows

Three Months Ended September 30, 2021, compared to the Three Months Ended September 30, 2020. Our company’s cash and cash equivalents balances were $108,388 and $299,735 as of March 31, 2021 and 2020, respectively.

Net cash used in our operating activities during the nine months ended March 31, 2021, was $1,174,247, as compared to net cash used in operating activities of $60,022 during the nine months ended March 31, 2020. This represents a variance of $1,114,225 in net cash used in operating activities between the two periods. The underlying reasons for the variance were primarily due to a decrease of $625,166 in loss from operations, provisions for development costs of the Asia Diamond Exchange in the amount of $265,373, a variance in other assets and prepaid expenses in the amount of $1,357,721, an increase in sub-fund obligations of $208,141, a reduction of accrued expenses in the amount of $114,973, an increase in advances from customers of $85,910 due to interest expenses, and net change in notes payable, derivatives and mark-to-market in the amount of $304,151 between the two periods.

There was no net cash provided by or used in investing activities during the nine months ended March 31, 2021 and 2020, respectively.

Cash provided by financing activities was $ 1,057,253 for the nine months ended March 31, 2021, as compared to cash provided by financing activities in the amount of $287,988 for the nine months ended March 31, 2020. The primary underlying reasons for an increase of $769,265 in cash provided by financing activities between the two corresponding periods were primarily due to an increase in common stock and paid-in capital in the amount $559,832, an increase of $98,941 from notes and loans, and a decrease in comprehensive loss of $110,552 between the two periods.

Year Ended June 30, 2021, compared to the Year Ended June 30, 2020. We had in cash and cash equivalents of $95,344 as of June 30, 2021, as compared to $225,381 in cash and cash equivalents as of June 30, 2020.

Net cash used in our operating activities was $79,446 for the fiscal year ended June 30, 2021, as compared to cash used in operating activities of $720,125 for the fiscal year ended June 30, 2020.

The underlying reasons for the variance in net cash provided by and used in operating activities between the two fiscal year periods were mainly due to an increase in net loss from operations of $5,231,373, a net increase of $6,507,913 due to conversion of notes, a net decrease in assets and prepaid expenses of $770,632 and a net decrease in accounts payable and accrued expenses of $39,617.

There was $441,995 in cash used in investing activities during the fiscal year ended June 30, 2021, as compared to no cash provided by or used in investing activities during the fiscal year ended June 30, 2020.

Net cash provided by financing activities was $391,404 for the fiscal year ended June 30, 2021, as compared with $873,827 for the fiscal year ended June 30, 2020. The net cash provided by financing activities for the fiscal year ended June 30, 2021, consist of $24,049 from loans from an officer, $254,825 from short-term notes and loans and $112,530 from issuance of common stock for cash.

Historical Financing Arrangements

Short Term Notes Payable and Issuance of Common Stock. In the course of our business, we have obtained short-term loans from individuals and institutional investors and from time to time raised money by issuing restricted common stock of our company. These notes bear interest rates ranging from 0% to 36% per annum.

Convertible Promissory Notes. As of December, 2021, we had outstanding a total of eight separate convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes.

Date of Note Issuance	Principal Amount at Issuance	Balance at 12/31/21	Accrued Interest at 12/31/21	Maturity Date	Conversion Terms	Name of Noteholder and Name of Person with Investment Control
7/22/21	$80,000	$80,000	$2,841	7/22/2022	61% of average of 2 lowest 10-day trading prices	Power Up Lending Group Ltd. (Curt Kramer)
8/10/2021	$53,750	$53,750	$1,685	8/10/2022	61% of average of 2 lowest 10-day trading prices	Power Up Lending Group Ltd. (Curt Kramer)
8/31/2021	$100,000	$100,000	$2,674	8/31/2022	Fixed at $.001 per share, with full reset	EMA Financial LLC (Felicia Preston)
9/1/2021	$43,750	$43,750	$1,160	9/1/2022	61% of average of 2 lowest 10-day trading prices	Power Up Lending Group Ltd. (Curt Kramer)
9/15/2021	$550,000	$550,000	$12,899	9/15/2022	Fixed at $0.0061 per share	Mast Hill Fund, L.P. (Patrick Hassani)
9/27/2021	$275,000	$275,000	$5,726	9/27/2022	Fixed at $0.0061 per share	FirstFire Global Opportunities Fund, LLC (Eli Fireman)
11/9/2021	$43,750	$43,750	$499	11/9/2022	61% of average of 2 lowest 10-day trading prices	Six Street Lending LLC (Curt Kramer)
11/25/2021	$288,000	$288,000	$2,272	11/25/2022	Fixed at $.0041 per share	Mast Hill Fund, L.P. (Patrick Hassani)

Plan of Operation

We believe that the proceeds of this offering will satisfy a portion of our cash requirements for at least the next twelve months.

In the next twelve months our company’s goals are to create a number of sub-funds under PHILUX Global Funds SCA, SICAV-RAIF for investment in real estate, renewable energy, agriculture, infrastructure, and healthcare, as well as develop the Asia Diamond Exchange in Vietnam. In addition, the Company will continue to carry out its merger and acquisition program by acquiring target companies for roll-up strategy and also invest in special situations. In particular, we intend to complete the acquisition of Five-Grain Treasure Spirits Co., Ltd., under Empire Spirits, Inc., and develop a private baiju brand to increase revenues. Moreover, we will continue to provide advisory and consulting services to international clients through oru wholly-owned subsidiary, PHILUX Capital Advisors, Inc. (formerly known as PHI Capital Holdings, Inc.).

Cash Requirements. We must obtain substantial amounts of capital in order to accomplish our plans for PHILUX Global Funds and for acquisitions. In addition to proceeds from this offering, we expect to use equity, debt and project financing to meet our capital needs for acquisitions and investments. There is, however, no assurance that we will be able to secure needed funding.

Equity Line Facility. On March 6, 2017, our company and Azure Capital (“Azure”) entered into an Investment Agreement and a Registration Rights Agreement. Pursuant to the Investment Agreement, Azure committed to purchase, subject to certain restrictions and conditions, up to $10,000,000 of our common stock, over a period of 36 months from the effective date of the registration statement registering the resale of shares purchased by Azure pursuant to the Investment Agreement..

We filed a Registration Statement on Form S-1 with the SEC to include shares of our common stock intended for issuance in connection with an investment agreement. This Registration Statement was declared effective by the SEC on January 11, 2018 (File No. 333-219769). We never accessed the equity line facility embodied in the investment agreement and, on January 14, 2022, we terminated this offering.

Off Balance Sheet Arrangements

As of September 30, 2021, and June 30, 2021, there were no off-balance sheet arrangements.

Contractual Obligations

To date, we have not entered into a long-term obligation.

Capital Expenditures

During the three months ended September 30, 2021, and the year ended June 30, 2021, we made no capital expenditures. Without obtaining additional capital, we will not be able to make any capital expenditures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of our company’s current directors and executive officers.

Name	Age	Position(s)
Henry D. Fahman Tina T. Phan Tam T. Bui Frank Hawkins	68 54 61 81	Chairman of the Board, President, Acting Chief Financial Officer Treasurer, Secretary Chief Operating Officer, Director Director

Our Directors serve until the earlier occurrence of the election of his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. Henry D. Fahman, our President, is the husband of Tina T. Phan, our Secretary and Treasurer. There exist no other family relationships between our officers and directors.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Henry D. Fahman has more than 30 years experience in general management, finance, investments and corporate strategy. He has been President and Chairman of the Board of our company since January 2000, and is currently Acting Financial Officer of our company. Mr. Fahman served as President and Chairman of the Board of Providential Securities, Inc. from its inception in October 1992 to October 2000. He holds a B.S., magna cum laude, in business administration from the University of California at Berkeley, with emphasis in finance and economic analysis and policy, and is a graduate of the Advanced Management Program (AMP166) from Harvard Business School. He has also attended other Executive Education programs at Harvard Business School and Stanford University, including Mergers and Acquisitions, Creating Competitive Advantage, and Advanced General Management. Previously, he served as a Resettlement Coordinator for the United Nations High Commissioner for Refugees. Mr. Fahman also serves as Chairman/Managing Director of PHILUX Capital Advisors, Inc., a wholly owned subsidiary of our company, Chairman of PHILUX Global Funds SCA, SICAV-RAIF, and interim Chief Executive Officer of American Laser Healthcare Corporation, a Delaware corporation.

Tam T. Bui is our current Chief Operating Officer and has been a Director of our company since April 2009 and served as a Chief Technology Officer from May 2002 to April 2009. Mr. Bui holds Bachelor and Master of Science degrees from the University of Minnesota and has attended continuing Education at the University of California, Los Angeles. He has over 25 years of experience with Northrop Grumman, Honeywell, Inc. and TRW in various capacities such Project Director, Project Manager, Department Manager, Program Manager and Implementation Manager. One of Mr. Bui’s major responsibilities has been the construction of dual Emergency Command Control Communication (ECCC) centers and implementation of the Los Angeles Police Department ECCC Systems. He has a broad knowledge and experience in the areas of information technology, intranet/internet technology, inventory management, material resource planning, enterprise resource planning, human resource management, investment management, real estate, and international business. Mr. Bui also serves as Vice-Chairman of PHILUX Capital Advisors, Inc., a wholly-owned subsidiary of our company, and a member of the Board of Directors of PHILUX Global Funds, a Luxembourg bank fund.

Frank Hawkins has been a Director of our company since April 2009 and Mr. Hawkins is a founder and CEO of Hawk Associates with 30 years of award-winning investor relations experience, Mr. Hawkins has earned the wide respect of Wall Street’s investment community for straight talk and integrity. He was formerly vice president/corporate relations and planning and head of the investor relations program at Knight-Ridder, Inc. in Miami. Mr. Hawkins started his career as an agent handler in clandestine collection operations for the Defense Intelligence Agency in Germany and went on to become a foreign and war correspondent, international businessman, senior corporate executive and president of the Access Asia Group in Hong Kong. He has lived in eight countries. He has been involved in stock listings in Tokyo and Frankfurt and company presentations in London, Zurich, Geneva and Singapore. Fluent in German, he is a graduate of Cornell University and author of “Ritter’s Gold,” an adventure novel published in several languages by the New American Library. He is a member of the Association of Former Intelligence Officers and the Audubon Society and is listed in Who’s Who in America and Who’s Who in the World. He serves on the board of the Florida Keys Electric Cooperative.

Tina T. Phan has been Secretary and Treasurer of our company since April 2009. She served as a Director of our company from January 2000 to April 10, 2009, and was Vice President of Operations of Providential Securities, Inc. from 1995 to 2000. Mrs. Phan holds a B.S. in management information system from California State University, Los Angeles. Currently, Mrs. Phan serves a member of the Board of Directors of PHI Luxembourg Development S.A., the mother holding company of PHILUX Global Funds.

Conflicts of Interest

Certain of the officers and directors of our company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between our company and our officers and directors. We will attempt to resolve such conflicts of interest in favor of our company. Our officers and directors are accountable to us and our shareholders as fiduciaries, which require that such officers and directors exercise good faith and integrity in handling our company’s affairs. A shareholder may be able to institute legal action on behalf of our company or on behalf of such shareholder and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole. During the year ended June 30, 2021, our Board of Directors did not hold a meeting in person, but had telephonic and Zoom conference calls on four occasions and took action by written consent via email in lieu of a meeting on eight occasions.

Independence of Board of Directors

None of our directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Secretary, Tina T. Phan, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We will attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Ms. Phan collects and evaluates shareholder communications, except those addressed directly to our directors and executive officers. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

In General

Currently, our management is unable to estimate accurately when, if ever, our company will possess sufficient capital, whether derived from sales revenues, this offering or otherwise, for the payment of salaries to our management.

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Henry D. Fahman Chairman, President, Acting Chief Financial Officer	2020 2019	150,000 150,000	—	—	—	—	—	—	150,000 150,000
Tam Bui Chief Operating Officer	2020 2019	37,500 —	—	—	—	—	—	—	37,500 —
Tina T. Phan Secretary, Treasurer	2020 2019	60,000 60,000	—	—	—	—	—	—	60,000 60,000

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Henry D. Fahman	4,770,000	—	—	0.24	9/23/2023	—	n/a	—	—
Tam Bui	875,000	—	—	0.24	9/23/2023	—	n/a	—	—
Frank Hawkins	875,000	—	—	0.24	9/23/2023	—	n/a	—	—

Employment Agreements

We entered into an employment agreement with Henry D. Fahman on April 15, 2009, to serve as our President and Chief Executive Officer. This employment agreement is automatically renewed after every third-year anniversary and may terminate either with a minimum of ninety-days’ advance notice by either party, or due to Mr. Fahman’s death, insanity, disability, for cause or any time by mutual agreement in writing. It is our intention to enter into employment agreements with other executive officers in the future.

Outstanding Equity Awards

Our Board of Directors has made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no employee incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us relating to the beneficial ownership of shares of our voting securities by: each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock; each director; each named executive officer; and all named executive officers and directors as a group. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Share Ownership Before This Offering			Share Ownership After This Offering			Effective Voting Power After This Offering
Name of Shareholder	Number of Shares Beneficially Owned		% Beneficially Owned(1)	Number of Shares Beneficially Owned		% Beneficially Owned (2)	Number of Shares Entitled to Vote	% of Total Shares Voting
Common Stock
Executive Officers and Directors
Henry D. Fahman(3) 15272 Flintridge Lane Huntington Beach, California 92647	375,000,000	(4)	1.30%	350,000,000	(4)	1.15%	See Note 5 and Note7

Tam Bui(6) 2563 West Rowland Avenue Anaheim, California 92804	956,881		*	956,881		*

Tina T. Phan(3) 15272 Flintridge Lane Huntington Beach, California 92647	51,887,055		*	51,887,055		*

Frank Hawkins 227 Atlantic Boulevard Key Largo, Florida 33037	200		*	200		*

Officers and directors, as a group (4 persons)	428,876,638		1.50%	428,876,638		1.32%

Class B Series I Preferred Stock(7)
Henry D. Fahman	155,000		25.83%	155,000		25.83%
Tam Bui	155,000		25.83%	155,000		25.83%
Tina T. Phan	135,000		22.51%	135,000		22.51%
Frank Hawkins	155,000		25.83%	155,000		25.83%
Officers and directors, as a group (4 persons)	600,000		100%	600,000		100%

*	Less than 1%.
(1)	Based on 28,774,284,378 issued shares, before this offering.
(2)	Based on 32,835,892,576 shares outstanding, assuming the sale of all Offered Shares, after this offering.
(3)	Henry D. Fahman and Tina T. Phan are husband and wife.
(4)	Certain of these shares have been pledged to secure certain obligations of our company. In this regard, please see “Certain Relationships and Related Transactions—Pledges as Security”.
(5)	100% of our Class B Series I Preferred Stock is owned by our officers and directors. Each share of Class B Series I Preferred Stock is entitled to notice of any shareholders’ meeting or action as to such matters on the same basis as the holders of our common stock, and the holders of our common stock and shares of Class B Series I Preferred Stock vote together or act together thereon, as if a single class on all such matters; provided, however, that in such voting or action, each one share of Class B Series I Preferred Stock shall be entitled to 100,000 votes. Due to the superior voting rights of our Class B Series I Preferred Stock (see Note 7), our officers and directors possess effective, though not absolute, control of the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.
(6)	Does not include 1,032,502 shares owned by Mr. Bui’s wife. Mr. Bui disclaims beneficial ownership of these shares, as he does not possess voting and investment power with respect to such shares.
(7)	The shares of Class B Series I shall have the same right to vote or act on all matters on which the holders of our common stock have the right to vote or act, and the holders of the shares of Class B Series I shall be entitled to notice of any shareholders meeting or action as to such matters on the same basis as the holders of our common stock, and the holders of our common stock and shares of Class B Series I shall vote together or act together thereon as if a single class on all such matters; provided, in such voting or action each one share of Class B Series I shall be entitled to 100,000 votes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

We entered into an employment agreement with Henry D. Fahman on April 15, 2009, to serve as our President and Chief Executive Officer. This employment agreement is automatically renewed after every third-year anniversary and may terminate either with a minimum of ninety-days’ advance notice by either party, or due to Mr. Fahman’s death, insanity, disability, for cause or any time by mutual agreement in writing. It is our intention to enter into employment agreements with other executive officers in the future.

Class B Series I Preferred Stock

We have issued the following amounts of Class B Series I Preferred Stock to our executive officers and members of our Board of Directors to afford them the ability to make time-sensitive decisions regarding special business opportunities and transactions that they deem to be in the best interest of our company and our shareholders. The shares of Class B Series I Preferred Stock have super-voting rights but are not convertible into shares of our common stock. (See “Description of Securities—Preferred Stock—Class B Series I Preferred Stock”).

Name	Date of Issuance	Number of Shares	Value of Issued Shares
Tam Bui	9/21/2018 3/28/2019 10/1/2019 12/23/2021	5,000 25,000 20,000 105,000	par value of $0.001 per share par value of $0.001 per share par value of $0.001 per share $0.00538 per share
Totals		155,000	$614.90
Henry D. Fahman	9/21/2018 3/28/2019 10/1/2019 12/23/2021	5,000 25,000 20,000 105,000	par value of $0.001 per share par value of $0.001 per share par value of $0.001 per share $0.00538 per share
Totals		155,000	$614.90
Frank Hawkins	9/21/2018 3/28/2019 10/1/2019 12/23/2021	5,000 25,000 20,000 105,000	par value of $0.001 per share par value of $0.001 per share par value of $0.001 per share $0.00538 per share
Totals		155,000	$614.90
Tina Phan	02/25/2019 3/28/2019 12/23/2021	5,000 25,000 105,000	par value of $0.001 per share par value of $0.001 per share $0.00538 per share
Totals		135,000	$594.90

Advances from Related Parties

Henry D. Fahman, Chairman and Chief Executive Officer of our company, and Tam Bui, a Director of our company, have from time to time made cash advances to us. The advances are unsecured, interest free and payable on demand. A September 30, 2021, we owed Mr. Fahman a total of $1,056,972 and Mr. Bui a total of $663,350. Funds received from Messrs. Fahman and Bui were used for operating expenses

Other Interests of Management

Certain of the officers and directors of our company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office or serve on a board of directors. As a result, certain conflicts of interest may arise between our company and its officers and directors. We will attempt to resolve such conflicts of interest in favor of our company. Our officers and directors are accountable to our company and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the affairs of our company. A shareholder may be able to institute legal action on behalf of our company or on behalf of such shareholder and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to our company.

PHILUX Capital Advisors, Inc.

Henry D. Fahman, our Chairman and Chief Executive Officer, also serves as Interim Chief Executive Officer of American Laser Healthcare Corp., a Delaware corporation and a client of PHILUX Capital Advisors, Inc.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the website is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

PHI Group, Inc.

Audited Financial Statements for the Years Ended June 30, 2021 and 2020

F-1

PHI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	June 30,
	2021	2021
		(AUDITED)
ASSETS
Current Assets
Cash and cash equivalents	$188,734	$95,344
Marketable securities	2,722,400	385,457
Total current assets	2,911,134	480,801
Other assets:
Investments	653,753	446,995
Total Assets	3,564,886	927,796

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	589,903	608,521
Sub-fund obligations	1,474,775	1,474,775
Accrued expenses	983,763	1,993,478
Short-term loans and notes payable	342,030	325,621
Convertible Promissory Notes	997,730	220,230
Due to officers	1,119,118	1,720,322
Advances from customers	572,237	582,237
Total Liabilities	6,079,556	6,925,185

Stockholders’ deficit:
Preferred Stock, $0.001 par value; 500,000,000 shares authorized. 180,000 shares of Class B Series I issued and outstanding as of 09/30/2021 and 06/30/2021 respectively. Par value:	180	180
Common stock, $0.001 par value; 40 billion shares authorized; 27,173,587,483 shares issued and outstanding on 09/30/2021; 40 billion shares authorized and 26,081,268,895 shares issued and outstanding on 6/30/2021, respectively. Par value:	27,173,587	26,081,269
APIC - Common Stock	27,122,802	21,123,349
Common Stock to be issued	30,000	15,000
Common Stock to be cancelled	(2,696,410)	(2,696,410)
Treasury stock: 484,767 shares as of 9/30/21 and 6/30/21, respectively - cost method.	(44,170)	(44,170)
Accumulated deficit	(56,523,700)	(50,563,530)
Total Acc. Other Comprehensive Income (Loss)	2,423,041	86,923
Total stockholders’ deficit	(2,514,670)	(5,997,389)
Total liabilities and stockholders’ deficit	$3,564,886	$927,796

The accompanying notes form an integral part of these audited consolidated financial statements

F-2

PHI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED

	SEP 30,
	2021	2020
Net revenues
Consulting, advisory and management services	$20,000	$5,000
Total revenues	20,000	5,000
Operating expenses:
Salaries and wages	90,000	52,500
Professional services, including non-cash compensation	132,583	207,942
General and administrative	5,006,646	56,581
Total operating expenses	5,229,229	317,023

Income (loss) from operations	(5,209,229)	(312,023)

Other income and expenses

Other income	223	1,170
Interest expense	(51,944)	(25,411)
Other expenses	(699,220)	-
Net other income (expenses)	(750,941)	(24,241)

Net income (loss)	$(5,960,170)	$(336,264)

Net loss per share:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding:
Basic	26,934,105,454	13,367,391,444
Diluted	26,934,105,454	13,367,391,444

The accompanying notes form an integral part of these audited consolidated financial statements

F-3

PHI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(UNAUDITED)

	SEPTEMBER 30,
	2021	2020
Cash flows from operating activities:
Net income (loss) from operations	$(5,960,170)	$(336,264)
Provisions for development costs of Asia Diamond Exchange	-	$(37,642)
Net change due to conversion of notes and salaries	5,478,306	-
Adjustments to reconcile net income to net cash used in operating activities:
(Increase) decrease in assets and prepaid expenses
Total (increase) decrease in assets and prepaid expenses	-	-
Increase (decrease) in accounts payable and accrued expenses
Accounts payable	(18,618)	22,382
Sub-fund obligations	-	156,366
Accrued expenses	103,750	55,492
Advances from customers	(10,000)	-
Total increase (decrease) in accounts payable and accrued expenses	75,132	234,241
Net cash provided by (used in) operating activities	(406,732)	(139,665)

Cash flows from investing activities:
Net cash provided by (used in) investing activities	(207,583)	-

Cash flows from financing activities:
Loans from Directors & Officers	(101,205)	-
Loans and Notes payable	793,909	55,415
Common Stock	15,000	10,419
Net cash provided by (used in) financing activities	707,705	65,834
Net decrease in cash and cash equivalents	93,390	(73,831)
Cash and cash equivalents, beginning of period	95,344	225,381
Cash and cash equivalents, end of period	$188,734	$151,549

The accompanying notes form an integral part of these audited consolidated financial statements

F-4

PHI GROUP, INC. AND SUBSIDIARIES

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED JUNE 30, 2021 (AUDITED)

AND THE QUARTER ENDED 9/30/2021 (UNAUDITED)

	Common Stock				Additional	Treasury Stock		Common	Other		Total
	Shares	Par Value Amount	Preferred Shares	Stock Amount	Paid-in Capital	Shares	Amount	Stock to be Cancelled	Comprehensive Gain (loss)	Accumulated Deficit	Shareholders’ Deficit
Balance at June 30, 2020	13,232,408,755	$13,232,409	10,180,000	$10,180	$23,922,943	(484,767)	$(44,767)	$(35,000)	$(135,301)	$(44,010,352)	$(7,059,790)
Common Shares issued for conversion of note during quarter ended September 30, 2020	239,611,455	$239,611			$(219,192)						$20,419
Common Shares issued for conversion of notes during quarter ended December 31, 2020	991,987,513	$991,988			$(829,718)						$162,270
Common Shares issued for conversion of notes during quarter ended March 31, 2021	8,781,230,346	$8,781,230			$(8,080,856)						$700,374
Common Shares issued for conversion of notes during quarter ended June 30, 2021	1,514,851,203	$1,514,851			$2,073,720						$3,457,779
Common Shares issued for cash during quarter ended June 30, 2021	867,049,520	$867,050			$1,647,395						$2,514,445
Common Shares issued for conversion of preferred stock in quarter ended June 30, 2021	213,651,293	$213,651	(10,000,000)	($10,000)	$174,126						$377,777
Common Shares issued for investment during quarter ended June 30, 2021	235,478,810	$235,479			$2,425,432						$2,660,911
Common Shares issued for note agreement during quarter ended June 30, 2021	5,000,000	$5,000			$9,500						$14,500
Net Income (Loss) for FY ended June 30, 2021											$(6,553,178)
Balance at June 30, 2021	26,081,268,895	$26,081,269	180,000	$180	$21,123,350	(484,767)	(44,170)	(35,500)	($266,890)	$(50,563,530)	$(5,997,389)
Common Shares cancelled during quarter ended September 30, 2021	(784,249)	$(784)			$(753)						$(1,537)
Common Shares issued for conversion of loans duirng quarter ended September 30, 2021	103,279,112	$103,279			$495,740						$599,019
Common Shares issued for accrued salaries during quarter ended September 30, 2021	222,823,725	$222,824			$1,362,666						$1,585,490
Common Shares issued for consulting service during quarter ended September 30, 2021	767,000,000	$767,000			$4,141,800						$4,908,800
Net Income (Loss) for the quarter ended September 30, 2021											$(5,960,170)
Balance as of September 30, 2021	27,173,587,483	$27,173,588	180,000	$180	$27,122,802	(484,767)	(44,170)	(35,500)	$2,423,041	$(56,523,700)	$(2,514,670)

The accompanying notes form an integral part of these consolidated financial statements

F-5

PHI GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

INTRODUCTION

PHI Group, Inc. (the “Company” or “PHI”) (www.phiglobal.com) is primarily engaged in mergers and acquisitions, running PHILUX Global Funds, SCA, SICAV-RAIF, a “Reserved Alternative Investment Fund” (“RAIF”) under the laws of Luxembourg, and establishing the Asia Diamond Exchange in Vietnam. Besides, the Company provides corporate finance services, including merger and acquisition advisory and consulting services for client companies through our wholly owned subsidiary PHILUX Capital Advisors, Inc. (formerly PHI Capital Holdings, Inc.) (www.philuxcap.com) and invests in selective industries and special situations aiming to potentially create significant long-term value for our shareholders. PHILUX Global Funds intends to include a number of sub-funds for investment in agriculture, renewable energy, real estate, infrastructure, and the Asia Diamond Exchange in Vietnam.

BACKGROUND

Originally incorporated on June 8, 1982 as JR Consulting, Inc., a Nevada corporation, the Company applied for a Certificate of Domestication and filed Articles of Domestication to become a Wyoming corporation on September 20, 2017. In the beginning, the Company was foremost engaged in mergers and acquisitions and had an operating subsidiary, Diva Entertainment, Inc., which operated two modeling agencies, one in New York and one in California. In January 2000, the Company changed its name to Providential Securities, Inc., a Nevada corporation, following a business combination with Providential Securities, Inc., a California-based financial services company. In February 2000, the Company then changed its name to Providential Holdings, Inc. In October 2000, Providential Securities withdrew its securities brokerage membership and ceased its financial services business. Subsequently, in April 2009, the Company changed its name to PHI Group, Inc. From October 2000 to October 2011, the Company and its subsidiaries were engaged in mergers and acquisitions advisory and consulting services, real estate and hospitality development, mining, oil and gas, telecommunications, technology, healthcare, private equity, and special situations. In October 2011, the Company discontinued the operations of Providential Vietnam Ltd., Philand Ranch Limited, a United Kingdom corporation (together with its subsidiaries Philand Ranch - Singapore, Philand Corporation - US, and Philand Vietnam Ltd. - Vietnam), PHI Gold Corporation (formerly PHI Mining Corporation, a Nevada corporation), and PHI Energy Corporation (a Nevada corporation), and mainly focused on acquisition and development opportunities in energy and natural resource businesses.

The Company is currently focused on PHILUX Global Funds, SCA, SICAV-RAIF by launching a number of sub-funds for investment in real estate, renewable energy, infrastructure, agriculture and healthcare and on developing and establishing the Asia Diamond Exchange in Vietnam. In addition, PHILUX Capital Advisors, Inc. (formerly Capital Holdings, Inc.), a wholly owned subsidiary of the Company, continues to provide corporate and project finance services, including merger and acquisition (M&A) advisory and consulting services for U.S. and international companies. Recently, the Company has signed a Memorandum of Agreement to acquire seventy percent ownership in Five-Grain Treasure Spirits Company, Ltd., a baiju distiller in Jilin Province, China. No assurances can be made that the Company will be successful in achieving its plans.

F-6

BUSINESS STRATEGY

PHI’s strategy is to:

1. Identify, build, acquire, commit and deploy valuable resources with distinctive competitive advantages;

2. Identify, evaluate, acquire, participate and compete in attractive businesses that have large, growing market potential;

3. Build an attractive investment that includes points of exit for investors through capital appreciation or spin-offs of business units.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of PHI Group, Inc. and its wholly owned subsidiaries:

(1) American Pacific Plastics, Inc., a Wyoming corporation (100%), (2) American Pacific Resources, Inc., a Wyoming corporation (100%), (3) PHILUX Capital Advisors, Inc., a Wyoming corporation (100%), (4) PHI Luxembourg Development S.A., a Luxembourg corporation (100%), (5) PHILUX Global Funds SCA, SICAV-RAIF, a Luxembourg Reserved Alternative Investment Fund (100%), (6) PHILUX Global General Partners SA, a Luxembourg corporation (100%), (7) PHI Luxembourg Holding SA, a Luxembourg corporation (100%), and (8) Asia Diamond Exchange, Inc., a Wyoming corporation (100%), collectively referred to as the “Company.” All significant inter-company transactions have been eliminated in consolidation.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These statements should be read in conjunction with the audited financial statements for the year ended June 30, 2021. In the opinion of management, all adjustments consisting of normal reoccurring accruals have been made to the financial statements. The results of operation for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2022.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-7

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

MARKETABLE SECURITIES

The Company’s securities are classified as available-for-sale and, as such, are carried at fair value. Securities classified as available-for-sale may be sold in response to changes in interest rates, liquidity needs, and for other purposes.

Typically, each investment in marketable securities represents less than twenty percent (20%) of the outstanding common stock and stock equivalents of the investee, and each security is quoted on either the OTC Markets or other public exchanges. As such, each investment is accounted for in accordance with the provisions of SFAS No. 115.

Unrealized holding gains and losses for available-for-sale securities are excluded from earnings and reported as a separate component of stockholder’s equity. Realized gains and losses for securities classified as available-for-sale are reported in earnings based upon the adjusted cost of the specific security sold. On September 30, 2021, the marketable securities were recorded at $2,722,400 based upon the fair value of the marketable securities at that time.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value - Definition and Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether or not the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

A fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs are to be used when available.

Valuation techniques that are consistent with the market or income approach are used to measure fair value. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2 - Valuations based on inputs other than quoted prices included in Level 1 that are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Fair value is a market-based measure, based on assumptions of prices and inputs considered from the perspective of a market participant that are current as of the measurement date, rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors, including; type of investment, whether the investment is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction.

F-8

To the extent that valuation is based upon models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for investments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy in which the fair value measurement falls in its entirety is determined based upon the lowest level input that is significant to the fair value measurement.

Fair Value - Valuation Techniques and Inputs

The Company holds and may invest public securities traded on public exchanges or over-the-counter (OTC), private securities, real estate, convertible securities, interest bearing securities and other types of securities and has adopted specific techniques for their respective valuations.

Equity Securities in Public Companies

Unrestricted

The Company values investments in securities that are freely tradable and listed on major securities exchanges at their last reported sales price as of the valuation date. To the extent these securities are actively traded and valuation adjustments are not applied, they are categorized in Level 1 of the fair value hierarchy.

Securities traded on inactive markets or valued by reference to similar instruments are generally categorized in Level 2 or 3 of the fair value hierarchy.

Restricted

Securities traded on public exchanges or over-the-counter (OTC) where there are formal restrictions that limit (i.e. Rule 144 holding periods and underwriter’s lock-ups) their sale shall be valued at the closing price on the date of valuation less applicable discounts. The Company may apply a discount to securities with Rule 144 restrictions. Additional discounts may be assessed if the Company believes there are other mitigating factors which warrant the additional discounting. When determining potential additional discounts, factors that will be taken into consideration include, but are not limited to; securities’ trading characteristics, volume, length and overall impact of the restriction as well as other macro-economic factors. Valuations should be discounted appropriately until the securities may be freely traded.

If it has been determined that the exchange or OTC listed price does not accurately reflect fair market value, the Company may elect to treat the security as a private company and apply an alternative valuation method.

Investments in restricted securities of public companies may be included in Level 2 of the fair value hierarchy. However, to the extent that significant inputs used to determine liquidity discounts are not observable, investments in restricted securities in public companies may be categorized in Level 3 of the fair value hierarchy.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, marketable securities, short-term notes payable, convertible notes, derivative liability and accounts payable.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is primarily attributed to the short maturities of these instruments.

Effective July 1, 2008, the Company adopted ASC 820 (previously SFAS 157), Fair Value Measurements and adopted this Statement for the assets and liabilities shown in the table below. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, establishes a fair value hierarchy based on the inputs used to measure fair value, and expands disclosures about the use of fair value measurements. The adoption of ASC 820 did not have a material impact on our fair value measurements. On September 30, 2021, the Company did not have any nonfinancial assets or nonfinancial liabilities that are recognized or disclosed at fair value. ASC 820 requires that financial assets and liabilities that are reported at fair value be categorized as one of the types of investments based upon the methodology mentioned in Level 1, Level 2 and Level 3 above for determining fair value.

F-9

Assets measured at fair value on a recurring basis are summarized below. The Company also has convertible notes and derivative liabilities as disclosed in this report that are measured at fair value on a regular basis until paid off or exercised.

Available-for-sale securities

The Company uses various approaches to measure fair value of available-for-sale securities, while applying the three-level valuation hierarchy for disclosures, specified in ASC 820. Our Level 1 securities were measured using the quoted prices in active markets for identical assets and liabilities.

The company’s policy regarding the transfers in and/or out of Level 3 depends on the trading activity of the security, the volatility of the security, and other observable units which clearly represents the fair value of the security. If a level 3 security can be measured using a more fairly represented fair value, we will transfer these securities either into Level 1 or Level 2, depending on the type of inputs.

ACCOUNTS RECEIVABLE

Management reviews the composition of accounts receivable and analyzes historical bad debts. As of September 30, 2021, the Company did not have any accounts receivable.

PROPERTIES AND EQUIPMENT

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the assets from three to five years. Expenditures for maintenance and repairs are charged to expense as incurred.

REVENUE RECOGNITION STANDARDS

ASC 606-10 provides the following overview of how revenue is recognized from an entity’s contracts with customers: An entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service).

The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer). For performance obligations satisfied over time, an entity recognizes revenue over time by selecting an appropriate method for measuring the entity’s progress toward complete satisfaction of that performance obligation. (Paragraphs 606-10 25-23 through 25-30).

F-10

In addition, ASC 606-10 contains guidance on the disclosures related to revenue, and notes the following:

It also includes a cohesive set of disclosure requirements that would result in an entity providing users of financial statements with comprehensive information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from the entity’s contracts with customers. Specifically, Section 606-10-50 requires an entity to provide information about:

- Revenue recognized from contracts with customers, including disaggregation of revenue into appropriate categories.

- Contract balances, including the opening and closing balances of receivables, contract assets, and contract liabilities.

- Performance obligations, including when the entity typically satisfies its performance obligations and the transaction prices is that is allocated to the remaining performance obligations in a contract.

- Significant judgments, and changes in judgments, made in applying the requirements to those contracts.

Additionally, Section 340-40-50 requires an entity to provide quantitative and/or qualitative information about assets recognized from the costs to obtain or fulfill a contract with a customer.

The Company’s revenue recognition policies are in compliance with ASC 606-10. The Company recognizes consulting and advisory fee revenues in accordance with the above-mentioned guidelines and expenses are recognized in the period in which the corresponding liability is incurred.

STOCK-BASED COMPENSATION

Effective July 1, 2006, the Company adopted ASC 718-10-25 (previously SFAS 123R) and accordingly has adopted the modified prospective application method. Under this method, ASC 718-10-25 is applied to new awards and to awards modified, repurchased, or cancelled after the effective date. Additionally, compensation cost for the portion of awards that are outstanding as of the date of adoption for which the requisite service has not been rendered (such as unvested options) is recognized over a period of time as the remaining requisite services are rendered.

RISKS AND UNCERTAINTIES

In the normal course of business, the Company is subject to certain risks and uncertainties. The Company provides its service and receives marketable securities upon execution of transactions. Consequently, the value of the securities received from customers can be affected by economic fluctuations and each customer’s business growth. The actual realized value of these securities could be significantly different than recorded value.

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06-Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)-Accounting For Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020. The Company intends to adopt ASU 2020-06 for the quarter beginning January 1, 2022.

F-11

Update No. 2018-13 – August 2018

Fair Value Measurement (Topic 820): Changes to the Disclosure Requirements for Fair Value Measurement

Modifications: The following disclosure requirements were modified in Topic 820:

1. In lieu of a roll-forward for Level 3 fair value measurements, a non-public entity is required to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and issues of Level 3 assets and liabilities.

2. For investments in certain entities that calculate net asset value, an entity is required to disclose the timing of liquidation of an investee’s assets and the date when restrictions from redemption might lapse only if the investee has communicated the timing to the entity or announced the timing publicly.

3. The amendments clarify that the measurement uncertainty disclosure is to communicate information about the uncertainty in measurement as of the reporting date.

Additions: The following disclosure requirements were added to Topic 820; however, the disclosures are not required for non-public entities:

1. The changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period.

2. The range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information (such as the median or arithmetic average) in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements.

The amendments in this Update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019.

Update No. 2018-07 – June 2018

Compensation – Stock Compensation (Topic 718)

Improvements to Nonemployee Share-Based Payment Accounting

Main Provisions: The amendments in this Update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers.

The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year.

Update No. 2017-13 - September 2017

Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606)

FASB Accounting Standards Updates No. 2014-09, Revenue from Contracts with Customers (Topic 606), issued in May 2014 and codified in ASC Topic 606, Revenue from Contracts with Customers, and No. 2016-02.

The transition provisions in ASC Topic 606 require that a public business entity and certain other specified entities adopt ASC Topic 606 for annual reporting 3 periods beginning after December 15, 2017, including interim reporting periods within that reporting period. FN2 All other entities are required to adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019.

F-12

Update No. 2016-10 - April 2016

Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing

The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps:

1. Identify the contract(s) with a customer.

2. Identify the performance obligations in the contract.

3. Determine the transaction price.

4. Allocate the transaction price to the performance obligations in the contract.

5. Recognize revenue when (or as) the entity satisfies a performance obligation.

The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas.

The Company has either evaluated or is currently evaluating the implications, if any, of each of these pronouncements and the possible impact they may have on the Company’s financial statements. In most cases, management has determined that the implementation of these pronouncements would not have a material impact on the financial statements taken as a whole.

NOTE 3 – MARKETABLE EQUITY SECURITIES AVAILABLE FOR SALE

The Company’s marketable securities are classified as available-for-sale and, as such, are carried at fair value. All of the securities are comprised of shares of common stock of the investee. Securities classified as available-for-sale may be sold in response to changes in interest rates, liquidity needs, and for other purposes. These marketable securities are quoted on the OTC Markets or other public exchanges and are accounted for in accordance with the provisions of SFAS No. 115.

Marketable securities held by the Company and classified as available for sale as of September 30, 2021 consisted of 905,000 shares of Myson Group, Inc. (formerly Vanguard Mining Corporation) 292,050,000 shares of Sports Pouch Beverage Co., both of which are publicly-traded companies quoted on the OTC Markets (Trading symbols “MYSN” and “SPBV,” respectively). The fair value of the shares recorded as of September 30, 2021 was $2,722,400.

Securities available for sale	Level 1	Level 2	Level 3	Total
September 30, 2021	None	$6,335	$2,716,065	$2,722,400
June 30, 2021	None	$5,792	$379,665	$385,457

NOTE 4 – PROPERTIES AND EQUIPMENT

The Company did not have any properties or equipment as of September 30, 2021.

F-13

NOTE 5 – OTHER ASSETS

Other Assets comprise of the following as of September 30, 2021 and June 30, 2021

	September 30, 21	June 30, 2021
Investment in Asia Diamond Exchange, Inc.	$614,010	$406,427
Investment in PHILUX Global Funds, SCA, SICAV-RAIF	$34,743	$35,568
Investment in AQuarius Power, Inc.	$5,000	$5,000
Total Other Assets	$653,753	$446,995

Other Assets as of September 30, 2021 consist of a $5,000 investment in AQuarius Power, Inc., a Texas renewable energy technology company, $614,010 in common stock of Asia Diamond Exchange, Inc. and $34,743 in PHILUX Global Funds.

During the quarter ended September 30, 2021, the Company received 207,582,770 shares of Common Stock of Asia Diamond Exchange, Inc., par value of $0.001, for $207,572.77 paid by PHI Group, Inc. up to June 30, 2021 for the development costs of the Asia Diamond Exchange project.

For the investment in PHILUX Global Funds, as of September 30, 2021, PHI Luxembourg Development SA, a Luxembourg corporation and wholly-owned subsidiary of PHI Group, Inc. held twenty-eight ordinary shares of PHILUX Global Funds valued at EUR 28,000, PHI Luxembourg Holding SA, a Luxembourg corporation 100% owned by PHI Group, Inc. as the ultimate beneficiary owner (UBO), held one participating share of PHILUX Global Funds valued at EUR 1,000, and PHILUX Global General Partner SA, a Luxembourg corporation 100% owned by PHI Group, Inc. as the ultimate beneficiary owner (UBO), held one management share of PHILUX Global Funds valued at EUR 1,000. The total holdings in PHILUX Global Funds were equivalent to $34,743 as of September 30, 2021 based on the prevalent exchange rate at that time.

NOTE 6 – CURRENT LIABILITIES

Current Liabilities of the Company consist of the followings as of September 30, 2021 and June 30, 2021.

	Sep 30, 2021	Jun 30, 2021
Current Liabilities
Accounts payable	589,903	608,521
Sub-fund obligations	1,474,775	1,474,775
Accrued expenses	983,763	1,993,478
Short-term notes and loans payable	342,030	325,621
Convertible Promissory Notes	997,730	220,230
Due to officers	1,119,118	1,720,322
Advances from customers	572,237	582,237
Total Current Liabilities	$6,079,556	$6,925,185

ACCRUED EXPENSES: Accrued expenses as of September 30, 2021 totaling $983,763 consist of $741,683 in accrued salaries and payroll liabilities and $242,079 in accrued interest from short-term notes and convertible notes.

NOTES PAYABLE: As of September 30, 2021, Notes Payable consist of $289,280 in short-term notes payable, $43,750 in PPP loan and $997,730 in convertible promissory notes.

ADVANCES FROM CUSTOMERS:

As of September 30, 2021, the Company recorded $572,237 as Advances from Customers for consulting fees previously received from a client plus mutually agreed accrued interest. The Company was not able to complete the consulting services due to the client’s inability to provide GAAP-compliant audited financial statements in order to file a registration statement with the Securities and Exchange Commission.

SUB-FUND OBILGATIONS: The Company has recorded a total of $1,474,775 from three partners towards the expenses and capitalization for setting up sub-funds under the master PHILUX Global Funds. These amounts are currently booked as liabilities until these sub-funds are set up and activated, at which time the sub-fund participants will receive their respective percentages of the general partners’ portion of ownership in the relevant sub-funds based on their actual total contributions.

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NOTE 7 – DUE TO OFFICERS

Due to officer, represents loans and advances made by officers and directors of the Company and its subsidiaries, unsecured and due on demand. As of September 30, 2021 and June 30, 2021, the balances were $1,119,118 and $1,720,322, respectively.

Officers/Directors	Sep 30, 2021	Jun 30, 2021
Henry Fahman	455,768	$1,056,972
Tam Bui	663,350	$663,350
Total	$1,119,118	$1,720,322

NOTE 8 – LOANS AND PROMISSORY NOTES

A.	SHORT TERM NOTES PAYABLE:

In the course of its business, the Company has obtained short-term loans from individuals and institutional investors.

As of September 30, 2021, the Company had a total of $342,030 in short-term notes payable with $242,079 in accrued and unpaid interest. These notes bear interest rates ranging from 0% to 36% per annum.

B.	CONVERTIBLE PROMISSORY NOTES OUTSTANDING AS OF SEPTEMBER 30, 2021

As of September 30, 2021, the Company had a net balance of $997,730 in convertible promissory notes.

NOTE 9 – PAYROLL TAX LIABILITIES

As of September 30, 2021, payroll tax liabilities were $5,747.

NOTE 10 – BASIC AND DILUTED NET PROFIT (LOSS) PER SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings per Share”. Under the provision of SFAS No. 128, basic net loss per share is computed by dividing the net loss for the period by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock outstanding for the period and common stock equivalents outstanding at the end of the period. Basic and diluted weighted average numbers of shares for the period ended September 30, 2021 were the same since the inclusion of Common stock equivalents is anti-dilutive.

NOTE 11 - DOMESTICATION IN THE STATE OF WYOMING

On September 20, 2017, the Company applied for a Certificate of Domestication and filed Articles of Domestication with the office of the Secretary of State of Wyoming to re-domicile the Company’s jurisdiction to the State of Wyoming.

On September 20, 2017, the Company filed Articles of Amendment with the Wyoming Secretary of State to amend the authorized capital of the Company as follows:

“The total number of shares into which the authorized capital stock of the corporation is divided is one billion shares, consisting of: nine hundred million shares of voting Common Stock with a par value of $0.001 per share; fifty million shares of non-voting Class A Series I Preferred Stock with a par value of $5.00 per share; twenty-five million shares of non-voting Class A Series II Preferred Stock with a par value of $5.00 per share; twenty million shares of non-voting Class A Series III Preferred Stock with a par value of $5.00 per share and five million shares of voting Class A Series IV Preferred Stock with a par value of $5.00 per share. The relative rights, preferences, limitations and restrictions associated with the afore-mentioned shares of Class A Preferred Stock will be determined by the Board of Directors of the corporation.”

On June 25, 2020, the Company filed Articles of Amendment with the Wyoming Secretary of State to amend Article 10 of the Articles of Domestication to authorize Forty Billion (40,000,000,000) shares of Common Stock with a par value of $0.001 per share and Five Hundred Million (500,000,000) shares of Preferred Stock with a par value of $0.001 per share and to designate Classes A and B and the Series of those classes of Preferred Stock as following:

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I. CLASS A PREFERRED STOCK

A. DESIGNATIONS, AMOUNTS AND DIVIDENDS

1. Class A Series I Cumulative Convertible Redeemable Preferred Stock

a. Designation: Fifty million (50,000,000) shares of the authorized 500,000,000 shares of Preferred Stock, with a par value of $0.001 per share, are designated as Class A Series I Cumulative Convertible Redeemable Preferred Stock

b. Number of Shares: The number of shares of Class A Series I Preferred Stock authorized shall be fifty million (50,000,000) shares.

c. Dividends: Each holder of Class A Series I Preferred Stock is entitled to receive ten percent (10%) non-compounding cumulative dividends per annum, payable semi-annually.

2. Class A Series II Cumulative Convertible Redeemable Preferred Stock

a. Designation. Two hundred million (200,000,000) shares of the authorized 500,000,000 shares of Preferred Stock, with a par value of $0.001 per share, are designated Class A Series II Cumulative Convertible Redeemable Preferred Stock (the “Class A Series II Preferred Stock”).

b. Number of Shares. The number of shares of Class A Series II Preferred Stock authorized shall be two hundred million (200,000,000) shares.

c. Dividends: Each holder of Class A Series II Preferred Stock is entitled to receive eight percent (8%) cumulative dividends per annum, payable semi-annually.

3. Class A Series III Cumulative Convertible Redeemable Preferred Stock

a. Designation. Fifty million (50,000,000) shares of the authorized 500,000,000 shares of Preferred Stock, with a par value of $0.001 per share, are designated as Class A Series III Cumulative Convertible Redeemable Preferred Stock (the “Class A Series III Preferred Stock”).

b. Number of Shares. The number of shares of Class A Series III Preferred Stock authorized shall be fifty million (50,000,000) shares.

c. Dividends: Each holder of Class A Series III Preferred Stock is entitled to receive eight percent (8%) cumulative dividends per annum, payable semi-annually.

4. Class A Series IV Cumulative Convertible Redeemable Preferred Stock

a. Designation. One hundred ninety-nine million (199,000,000) shares of the authorized 500,000,000 shares of Preferred Stock, with a par value of $0.001 per share, are designated as Class A Series IV Cumulative Convertible Redeemable Preferred Stock (the “Class A Series IV Preferred Stock”).

b. Number of Shares. The number of shares of Class A Series III Preferred Stock authorized shall be one hundred ninety-nine million (199,000,000) shares.

c. Dividends: To be determined by the Corporation’s Board of Directors.

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B. CONVERSION

1. Conversion of Series I, Series II and/or Series IV Class A Preferred Stock into Common Stock of PHI Group, Inc.

Each share of the Class A Preferred Stock, either Series I, Series II or Series IV shall be convertible into the Company’s Common Stock any time after two years from the date of issuance at a Variable Conversion Price (as defined herein) of the Common Stock. The “Variable Conversion Price” shall mean 75% multiplied by the Market Price (as defined herein) (representing a discount rate of 25%). “Market Price” means the average Trading Price for the Company’s Common Stock during the ten (10) trading-day period ending one trading day prior to the date the Conversion Notice is sent by the Holder of the Class A Preferred Stock to the Company via facsimile or email (the “Conversion Date”). “Trading Price” means, for any security as of any date, the closing price on the OTC Markets, OTCQB, NASDAQ Stock Markets, or applicable trading market as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to the Company and Holder of the Class A Preferred Stock.

2. Conversion of Series I, Series II and/or Series IV Class A Preferred Stock into Common Stock of a subsidiary of PHI Group, Inc.’s.

Alternatively, each share of the Class A Preferred Stock, either Series I, Series II and/or Series IV may be convertible into Common Stock of a subsidiary of PHI Group, Inc.’s, to be determined by the Company’s Board of Directors, any time after such subsidiary has become a fully-reporting publicly traded company for at least three months, at a Variable Conversion Price (as defined herein). The Variable Conversion Price to be used in connection with the conversion into Common Stock of a subsidiary of PHI Group, Inc.’s shall mean 50% multiplied by the Market Price (as defined herein), representing a discount rate of 50%, of that Common Stock. “Market Price” means the average Trading Price for the Common Stock of said subsidiary of PHI Group, Inc.’s during the ten (10) trading-day period ending one trading day prior to the date the Conversion Notice is sent by the Holder of the Preferred Stock to the Company via facsimile or email (the “Conversion Date”). “Trading Price” means, for any security as of any date, the closing price on the OTC Markets, OTCQB, NASDAQ Stock Markets, NYSE or applicable trading market as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to the Company, said subsidiary and Holder of the Class A Preferred Stock.”

3. Conversion of Class A Series III Preferred Stock of PHI Group, Inc. into Common Stock of American Pacific Plastics, Inc., a subsidiary of PHI Group, Inc.’s.

The entire Class A Series III Preferred Stock of PHI Group, Inc. (i.e. fifty million (50,000,000) shares) may be convertible into eighty percent (80%) American Pacific Plastics, Inc.’s Common Stock which will have been issued and outstanding immediately after such conversion or exchange on a pro rata basis.

4. Conversion Shares.

The amount of shares of Common Stock of PHI Group, Inc., or alternatively, of a subsidiary of PHI Group, Inc.’s, to be received by Holder at the time of conversion of Class A Series I or Series II Preferred Stock of PHI Group, Inc. will be based on the following formula:

		Where	CS:	Common Shares of PHI Group, Inc.,
Amount of CS =	OIP + AUD			or alternatively, of a subsidiary of PHI Group, Inc.’s.

	VCP		OIP:	Original Issue Price of Class A Series I or Series II Preferred Stock of PHI Group, Inc.
			AUD:	Accrued and Unpaid Dividends.
			VCP:	Variable Conversion Price of PHI Common Stock or of a subsidiary of PHI Group, Inc.’s as defined above.

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C. REDEMPTION RIGHTS

The Corporation, after a period of two years from the date of issuance, may at any time or from time to time redeem the Class A Preferred Stock, either Series I, Series II, Series III or Series IV in whole or in part, at the option of the Company’s Board of Directors, at a price equal to one hundred twenty percent (120%) of the original purchase price of the Class A Preferred Stock or of a unit consisting of any shares of Class A Preferred Stock and any warrants attached thereto, plus, in each case, accumulated and unpaid dividends to the date fixed for redemption.

D. LIQUIDATION

Upon the occurrence of a Liquidation Event (as defined below), the holders of Class A Preferred Stock are entitled to receive net assets on a pro rata basis. As used herein, “Liquidation Event” means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation, (ii) the purchase or redemption by the Corporation of shares of any class of stock or the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the holders of the Class A Preferred Stock receive securities of the surviving corporation having substantially similar rights as the Class A Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor corporation immediately thereafter (the “Permitted Merger”), unless the holders of the shares of Class A Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Corporation’s assets, unless the holders of Class A Preferred Stock elect otherwise.

E. RANK

All shares of the Class A Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Class A Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Class A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

F. VOTING RIGHTS

1. Class A Series I, II, III and IV Preferred Stock of PHI Group, Inc. shall have no voting rights.

G. PROTECTION PROVISIONS

So long as any shares of Class A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the majority written consent of the holders of Class A Preferred Stock, alter or change the rights, preferences or privileges of the Class A Preferred Stock so as to affect adversely the holders of Class A Preferred Stock.

H. MISCELLANEOUS

1. Status of Redeemed Stock: In case any shares of Class A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Class A Preferred Stock.

2. Lost or Stolen Certificates: Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificates if the holder of Class A Preferred Stock contemporaneously requests the Corporation to convert such holder’s Class A Preferred Stock into Common Stock.

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3. Waiver: Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Class A Preferred granted hereunder may be waived as to all shares of Class A Preferred Stock (and the holders thereof) upon the majority written consent of the holders of the Class A Preferred Stock.

4. Notices: Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Section.

If to the Corporation:

PHI GROUP, INC.

30 N Gould Street, Suite R

Sheridan, WY 82801

Facsimile: 702-472-8556

Email: info@phiglobal.com

If to the holders of Class Preferred Stock, to the address to be listed in the Corporation’s books and Records.

II. CLASS B PREFERRED STOCK

1. Class B Series I Preferred Stock

a. Designation: One million (1,000,000) shares of the authorized 500,000,000 shares of Preferred Stock, with a par value of $0.001 per share, are designated as Class B Series I Preferred Stock.

b. Number of Shares: The number of shares of Class B Series I Preferred Stock authorized will be one million (1,000,000) shares.

c. Dividend: None

d. Voting rights: Except as provided by law, the shares of Class B Series I Preferred Stock shall have the same right to vote or act on all matters on which the holders of Common Stock have the right to vote or act and the holders of the shares of Class B Series I shall be entitled to notice of any stockholders’ meeting or action as to such matters on the same basis as the holders of Common Stock, and the holders of Common Stock and shares of Class B Series I shall vote together or act together thereon as if a single class on all such matters; provided, in such voting or action each one share of Class B Series I shall be entitled to one hundred thousand (100,000) votes.

NOTE 12 – STOCKHOLDER’S EQUITY

As of September 30, 2021, the total number of authorized capital stock of the Company consisted of 40 billion shares of voting Common Stock with a par value of $0.001 per share and 500,000,000 shares of Preferred Stock with a par value of $0.001 per share. The rights and terms associated with the Preferred Stock will be determined by the Board of Directors of the Company.

TREASURY STOCK

The balance of treasury stock as of September 30, 2021 was 484,767 shares valued at $44,170 according to cost method.

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COMMON STOCK

During the quarter ended September 30, 2021, the Company issued a total of 1,093,102,837 shares any of its Common Stock for consulting service, accrued salaries, and loan conversion and cancelled 784,249 shares of its Common Stock that were issued in error in connection with a conversion of promissory notes by a noteholder.

As of September 30, 2021, there were 27,173,587,483 shares of the Company’s common stock issued and outstanding.

PREFERRED STOCK

CLASS B SERIES I PREFERRED STOCK

As of September 30, 2021, the following amounts of Preferred Stock were issued and outstanding:

Class B Series I Preferred Stock: 180,000 shares.

NOTE 13 – STOCK-BASED COMPENSATION PLAN

1. On February March 18, 2015, the Company adopted an Employee Benefit Plan to set aside 1,000,000 shares of common stock for eligible employees and independent contractors of the Company and its subsidiaries. As of September 30, 2021 the Company has not issued any stock in lieu of cash under this plan.

2. On September 23, 2016, the Company issued incentive stock options and nonqualified stock options to certain key employee(s) (Henry Fahman – CEO/CFO) and directors (Tam Bui, Henry Fahman, and Frank Hawkins constitute the Board of Directors) as deferred compensation. The options allow the holders to acquire the Company’s Common Stock at the fair exercise price of the Company’s Common Stock on the grant date of each option at $0.24 per share, based on the 10-days’ volume-weighted average price prior to the grant date. The number of options is equal to a total of 6,520,000. The options terminate seven years from the date of grant and become vested and exercisable after one year from the grant date. The following assumptions were used in the Monte Carlo analysis by Doty Scott Enterprises, Inc., an independent valuation firm, to determine the fair value of the stock options:

Risk-free interest rate	1.18%
Expected life	7 years
Expected volatility	239.3%
Vesting is based on a one-year cliff from grant date.

Annual attrition rates were used in the valuation since ongoing employment was condition for vesting the options.

The fair value of the Company’s Stock Options as of issuance valuation date is as follows:

Holder	Issue Date	Maturity Date	Stock Options	Exercise Price	Fair Value at Issuance

Tam Bui	9/23/2016	9/23/2023	875,000	Fixed price: $0.24	$219,464
Frank Hawkins	9/23/2016	9/23/2023	875,000	Fixed price: $0.24	$219,464
Henry Fahman	9/23/2016	9/23/2023	4,770,000	Fixed price: $0.24	$1,187,984

3. On September 9, 2021, the Company adopted the PHI Group 2021 Employee Benefit Plan and set aside 2,600,000,000 shares of its common stock to provide a means of non-cash remuneration to selected eligible employees and independent contractors (“Eligible Participants”) of the Company and its subsidiaries. On September 17, 2021, the Company filed Form S-8 Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission to register these shares for the above-mentioned plan. As of September 30, 2021 the Company has issued 767,000,000 shares for consulting service under the PHI Group 2021 Employee Benefit Plan.

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NOTE 14 – RELATED PARTY TRANSACTIONS

The Company recognized a total of $90,000 in salaries for the President, the Chief Operating Officer and the Secretary & Treasurer of the Company during the quarter ended September 30, 2021.

Henry Fahman, Chairman and Chief Executive Officer, and Tam Bui, a member of the Board of Directors and Chief Operating Officer, of the Company from time to time lend money to the Company. These loans are without interest and payable upon demand.

As of September 30, 2021, the Company still owed the following amounts to Related Parties:

No.	Name:	Title:	Amount:	Description:

1)	Tam Bui	Director/COO	$75,000	Accrued salaries
			$663,350	Loans

2)	Henry Fahman	Chairman/CEO	$279,250	Accrued salaries
			$455,768	Loans

3)	Tina Phan	Secretary/Treasurer	$259,186	Accrued salaries

NOTE 15 – CONTRACTS AND COMMITMENTS

1. ACQUISITION OF 51% EQUITY INTEREST IN VINAFILMS JOINT STOCK COMPANY

On August 06, 2018, signed a Business Cooperation Agreement with Vinafilms JSC (Công ty Cổ phần Màng Bao Bì Tân Vinh Nam Phát), a Vietnamese joint stock company, with principal business address at Lot G9, Road No. 9, Tan Do Industrial Zone, Duc Hoa Ha Village, Duc Hoa District, Long An Province, Vietnam, hereinafter referred to as “VNF” and its majority shareholder, to exchange fifty-one percent ownership in VNF for Preferred Stock of PHI. According to the Agreement, PHI will be responsible for filing a S-1 Registration Statement with the Securities and Exchange Commission for American Pacific Plastics, Inc., a subsidiary of PHI that holds the 51% equity ownership in VNF, to become a fully-reporting public company in the U.S. Stock Market.

On September 20, 2018, a Stock Swap Agreement was signed by and between Ms. Do Thi Nghieu, the majority shareholder holding 76% of ownership in VNF, and PHI to exchange 3,060,000 shares of ordinary stock of VNF owned by Ms. Do Thi Nghieu for 50 million shares of Class A Series III Cumulative, Convertible, Redeemable Preferred Stock of PHI. Though this transaction was technically closed on September 28, 2018, the Company did not recognize the operations of Vinafilms JSC in its consolidated financial statements as of September 30, 2021. However, it intends to combine Vinafilms’ operating results when GAAP audits of Vinafilms JSC financial statements are conducted and completed by a PCAOB-registered auditing firm.

2. AGREEMENT WITH TECCO GROUP FOR PARTICIPATION IN PHILUX INFRASTRUCTURE FUND COMPARTMENT OF PHILUX GLOBAL FUNDS

On August 10, 2020, Tecco Group, a Vietnamese company, signed an agreement with PHI Luxembourg Development SA, a subsidiary of the Company, to participate in the proposed infrastructure fund compartment of PHILUX Global Funds SCA, SICAV-RAIF. According to the agreement, Tecco Group will contribute $2,000,000 for 49% ownership of the general partners’ portion of said infrastructure fund compartment. As of August 13, 2021, Tecco Group has paid four billion Vietnam Dong (USD 156,366 net) towards the total agreed amount.

3. AGREEMENT WITH PHAT VAN HUNG CO. LTD. FOR PARTICIPATION IN PHILUX REAL ESTATE FUND COMPARTMENT OF PHILUX GLOBAL FUNDS

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On November 09, 2020, Phat Van Hung Co. Ltd. signed an agreement with PHI Luxembourg Development SA, a subsidiary of the Company, to participate in the real estate fund compartment of PHILUX Global Funds SCA, SICAV-RAIF. According to the agreement, Phat Van Hung Co. Ltd. will contribute $2,000,000 for 49% ownership of the general partners’ portion of said real estate fund compartment. As of August 13, 2021, Phat Van Hung has not made any payment towards the agreed amount.

4. AGREEMENT WITH XUAN QUYNH LLC FOR PARTICIPATION IN PHILUX INFRASTRUCTURE FUND COMPARTMENT OF PHILUX GLOBAL FUNDS

On November 20, 2020, Xuan Quynh LLC, a Vietnamese company, signed an agreement with PHI Luxembourg Development SA, a subsidiary of the Company, to participate in the proposed infrastructure fund compartment of PHILUX Global Funds SCA, SICAV-RAIF. According to the agreement, Xuan Quynh LLC will contribute $2,000,000 for 49% ownership of the general partners’ portion said infrastructure fund compartment. As of August 13, 2021, Xuan Quynh LLC has not made any payment towards the agreed amount.

5. INVESTMENT AGREEMENTS AND MEMORANDUM OF UNDERSTANDING

From August 24, 2020 to November 11, 2020, the Company through its Luxembourg bank fund mother holding company PHI Luxembourg Development SA and PHILUX Global Funds SCA, SICAV-RAIF has signed investment agreements and memorandum of understanding with three non-US entities for total investments of more than one billion U.S. dollars. However, as of the date of this report, the Company has not received any money from these investment agreements and there is no guarantee that any money will be received from these agreements and memorandum of understanding in the future.

6. ISSUANCE OF CONVERTIBLE PROMISSORY NOTES

During the quarter ended September 30, 2021, the Company issued the following convertible notes:

a. On July 22, 2021, the Company issued a Promissory Note to Power Up Lending Group, Ltd., a Virginia corporation, in the amount of $80,000 at an interest rate of 8% per annum. This note will mature twelve months from the Issue Date and may be convertible into shares of common stock of the Company at a 39% discount to the average of the two lowest closing bid prices during the ten trading days immediately prior to the conversion date or may be prepaid on or prior to the 180th calendar day after the Issue Date at a Prepayment Factor of 125% to 139% depending on the passage of time from the date of issuance to the date of payment. The Company plans to prepay this note in cash prior to the 180th calendar day after the Issue Date.

b. On August 10, 2021, the Company issued a Promissory Note to Power Up Lending Group, Ltd., a Virginia corporation, in the amount of $53,750 at an interest rate of 8% per annum. This note will mature twelve months from the Issue Date and may be convertible into shares of common stock of the Company at a 39% discount to the average of the two lowest closing bid prices during the ten trading days immediately prior to the conversion date or may be prepaid on or prior to the 180th calendar day after the Issue Date at a Prepayment Factor of 125% to 139% depending on the passage of time from the date of issuance to the date of payment. The Company plans to prepay this note in cash prior to the 180th calendar day after the Issue Date.

c. On August 31, 2021, the Company issued Promissory Note to EMA Financial LLC, a Delaware limited liability company, in the amount of $100,000 at an interest rate of 6% per annum. This note will mature twelve months from the Issue Date and may be convertible into shares of common stock of the Company at a fixed conversion price of $0.001 per share or may be prepaid on or prior to the 180th calendar day after the Issue Date at a Prepayment Factor of 115%. The Company plans to prepay this note in cash prior to the 180th calendar day after the Issue Date.

d. On September 01 2021, the Company issued a Promissory Note to Power Up Lending Group, Ltd., a Virginia corporation, in the amount of $53,750 at an interest rate of 8% per annum. This note will mature twelve months from the Issue Date and may be convertible into shares of common stock of the Company at a 39% discount to the average of the two lowest closing bid prices during the ten trading days immediately prior to the conversion date or may be prepaid on or prior to the 180th calendar day after the Issue Date at a Prepayment Factor of 125% to 139% depending on the passage of time from the date of issuance to the date of payment. The Company plans to prepay this note in cash prior to the 180th calendar day after the Issue Date.

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e. On September 15, 2021, the Company issued Promissory Note to Master Hill Fund, LLC, a Delaware limited liability company, in the principal amount of $550,000 at an interest rate of 12% per annum. This note will mature twelve months from the Issue Date and may be convertible into shares of common stock of the Company at a fixed conversion price of $0.0061 per share or may be prepaid at any time prior to the date that an Event of Default occurs under this Note in a cash amount equal to the sum of (i) 100% multiplied by the principal amount then outstanding plus (ii) accrued and unpaid interest on the principal amount to the prepayment date, plus (iii) $750.00 reimbursement for administrative fees. The Company plans to prepay this note in cash prior to the 180th calendar day after the Issue Date.

f. Effective September 27, 2021, the Company issued a 12% convertible promissory note to Firstfire Global Opportunities Fund LLC, a Delaware limited liability, for $275,000, the net proceeds of which were received by the Company on October 05, 2021. This note matures one year from the date of issuance and is convertible to Common Stock of the Company at $0.0061 per share. The Company can elect to prepay the note within 180 days of the issuance date in cash with an amount equal to the sum of the principal amount then outstanding plus any accrued and unpaid interest, fees and defaults, and there shall be no prepayment penalty. The Company intends to prepay this note during the allowable prepayment period.

7. DEVELOPMENT OF THE MULTI-COMMODITIES CENTER, ASIA DIAMOND EXCHANGE AND LOGISTICS CENTER IN VIETNAM

Along with the establishment of PHILUX Global Funds, since March 2018 the Company has worked closely with the Authority of Chu Lai Open Economic Zone and the Provincial Government of Quang Nam, Vietnam to develop the Asia Diamond Exchange. Quang Nam Provincial Government has agreed in principle to allocate more than 200 hectares in the sanctioned Free-Trade Zone near Chu Lai Airport, Nui Thanh District, Quang Nam Province in Central Vietnam for us to set up a multi-commodities center which would include the Asia Diamond Exchange.

On June 04, 2021 the Company incorporated Asia Diamond Exchange, Inc., a Wyoming corporation, ID number 2021-001010234, as the holding company for the development of the Asia Diamond Exchange in Vietnam.

On July 07, 2021, the Company had an online meeting with the Chairman of Quang Nam Province, the Authority of Chu Lai Open Economic Zone and the heads of various Provincial Departments to update and plan for the implementation of the Asia Diamond Exchange. The Company plans to return to Vietnam as soon possible to hold an international press conference and complete the required documents with the Vietnamese provincial and central governments.

In addition, another opportunity has arisen with the start of construction of the new international airport in Long Thanh District, Dong Nai Province near Ho Chi Minh City in Southern Vietnam. In December 2020, the Vietnamese central government designated 1,200 hectares of land in Bau Can village, Long Thanh District, Dong Nai Province as a new industrial zone. The Company is in the process of applying for additional land close to the Long Thanh International Airport to develop Long Thanh Multi-Commodities Logistics Center (LMLC).

8. TERMINATION OF INVESTMENT AGREEMENT

On March 6, 2017, PHI Group, Inc., a Nevada corporation (the “Company”) and Azure Capital, a Massachusetts Corporation (the “Investor”) entered into an Investment Agreement (the “Investment Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”), each dated March 6, 2017 between the Company and the Investor.

Pursuant to the Investment Agreement, the Investor committed to purchase, subject to certain restrictions and conditions, up to $10,000,000 worth of the Company’s common stock, over a period of 36 months from the effectiveness of the registration statement registering the resale of shares purchased by the Investor pursuant to the Investment Agreement. The Company agreed to initially reserve 20,000,000 shares of its Common Stock for issuance to the Investor pursuant to the Investment Agreement. In the event the Company cannot register a sufficient number of shares of its Common Stock for issuance pursuant to the Investment Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of shares required for the Company to perform its obligations in connection with the Investment Agreement as soon as reasonably practical.

F-23

This Investment Agreement was amended on August 3, 2017 to allow for the reservation of 65,445,000 shares of the Company’s Common Stock for issuance to the Investor pursuant to the corrected Investment Agreement.

The Company had filed a S-1 Registration Statement with the Securities and Exchange Commission to include 7,936,600 shares of its Common Stock for issuance in connection with the first tranche of the Equity Line Facility. The S-1 Registration Statement, as amended, was declared effective by the Securities and Exchange Commission on January 11, 2018.

On September 7, 2021 to terminate this Investment Agreement effective retroactively January 11, 2021.

9. LETTER OF INTENT WITH CHOKY F. SIMANJUNTAK (CYFS Group)

On August 02, 2021, the Company signed a Letter of Intent with Indonesia-based CYFS Group, headed by Mr. Choky Fernando Simanjuntak, to sponsor and co-found CO2-1-0 (CARBON) CORP to implement a new disruptive carbon mitigation initiative through environmentally sustainable projects starting in Indonesia, Vietnam, other ASEAN countries, and worldwide. On September 21, 2021 CO2-1-0 (CARBON) CORP was incorporated as a Wyoming corporation to manage this program. PHI Group will contribute a major portion of the development budget and will hold 50.1% shares of CO2-1-0 (CARBON).

According to the United Nation Framework Convention on Climate Change (UNFCCC), together with the Paris agreement and Kyoto protocol in 2016, where Indonesia has actively participated and agreed to maintain the earth temperature not to exceed by 1,5 degrees Celsius by 2030. The greenhouse gases (GHG), mainly CO2, CH4, N2O, SF6, HFCs, PFCs, are the root cause of global climate change, each of which can be calculated as CER (CO2 Emission Reduction) equivalent. The target for Indonesia is 834 million tonnes of CER by 2030.

CO2-1-0 (CARBON) aims to provide a solution in disruptive decentralized new carbon market system using blockchain technology which will be empowering environmentally sustainable projects (renewable energy/ waste/ agriculture/ forestry/ etc.) starting in Indonesia, Vietnam, other ASEAN countries and worldwide. It has a clear and systematic product development roadmap, and the ultimate milestones of the products estimated to be launched in the near future. The solution, methodology, and improved TACCC (transparent, accurate, consistent, complete, and comparable) business process originally introduced by CO2-1-0 (CARBON) CORP are expected to bring full impact to better environment and life of millions.

10. MEMORANDUM OF UNDERSTANDING WITH FIVE-GRAIN TREASURE SPIRITS CO., LTD.

On September 16, 2021, PHI Group, Inc. entered into a Memorandum of Understanding (“MOU”) with Five-Grain Treasure Spirits Co., Ltd. (“FGTS”), a baiju distilling company with principal business address at Jigu Road Economic Zone, Shulan City, Jilin Province, China, to acquire seventy percent (70%) of ownership in FGTS and provide the additional required capital for FGTS to implement its business plan. The total budget for the purchase price and the additional required capital is one hundred million U.S. dollars (USD 100,000,000), whose terms and conditions for payment will be stipulated in a Definitive Agreement to be signed by both parties after satisfactory due diligence of FGTS by the Company.

Completion of this transaction will be conditioned, among other matters, upon:

(a)

Upon signing of this MOU, FGTS will cooperate with and accommodate PHIL and/or its representative(s) for further due diligence review of FGTS’s business, including but not limited to its assets, liabilities, property, plant and equipment, technologies, operations, books and records, and business plan.

(b)

The signing of the Definitive Agreement by the parties within forty-five days following the signing of this MOU and the closing of this transaction by December 31, 2021, unless extended by the consent of both parties in writing.

(c)	The establishment of a special purpose vehicle (SPV) as the holding company for the seventy percent (70%) ownership in FGTS.

F-24

PHI Group, Inc. changed the name of its subsidiary “Provimex, Inc.”, a Nevada corporation established on September 23, 2004, Entity Number C25551-4, to Empire Spirits, Inc. as the holding company for the acquisition of seventy percent (70%) ownership in Five-Grain Treasure Spirits Company, Ltd.

Baijiu is a white spirit distilled from sorghum. It is similar to vodka but with a fragrant aroma and taste. It is currently the most consumed spirit in the world. Mainly consumed in China, it is gaining popularity in the rest of the world.

Five-Grain specializes in the production and sales of spirits and the development of proprietary spirit production processes. It also possesses a patented technology to grow red sorghum for baiju manufacturing. The patented grain produces superior yield and quality. Five-Grain is a reputable bulk alcohol supplier to some of the largest spirits companies in the world.

Empire Spirits, Inc. will proceed to sign the Definitive Agreement with Five-Grain to consummate this transaction.

11. SERVICES AGREEMENTS FOR DEVELOPMENT OF ADE TOKENS USING BLOCKCHAIN AND CRYPTO TECHNOLOGIES

On September 21, 2021, the Company signed Services Agreements with Johnny Park (“JP”) and Whankuk Je (“WJ”), collectively (“the Consultants”), to form an “Asia Diamond Exchange Blockchain Task Force” to develop “ADE Tokens” in connection with the Asia Diamond Exchange to be established in Vietnam. The Consultants will be totally responsible for planning, organizing, designing, structuring, configuring, programming and implementing the necessary systems, architecture, and platform for launching a most optimum ADE Token possible in connection with the Asia Diamond Exchange using advanced crypto and blockchain technologies to finance the development and implementation of the Asia Diamond Exchange project. According to the Services Agreements, the Company will compensate the Consultants by issuing One Billion One Hundred Fifty Million (1,150,000,000) shares of Common Stock of PHI Group, Inc. to JP and One Billion One Hundred Fifty Million (1,150,000,000) shares of Common Stock of PHI Group, Inc. to WJ from the 2021 Employee Benefit Plan of PHI Group, Inc. as filed with the Securities and Exchange Commission on September 17, 2021.

NOTE 16 – GOING CONCERN UNCERTAINTY

As shown in the accompanying consolidated financial statements, the Company has accumulated deficit of $56,523,700 as of September 30, 2021 and total stockholders’ deficit of $2,514,670. For the quarter ended September 30, 2021, the Company incurred a net loss of $5,960,170 as compared to a net loss in the amount of $336,264 during the same period ended September 30, 2020. These factors as well as the uncertain conditions that the Company faces in its day-to-day operations with respect to cash flows create an uncertainty as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management has taken action to strengthen the Company’s working capital position and generate sufficient cash to meet its operating needs through June 30, 2022 and beyond.

F-25

NOTE 17 – SUBSEQUENT EVENT

These financial statements were approved by management and available for issuance on or about November 19, 2021. Subsequent events have been evaluated through this date.

1. ISSUANCES AND CANCELLATION OF COMMON STOCK

From October 01, 2021 to November 19, 2021, the Company issued and cancelled the following shares of its Common Stock:

A. Issuances:

a. Issuance of 1,533,000,000 shares of Common Stock for the Services Agreements dated September 21, 2021 with Johnny Park and Whankuk Je regarding the development and launching of the ADE Tokens in connection with the Asia Diamond Exchange.

b. Issuance of 54,750,000 shares of Common Stock for the conversion of one half of the principal amount and accrued interest of the convertible note with EMA Financial LLC dated March 23, 2021.

c. Issuance of 52,196,586 shares of Common Stock for $215,898.13 accrued and unpaid salaries.

B. Cancellation:

Cancellation of 235,478,810 shares of Common Stock previously issued to PHILUX Global Funds SCA, SICAV-RAIF for initial capitalization.

2. FINANCING CONTRACT AGREEMENT WITH HAJ FINANCE GROUP

Effective October 17, 2021 the Company signed a contract agreement with Haj Finance Group, a corporation registered in Oman, Hatat House Ground Floor, Ruwi, Muscat, Sultanate of Oman, for a financing program in the amount of $1,500,000,000 which carries an interest rate of 2.5% per annum for thirty-five years with a three-year grace period. The closing of this transaction is to occur after the registration of a Special Purpose Vehicle (SPV) within United Arab Emirates, the signing of the closing documents and the approval of the transfer of funds by the Central Bank of United Arab Emirates (CBUAE). The Company intends to use the funds for the establishment of the Asia Diamond Exchange and the Multi-Commodities Center in Vietnam, for financing selective projects in the areas of real estate, renewable energy, healthcare, and for other investment opportunities in connection with PHILUX Global Funds SCA, SICA-RAIF, a group of Luxembourg bank funds sponsored by the Company.

3. BUSINESS COOPERATION AGREEMENT WITH DIGITAL SOLUTIONS COMPANY LTD.

On November 1, 2021, the Company signed an Business Cooperation Agreement with Digital Solutions Company Limited, a Vietnamese company, to cooperate in developing technical solutions for a variety of industries, including real estate, energy, agriculture and healthcare using digital, blockchain and crypto technologies.

Digital Solutions currently assists CO2-1-0 (CARBON) CORP, a subsidiary of PHI Group, Inc., to launch the new disruptive carbon mitigation initiative and will also support PHI Group with technological solutions for the Asia Diamond Exchange to be established in Vietnam, as well as jointly advance a number of special projects for the benefits of both companies.

4. LOAN AGREEMENT DEED WITH NEOK FINANCIAL INCORPORATED

On November 14, 2021 the Company signed a Loan Agreement Deed with Neok Financial Incorporated, a corporation organized and existing under the laws of United Arab Emirates, with office address located at Trade Center Road, Bur Dubai, Dubai, United Arab Emirates, for a financing program in the amount of $2,000,000,000 which carries an rate of fixed interest of 2.00% per annum for the term of thirty-five (35) years. The closing of this transaction is subject to the registration of a Special Purpose Vehicle (SPV) within United Arab Emirates, the signing of the closing documents and the approval of the transfer of funds by the appropriate oversight authorities. The Company intends to use the funds for the establishment of the Asia Diamond Exchange and the Multi-Commodities Center in Vietnam, for financing selective projects in the areas of real estate, infrastructure, renewable energy, healthcare, and for other investment opportunities in connection with PHILUX Global Funds SCA, SICA-RAIF, a group of Luxembourg bank funds sponsored by the Company.

F-26

AUDITOR’S REPORT

M.S. Madhava Rao 316, 1st Cross, Gururaja Layout, 7th Block, 4th Phase, BSK 3rd Stage, Bangalore 560085 Tel No: 91-8861838006 email : mankalr@yahoo.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

PHI Group Inc.

2323 Main Street,

Irvine, CA 92614

Opinion on the Financial Statements

We have audited the accompanying Consolidated balance sheet of PHI Group, Inc. (the “Company”) as of June 30, 2021, the related statements of operations, changes in shareholders’ deficit and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021, and the results of its operations and its cash flows for the period June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-27

M.S. Madhava Rao 316, 1st Cross, Gururaja Layout, 7th Block, 4th Phase, BSK 3rd Stage, Bangalore 560085 Tel No: 91-8861838006 email : mankalr@yahoo.com

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of the liabilities in the normal course of business. The Company has an accumulated deficit of $50,563,530 and had a negative cash flow from operations amounting to $79,446 for the year ended June 30, 2021. These factors as discussed in Note 19 of the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 19. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters arising from the current period of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit below, providing separate opinions on the critical audit matters or the accounts or disclosures to which they relate.

Related party transactions.

As discussed in Notes 7 and 16 to the financial statement, the Company has borrowed and accrued salaries from related parties in the amounts of $1,720,323 and $1,636,901 as of the date of June 30, 2021 respectively. The Company is relying on borrowings and contributions by shareholders as well as by selling stock. It is expected to incur losses and negative cash flow in the future.

The procedure performed to address the matter included: obtaining confirmation from related party.

Chartered Accountant

Bangalore, India

November 7, 2021

F-28

PHI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (AUDITED)

	June 30,	June 30,
	2021	2020
ASSETS

Current Assets
Cash and cash equivalents	$95,344	$225,381
Marketable securities	385,457	235,088
Total current assets	480,801	460,469
Other assets:
Investments	446,995	5,000
Total Assets	927,796	465,469

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	608,521	354,080
Sub-fund obligations	1,474,775	1,266,634
Accrued expenses	1,993,478	2,798,743
Short-term loans and notes payable	325,621	395,950
Convertible Promissory Notes	220,230	272,207
Due to officers	1,720,322	1,696,274
Advances from customers	582,237	430,500
Derivative liabilities and Note Discount	-	310,870
Total Liabilities	6,925,185	7,525,259

Stockholders’ deficit:
Preferred Stock, $0.001 par value; 500,000,000 shares authorized. zero shares Class A Series II issued and outstanding as of 6/30/2021 and 6/30/2020, respectively. Par value:	-	10,000
180,000 shares and 120,000 shares Class B Series I issued and outstanding as of 06/30/2021 and 06/30/2020 respectively. Par value:	180	180
Common stock, $0.001 par value; 40 billion shares authorized; 26,081,268,895 shares issued and outstanding on 06/30/2021; 40 billion shares authorized and 13,232,408,755 shares issued and outstanding on 6/30/2020, respectively, adjusted for 1 for 1,500 reverse split effective March 15, 2012. Par value:	26,081,269	13,232,410
APIC - Common Stock	21,123,349	23,922,943
Common Stock to be issued	15,000	-
Common Stock to be cancelled	(2,696,410)	(35,500)
Treasury stock: 484,767 shares as of 6/30/21 and 6/30/20, respectively - cost method.	(44,170)	(44,170)
Accumulated deficit	(50,563,530)	(44,010,352)
Total Acc. Other Comprehensive Income (Loss)	86,923	(135,301)
Total stockholders’ deficit	(5,997,389)	(7,059,790)
Total liabilities and stockholders’ deficit	$927,796	$465,469

The accompanying notes form an integral part of these audited consolidated financial statements

F-29

PHI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (AUDITED)

FOR THE YEARS ENDED

	JUNE 30,
	2021	2020
Net revenues
Consulting, advisory and management services	$61,000	$12,531
Total revenues	61,000	12,531
Operating expenses:
Salaries and wages	247,500	300,000
Professional services, including non-cash compensation	508,280	1,324,594
General and administrative	157,836	249,144
Total operating expenses	913,616	1,873,738

Income (loss) from operations	(852,616)	(1,861,207)

Other income and expenses

Other income	406,776	855,107
Interest expense	(369,280)	(299,642)
Other expenses	(5,738,058)	(16,063)
Net other income (expenses)	(5,700,562)	539,402

Net income (loss)	$(6,553,178)	$(1,321,805)

Net loss per share:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding:
Basic	17,386,377,288	13,152,136,099
Diluted	17,386,377,288	13,152,136,099

The accompanying notes form an integral part of these audited consolidated financial statements.

F-30

PHI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

(AUDITED)

	2021	2020
Cash flows from operating activities:
Net income (loss) from operations	$(6,553,178)	$(1,321,805)
Mark-to-market adjustments	110,222	(135,301)
Net change due to conversion of notes	6,903,693	395,780
Adjustments to reconcile net income to net cash used in operating activities:
(Increase) decrease in assets and prepaid expenses
Marketable securities	(150,369)	(21,605)
Escrow deposits for Luxembourg bank funds	-	792,237
Total (increase) decrease in assets and prepaid expenses	(150,369)	770,632
Increase (decrease) in accounts payable and accrued expenses
Accounts payable	254,441	164,928
Sub-fund obligations	208,141	-
Accrued expenses	(805,265)	409,632
Change of loans from Directors/Officers	-	60
Advances from customers	151,737	(7,500)
Derivative liabilities	(198,868)	(996,551)
Total increase (decrease) in accounts payable and accrued expenses	(389,814)	(429,431)
Net cash provided by (used in) operating activities	(79,446)	(720,125)

Cash flows from investing activities:
Net cash provided by (used in) investing activities	(441,995)	-

Cash flows from financing activities:
Loans from Directors/Officers	24,049	805,379
Notes payable	254,825	64,159
Common Stock	112,530	4,200
Net cash provided by (used in) financing activities	391,404	873,738
Net decrease in cash and cash equivalents	(130,037)	154,613
Cash and cash equivalents, beginning of period	225,381	71,768
Cash and cash equivalents, end of period	$95,344	$225,381

The accompanying notes form an integral part of these audited consolidated financial statements

F-31

PHI GROUP, INC. AND SUBSIDIARIES

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020 (AUDITED)

	Common Stock		Preferred	Stock	Additional	Treasury Stock		Common Stock	Other Comprehensive	Accumulated	Total Shareholders’
	Shares	Par Value Amount	Shares	Amount	Paid-in Capital	Shares	Amount	to be Cancelled	Gain (loss)	Deficit	Deficit
Balance at July 01, 2019	10,009,756,808	$10,009,757	10,120,000	$10,120	$26,745,616	(484,767)	$(44,767)	$(35,500)	$-	$(42,688,547)	$(6,002,724)
Total Common Shares issued for conversions of notes	3,166,651,947	$3,166,652			$(2,770,873)
Total Common Shares issued for cash	56,000,000	$56,000			$(51,800)						$4,200
Total Common Shares issued from Jul 1,2019 to June 30, 2020	3,222,651,947	$3,222,652			$(2,822,673)						$264,679
Total Class B Series I Preferred Shares issued for loan repayment			60,000	$60	$-						$60
Net Income (Loss) for FY ended June 30, 2020											$(1,321,805)
Balance at June 30, 2020	13,232,408,755	$13,232,409	10,180,000	$10,180	$23,922,943	(484,767)	$(44,767)	$(35,500)	$(135,301)	$(44,010,352)	$(7,059,790)
Common Shares issued for conversion of note during quarter ended September 30, 2020	239,611,455	$239,611			$(219,192)						$20,419
Common Shares issued for conversion of notes during quarter ended December 31, 2020	991,987,513	$991,988			$(829,718)						$162,270
Common Shares issued for conversion of notes during quarter ended March 31, 2021	8,781,230,346	$8,781,230			$(8,080,856)						$700,374
Common Shares issued for conversion of notes during quarter ended June 30, 2021	1,514,851,203	$1,514,851			$2,073,720						$3,457,779
Common Shares issued for cash during quarter ended June 30, 2021	867,049,520	$867,050			$1,647,395						$2,514,445
Common Shares issued for conversion of preferred stock in quarter ended June 30, 2021	213,651,293	$213,651	(10,000,000)	$(10,000)	$174,126						$377,777
Common Shares issued for investment during quarter ended June 30, 2021	235,478,810	$235,479			$2,425,432						$2,660,911
Common Shares issued for note agreement during quarter ended June 30, 2021	5,000,000	$5,000			$9,500						$14,500
Net Income (Loss) for FY ended June 30, 2021											($6,553,178)
Balance at June 30, 2021	26,081,268,895	$26,081,269	180,000	$180	$21,123,350	(484,767)	(44,170)	(35,500)	($266,890)	$(50,563,530)	($5,997,389)

The accompanying notes form an integral part of these audited consolidated financial statements.

F-32

PHI GROUP, INC. AND SUBSIDIARIES

(FORMERLY PROVIDENTIAL HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

PHI Group, Inc. (the “Company” or “PHI”) (www.phiglobal.com) is primarily engaged in the operations of PHILUX Global Funds, SCA, SICAV-RAIF, a “Reserved Alternative Investment Fund” (“RAIF”) under the laws of Luxembourg, and the development of the Asia Diamond Exchange in Vietnam. Besides, the Company provides corporate finance services, including merger and acquisition advisory and consulting services for client companies through our wholly owned subsidiary PHILUX Capital Advisors, Inc. (formerly PHI Capital Holdings, Inc.) (www.philuxcap.com) and invests in selective industries as well as special situations aiming to potentially create significant long-term value for our shareholders. PHILUX Global Funds intends to hold a number of sub-funds for investment in agriculture, renewable energy, real estate, infrastructure, healthcare and the Asia Diamond Exchange in Vietnam.

BACKGROUND

Originally incorporated on June 8, 1982 as JR Consulting, Inc., a Nevada corporation, the Company operated as a Nevada corporation until June 30, 2020 when it filed a Certificate of Dissolution with the Secretary of State of Nevada and started to operate as a Wyoming corporation pursuant to the Articles of Domestication filed with the Wyoming Secretary of State on September 20, 2017. In the beginning, the Company was foremost engaged in mergers and acquisitions and had an operating subsidiary, Diva Entertainment, Inc., which operated modeling agencies in New York and California. In January 2000, the Company changed its name to Providential Securities, Inc., a Nevada corporation, following a business combination with Providential Securities, Inc., a California-based financial services company. In February 2000 the Company then changed its name to Providential Holdings, Inc. In October 2000, Providential Securities withdrew its securities brokerage membership and ceased its financial services business. Subsequently, in April 2009, the Company changed its name to PHI Group, Inc. From October 2000 to October 2011, the Company and its subsidiaries were engaged in mergers and acquisitions advisory and consulting services, real estate and hospitality development, mining, oil and gas, telecommunications, technology, healthcare, private equity, and special situations. In October 2011, the Company discontinued the operations of Providential Vietnam Ltd., Philand Ranch Limited, a United Kingdom corporation listed on the Frankfurt Stock Exchange (together with its subsidiaries Philand Ranch - Singapore, Philand Corporation - US, and Philand Vietnam Ltd. - Vietnam), PHI Gold Corporation (formerly PHI Mining Corporation, a Nevada corporation and publicly traded company), and PHI Energy Corporation (a Nevada corporation), and mainly focused on acquisition and development opportunities in energy and natural resource businesses.

The Company is currently focused on operating PHILUX Global Funds, SCA, SICAV-RAIF by setting up a number of sub-funds for investment in real estate, renewable energy, infrastructure, agriculture and healthcare as well as developing and establishing the Asia Diamond Exchange in Vietnam. In addition, PHILUX Capital Advisors, Inc. (formerly Capital Holdings, Inc.), a wholly owned subsidiary of the Company, serves as the investment advisor to PHILUX Global Funds and continues to provide corporate and project finance services, including merger and acquisition (M&A) advisory and consulting services for other client companies. No assurances can be made that the Company will be successful in achieving its plans.

F-33

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of PHI Group, Inc., its wholly owned subsidiaries (1) PHILUX Global Funds SCA, SICAV-RAIF, a Luxembourg bank fund designed to hold a number of subfund compartments for investing in various selective industries, (2) PHI Luxembourg Development S.A., the mother holding company for PHILUX Global Funds, (3) PHI Luxembourg Holding S.A., (4) PHILUX Global General Partner S.A., (5) PHILUX Capital Advisors, Inc., a Wyoming corporation (100%), American Pacific Resources, Inc., a Wyoming corporation (100%), and (6) American Pacific Plastics, Inc., a Wyoming corporation, collectively referred to as the “Company.” All significant inter-company transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

MARKETABLE SECURITIES

The Company’s securities are classified as available-for-sale and, as such, are carried at fair value. Securities classified as available-for-sale may be sold in response to changes in interest rates, liquidity needs, and for other purposes.

Each investment in marketable securities typically represents less than twenty percent (20%) of the outstanding common stock and stock equivalents of the investee, and each security is quoted on a national exchange or on the OTC Markets. As such, each investment is accounted for in accordance with the provisions of ASC 320 (previously SFAS No. 115).

Unrealized holding gains and losses for available-for-sale securities are excluded from earnings and reported as a separate component of stockholder’s equity. Realized gains and losses for securities classified as available-for-sale are reported in earnings based upon the adjusted cost of the specific security sold. On June 30, 2021 and 2020 the marketable securities have been recorded at $385,457 and $235,088, respectively, based upon the fair value of the marketable securities at that time.

ACCOUNTS RECEIVABLE

Management reviews the composition of accounts receivable and analyzes historical bad debts. There was no account receivable or bad debt during the fiscal ended June 30, 2021.

IMPAIRMENT OF LONG-LIVED ASSETS

Effective January 1, 2002, the Company adopted ASC 350 (Previously SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 350. ASC 350 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

F-34

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to ten years.

DEPRECIATION AND AMORTIZATION

The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation and amortization of fixed assets are computed on a straight-line basis.

NET EARNINGS (LOSS) PER SHARE

The Company adopted the provisions of ASC 260 (previously SFAS 128). ASC 260 eliminates the presentation of primary and fully diluted earnings per share (“EPS”) and requires presentation of basic and diluted EPS. Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock outstanding for the period and common stock equivalents outstanding at the end of the period.

The net earnings (loss) per share is computed as follows:

Basic and diluted loss per share:	2021	2020
Numerator:
Net income (loss)	$(6,553,178)	$(1,321,805)
Denominator:
Basic weighted average number of common shares outstanding	17,386,377,288	13,152,136,099
Basic net income (loss) per share	$(0.00)	$(0.00)
Diluted weighted average number of Common shares outstanding	17,386,377,288	13,152,136,099
Diluted net income (loss) per share	$(0.00)	$(0.00)

STOCK-BASED COMPENSATION

Effective July 1, 2006, the Company adopted ASC 718-10-25 (previously SFAS 123R) and accordingly has adopted the modified prospective application method. Under this method, ASC 718-10-25 is applied to new awards and to awards modified, repurchased, or cancelled after the effective date. Additionally, compensation cost for the portion of awards that are outstanding as of the date of adoption for which the requisite service has not been rendered (such as unvested options) is recognized over a period of time as the remaining requisite services are rendered.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value - Definition and Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether or not the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

A fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs are to be used when available.

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Valuation techniques that are consistent with the market or income approach are used to measure fair value. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2 - Valuations based on inputs other than quoted prices included in Level 1 that are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Fair value is a market-based measure, based on assumptions of prices and inputs considered from the perspective of a market participant that are current as of the measurement date, rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors, including; type of investment, whether the investment is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction.

To the extent that valuation is based upon models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for investments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy in which the fair value measurement falls in its entirety is determined based upon the lowest level input that is significant to the fair value measurement.

Fair Value - Valuation Techniques and Inputs

The Company holds and may invest public securities traded on public exchanges or over-the-counter (OTC), private securities, real estate, convertible securities, interest bearing securities and other types of securities and has adopted specific techniques for their respective valuations.

Equity Securities in Public Companies

Unrestricted

The Company values investments in securities that are freely tradable and listed on major securities exchanges at their last reported sales price as of the valuation date. To the extent these securities are actively traded and valuation adjustments are not applied, they are categorized in Level 1 of the fair value hierarchy.

Securities traded on inactive markets or valued by reference to similar instruments are generally categorized in Level 2 or 3 of the fair value hierarchy.

Restricted

Securities traded on public exchanges or over-the-counter (OTC) where there are formal restrictions that limit (i.e. Rule 144 holding periods and underwriter’s lock-ups) their sale shall be valued at the closing price on the date of valuation less applicable discounts. The Company may apply a discount to securities with Rule 144 restrictions. Additional discounts may be assessed if the Company believes there are other mitigating factors which warrant the additional discounting. When determining potential additional discounts, factors that will be taken into consideration include, but are not limited to; securities’ trading characteristics, volume, length and overall impact of the restriction as well as other macro-economic factors. Valuations should be discounted appropriately until the securities may be freely traded.

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If it has been determined that the exchange or OTC listed price does not accurately reflect fair market value, the Company may elect to treat the security as a private company and apply an alternative valuation method.

Investments in restricted securities of public companies may be included in Level 2 of the fair value hierarchy. However, to the extent that significant inputs used to determine liquidity discounts are not observable, investments in restricted securities in public companies may be categorized in Level 3 of the fair value hierarchy.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, marketable securities, short-term notes payable, convertible notes, derivative liability and accounts payable.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is primarily attributed to the short maturities of these instruments.

Effective July 1, 2008, the Company adopted ASC 820 (previously SFAS 157), Fair Value Measurements and adopted this Statement for the assets and liabilities shown in the table below. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, establishes a fair value hierarchy based on the inputs used to measure fair value, and expands disclosures about the use of fair value measurements. The adoption of ASC 820 did not have a material impact on our fair value measurements. ASC 820 permits the Company to defer the recognition and measurement of the nonfinancial assets and nonfinancial liabilities until January 1, 2010. At June 30, 2021, the Company did not have any nonfinancial assets or nonfinancial liabilities that are recognized or disclosed at fair value. ASC 820 requires that financial assets and liabilities that are reported at fair value be categorized as one of the types of investments based upon the methodology mentioned in Level 1, Level 2 and Level 3 above for determining fair value.

Assets measured at fair value on a recurring basis are summarized below. The Company also has convertible notes and derivative liabilities as disclosed in this report that are measured at fair value on a regular basis until paid off or exercised.

The Company uses various approaches to measure fair value of available-for-sale securities, while applying the three-level valuation hierarchy for disclosures, specified in ASC 820. Our Level 1 securities were measured using the quoted prices in active markets for identical assets and liabilities.

The company’s policy regarding the transfers in and/or out of Level 3 depends on the trading activity of the security, the volatility of the security, and other observable units which clearly represents the fair value of the security. If a level 3 security can be measured using a more fairly represented fair value, we will transfer these securities either into Level 1 or Level 2, depending on the type of inputs.

REVENUE RECOGNITION STANDARDS

ASC 606-10 provides the following overview of how revenue is recognized from an entity’s contracts with customers: An entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

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Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service).

The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer). For performance obligations satisfied over time, an entity recognizes revenue over time by selecting an appropriate method for measuring the entity’s progress toward complete satisfaction of that performance obligation. (Paragraphs 606-10 25-23 through 25-30).

In addition, ASC 606-10 contains guidance on the disclosures related to revenue, and notes the following:

It also includes a cohesive set of disclosure requirements that would result in an entity providing users of financial statements with comprehensive information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from the entity’s contracts with customers. Specifically, Section 606-10-50 requires an entity to provide information about:

- Revenue recognized from contracts with customers, including disaggregation of revenue into appropriate categories.

- Contract balances, including the opening and closing balances of receivables, contract assets, and contract liabilities.

- Performance obligations, including when the entity typically satisfies its performance obligations and the transaction prices is that is allocated to the remaining performance obligations in a contract.

- Significant judgments, and changes in judgments, made in applying the requirements to those contracts.

Additionally, Section 340-40-50 requires an entity to provide quantitative and/or qualitative information about assets recognized from the costs to obtain or fulfill a contract with a customer.

The Company’s revenue recognition policies are in compliance with ASC 606-10. The Company recognizes consulting and advisory fee revenues in accordance with the above-mentioned guidelines and expenses are recognized in the period in which the corresponding liability is incurred.

ADVERTISING

The Company expenses advertising costs as incurred. Advertising costs for the years ended June 30, 2021 and 2020 were $0 and $50,377, respectively. The Company did not incur any advertising and investor relations expenses during the fiscal year ended June 30, 2021.

COMPREHENSIVE INCOME (LOSS)

ASC 220-10-45 (previously SFAS 130, Reporting Comprehensive Income) establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. As of June 30, 2021 and 2020, respectively, accumulated other comprehensive income (loss) of $86,923 and ($135,301) are presented on the accompanying consolidated balance sheets.

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INCOME TAXES

The Company accounts for income taxes in accordance with ASC 740 (previously SFAS No. 109, “Accounting for Income Taxes”). Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

REPORTING OF SEGMENTS

ASC 280 (previously Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information), which supersedes Statement of Financial Accounting Standards No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. ASC 280 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operated in one revenue-generating segment during the years ended June 30, 2021 and June 30, 2020.

RISKS AND UNCERTAINTIES

In the normal course of business, the Company is subject to certain risks and uncertainties. The Company provides its service and receives marketable securities upon execution of transactions. Consequently, the value of the securities received from customers can be affected by economic fluctuations and each customer’s business growth. The actual realized value of these securities could be significantly different than recorded value.

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06-Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)-Accounting For Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020. The Company intends to adopt ASU 2020-06 for the quarter beginning January 1, 2022.

Update No. 2018-13 – August 2018

Fair Value Measurement (Topic 820): Changes to the Disclosure Requirements for Fair Value Measurement

Modifications: The following disclosure requirements were modified in Topic 820:

1. In lieu of a rollforward for Level 3 fair value measurements, a nonpublic entity is required to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and issues of Level 3 assets and liabilities.

2. For investments in certain entities that calculate net asset value, an entity is required to disclose the timing of liquidation of an investee’s assets and the date when restrictions from redemption might lapse only if the investee has communicated the timing to the entity or announced the timing publicly.

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3. The amendments clarify that the measurement uncertainty disclosure is to communicate information about the uncertainty in measurement as of the reporting date.

Additions: The following disclosure requirements were added to Topic 820; however, the disclosures are not required for nonpublic entities:

1. The changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period.

2. The range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information (such as the median or arithmetic average) in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements.

The amendments in this Update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019.

Update No. 2018-07 – June 2018

Compensation – Stock Compensation (Topic 718)

Improvements to Nonemployee Share-Based Payment Accounting

Main Provisions: The amendments in this Update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers.

The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year.

Update No. 2017-13 - September 2017

Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606)

FASB Accounting Standards Updates No. 2014-09, Revenue from Contracts with Customers (Topic 606), issued in May 2014 and codified in ASC Topic 606, Revenue from Contracts with Customers, and No. 2016-02.

The transition provisions in ASC Topic 606 require that a public business entity and certain other specified entities adopt ASC Topic 606 for annual reporting 3 periods beginning after December 15, 2017, including interim reporting periods within that reporting period. FN2 All other entities are required to adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019.

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Update No. 2016-10 - April 2016

Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing

The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps:

1. Identify the contract(s) with a customer.

2. Identify the performance obligations in the contract.

3. Determine the transaction price.

4. Allocate the transaction price to the performance obligations in the contract.

5. Recognize revenue when (or as) the entity satisfies a performance obligation.

The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas.

The Company has either evaluated or is currently evaluating the implications, if any, of each of these pronouncements and the possible impact they may have on the Company’s financial statements. In most cases, management has determined that the implementation of these pronouncements would not have a material impact on the financial statements taken as a whole.

NOTE 3 – OTHER CURRENT ASSETS

The Company’s marketable securities are classified as available-for-sale and, as such, are carried at fair value. All of the securities are comprised of shares of common stock of the investee. Securities classified as available-for-sale may be sold in response to changes in interest rates, liquidity needs, and for other purposes. Each investment in marketable securities represents less than twenty percent (20%) of the outstanding common stock and stock equivalents of the investee, and each security is nationally quoted on the National Association of Securities Dealers OTC Bulletin Board (“OTCBB”) or the OTC Markets. As such, each investment is accounted for in accordance with the provisions of SFAS No. 115.

Marketable securities owned by the Company and classified as available for sale as of June 30, 2021 consisted of 905,000 shares of Myson Group, Inc. (formerly Vanguard Mining Corporation) and 292,050,000 shares of Sports Pouch Beverage Company, both public companies traded on the OTC Markets (Trading symbols MYSN and SPBV, respectively). The fair value of the marketable securities recorded as of June 30, 2021 was $ 385,457.

Securities available for sale	Level 1	Level 2	Level 3	Total
June 30, 2021	-	$5,792	$379,665	$385,457
June 30, 2020	$-	$1,448	$233,640	$235,088

During the fiscal year ended June 30, 2021, there was no transfer of securities from level 3 to level 2.

NOTE 4 – OTHER ASSETS

Other Assets comprise of the following as of June 30, 2021 and 2020

	2021	2020
Investment in Asia Diamond Exchange, Inc.	$406,427	-
Investment in PHILUX Global Funds	$35,568	-
Investment in AQuarius Power, Inc.	$5,000	$5,000
Total Other Assets	$446,995	$5,000

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Other Assets as of June 30, 2021 consist of a $5,000 investment in AQuarius Power, Inc., a Texas renewable energy technology company, $406,427 in common stock of Asia Diamond Exchange, Inc. and $35,568 in PHILUX Global Funds.

The Company received 406,426,740 shares of Common Stock of Asia Diamond Exchange, Inc., par value of $0.001, for $406,427 paid by PHI Group, Inc. up to June 30, 2021 for the development costs of the Asia Diamond Exchange project.

For the investment in PHILUX Global Funds, as of June 30, 2021, PHI Luxembourg Development SA, a Luxembourg corporation and wholly-owned subsidiary of PHI Group, Inc. held twenty-eight ordinary shares of PHILUX Global Funds valued at EUR 28,000, PHI Luxembourg Holding SA, a Luxembourg corporation 100% owned by PHI Group, Inc. as the ultimate beneficiary owner (UBO), held one participating share of PHILUX Global Funds valued at EUR 1,000, and PHILUX Global General Partner SA, a Luxembourg corporation 100% owned by PHI Group, Inc. as the ultimate beneficiary owner (UBO), held one management share of PHILUX Global Funds valued at EUR 1,000. The total holdings in PHILUX Global Funds were equivalent to $35,568 as of June 30, 2021 based on the prevalent exchange rate at that time.

NOTE 5 – PROPERTY AND EQUIPMENT

As of June 30, 2021 the Company did not have any property or equipment.

NOTE 6 – CURRENT LIABILITIES

Current liabilities of the Company consist of the followings as of June 30, 2021 and 2020:

	June 30, 2021	June 30, 2020

Accounts Payable	$608,521	$354,080
Accrued Expenses	$1,993,478	$2,798,743
Notes and Loans Payable	$545,851	$668,157
Due to Officers and Directors	$1,720,322	$1,696,274
Derivative Liabilities	$-	$310,870
Advance from customers	$582,237	$430,500
Sub-fund Obligations	$1,474,775	$1,266,634
Total Current Liabilities	$6,925,185	$7,525,259

ACCRUED EXPENSES: Accrued expenses as of June 30, 2021 consist of $1,765,149 in accrued salaries and payroll taxes and $228,329 in accrued interest from notes and loans

NOTES AND LOANS PAYABLE: Notes and loans payable consist of $325,621 in short-term notes and loans payable and $220,230 in convertible promissory notes.

ADVANCES FROM CUSTOMERS

Advances from Customers were $ 582,237 and $430,500 as of June 30, 2021 and June 30, 2020, respectively. The increase in the amount in the current fiscal year is due to accumulated interest on the unpaid balance.

SUB-FUND OBILGATIONS: As of June 30, 2021, the Company has received $800,000 from European Plastic Joint Stock Company towards the expenses for setting up the energy sub-fund, $518,409 from Saigon Pho Palace Joint Stock Company towards the expenses for setting up the real estate sub-fund and $156,366.25 from TECCO Group towards the expenses for setting up the infrastructure sub-fund, respectively, under the master PHILUX Global Funds. The Company recorded these amounts as liabilities until these sub-funds are set up and capitalized, at which time the sub-fund participants will receive 49% of the general partners’ portion of ownership in the relevant sub-funds for a total contribution of $2,000,000 each. The Company recorded a total of $1,474,775 as of June 30, 2021 and $1,266,634 as of June 30, 2020 as sub-fund obligations.

NOTE 7- DUE TO OFFICERS AND DIRECTORS

Due to officers and directors, represents loans and advances made by officers and directors of the Company and its subsidiaries, unsecured and due on demand. As of June 30, 2021 and 2020 , the balances were $1,720,323 and $1,696,274, respectively.

Officers/Directors	June 30, 2021	June 30, 2020
Henry Fahman	1,056,973	1,032,924
Tam Bui	663,350	663,350
Total	$1,720,323	$1,696,274

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NOTE 8 – LOANS AND PROMISSORY NOTES

SHORT TERM NOTES PAYABLE:

In the course of its business, the Company has obtained short-term loans from individuals and institutional investors and from time to time raised money by issuing restricted common stock of the Company under the auspices of Rule 144. As of June 30, 2021, the Company had $325,621 in short-term notes payable consisting of $227,046 of regular short-term notes, $43,750 SBA loan, $54,825 merchant cash advance with $214,618 in accrued and unpaid interest. These notes bear interest rates ranging from 0% to 36% per annum.

CONVERTIBLE PROMISSORY NOTES:

As of June 30, 2021, the principal balance of the outstanding convertible notes was $220,230 with total accrued interest of $13,712. The Company relies on professional third-party valuation to record the value of derivative liabilities, discounts, and changes in fair value of derivatives in connection with these convertible notes and warrants, if any, that are related to the convertible notes.

NOTE 9 – PAYROLL TAX LIABILITIES

As of June 30, 2021, payroll tax liabilities were $5,747.

NOTE 10 – BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings per Share”. Under the provision of SFAS No. 128, basic net loss per share is computed by dividing the net loss for the period by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock outstanding for the period and common stock equivalents outstanding at the end of the period. Basic and diluted weighted average numbers of shares for the year ended June 30, 2021 were the same since the inclusion of Common stock equivalents is anti-dilutive.

NOTE 11 – Domestication in the State of Wyoming

On September 20, 2017, the Company applied for a Certificate of Domestication and filed Articles of Domestication with the office of the Secretary of State of Wyoming to re-domicile the Company’s jurisdiction to the State of Wyoming.

On September 20, 2017, the Company filed Articles of Amendment with the Wyoming Secretary of State to amend the authorized capital of the Company as follows:

“The total number of shares into which the authorized capital stock of the corporation is divided is one billion shares, consisting of: nine hundred million shares of voting Common Stock with a par value of $0.001 per share; fifty million shares of non-voting Class A Series I Preferred Stock with a par value of $5.00 per share; twenty-five million shares of non-voting Class A Series II Preferred Stock with a par value of $5.00 per share; twenty million shares of non-voting Class A Series III Preferred Stock with a par value of $5.00 per share and five million shares of voting Class A Series IV Preferred Stock with a par value of $5.00 per share. The relative rights, preferences, limitations and restrictions associated with the afore-mentioned shares of Class A Preferred Stock will be determined by the Board of Directors of the corporation.”

On June 25, 2020, the Company filed Articles of Amendment with the Wyoming Secretary of State to amend Article 10 of the Articles of Domestication to authorize Forty Billion (40,000,000,000) shares of Common Stock with a par value of $0.001 per share and Five Hundred Million (500,000,000) shares of Preferred Stock with a par value of $0.001 per share and to designate Classes A and B and the Series of those classes of Preferred Stock as following:

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I. Class A Preferred Stock

A. DESIGNATIONS, AMOUNTS AND DIVIDENDS

1. Class A Series I Cumulative Convertible Redeemable Preferred Stock

a. Designation: Fifty million (50,000,000) shares of the authorized 500,000,000 shares of Preferred Stock, with a par value of $0.001 per share, are designated as Class A Series I Cumulative Convertible Redeemable Preferred Stock

b. Number of Shares: The number of shares of Class A Series I Preferred Stock authorized shall be fifty million (50,000,000) shares.

c. Dividends: Each holder of Class A Series I Preferred Stock is entitled to receive ten percent (10%) non-compounding cumulative dividends per annum, payable semi-annually.

2. Class A Series II Cumulative Convertible Redeemable Preferred Stock

a. Designation. Two hundred million (200,000,000) shares of the authorized 500,000,000 shares of Preferred Stock, with a par value of $0.001 per share, are designated Class A Series II Cumulative Convertible Redeemable Preferred Stock (the “Class A Series II Preferred Stock”).

c. Number of Shares. The number of shares of Class A Series II Preferred Stock authorized shall be two hundred million (200,000,000) shares.

c. Dividends: Each holder of Class A Series II Preferred Stock is entitled to receive eight percent (8%) cumulative dividends per annum, payable semi-annually.

3. Class A Series III Cumulative Convertible Redeemable Preferred Stock

a. Designation. Fifty million (50,000,000) shares of the authorized 500,000,000 shares of Preferred Stock, with a par value of $0.001 per share, are designated as Class A Series III Cumulative Convertible Redeemable Preferred Stock (the “Class A Series III Preferred Stock”).

b. Number of Shares. The number of shares of Class A Series III Preferred Stock authorized shall be fifty million (50,000,000) shares.

c. Dividends: Each holder of Class A Series III Preferred Stock is entitled to receive eight percent (8%) cumulative dividends per annum, payable semi-annually.

4. Class A Series IV Cumulative Convertible Redeemable Preferred Stock

a. Designation. One hundred ninety-nine million (199,000,000) shares of the authorized 500,000,000 shares of Preferred Stock, with a par value of $0.001 per share, are designated as Class A Series IV Cumulative Convertible Redeemable Preferred Stock (the “Class A Series IV Preferred Stock”).

b. Number of Shares. The number of shares of Class A Series III Preferred Stock authorized shall be one hundred ninety-nine million (199,000,000) shares.

c. Dividends: To be determined by the Corporation’s Board of Directors.

B. CONVERSION

1. Conversion of Series I, Series II and/or Series IV Class A Preferred Stock into Common Stock of PHI Group, Inc.

Each share of the Class A Preferred Stock, either Series I, Series II or Series IV shall be convertible into the Company’s Common Stock any time after two years from the date of issuance at a Variable Conversion Price (as defined herein) of the Common Stock. The “Variable Conversion Price” shall mean 75% multiplied by the Market Price (as defined herein) (representing a discount rate of 25%). “Market Price” means the average Trading Price for the Company’s Common Stock during the ten (10) trading-day period ending one trading day prior to the date the Conversion Notice is sent by the Holder of the Class A Preferred Stock to the Company via facsimile or email (the “Conversion Date”). “Trading Price” means, for any security as of any date, the closing price on the OTC Markets, OTCQB, NASDAQ Stock Markets, or applicable trading market as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to the Company and Holder of the Class A Preferred Stock.

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2. Conversion of Series I, Series II and/or Series IV Class A Preferred Stock into Common Stock of a subsidiary of PHI Group, Inc.’s.

Alternatively, each share of the Class A Preferred Stock, either Series I, Series II and/or Series IV may be convertible into Common Stock of a subsidiary of PHI Group, Inc.’s, to be determined by the Company’s Board of Directors, any time after such subsidiary has become a fully-reporting publicly traded company for at least three months, at a Variable Conversion Price (as defined herein). The Variable Conversion Price to be used in connection with the conversion into Common Stock of a subsidiary of PHI Group, Inc.’s shall mean 50% multiplied by the Market Price (as defined herein), representing a discount rate of 50%, of that Common Stock. “Market Price” means the average Trading Price for the Common Stock of said subsidiary of PHI Group, Inc.’s during the ten (10) trading-day period ending one trading day prior to the date the Conversion Notice is sent by the Holder of the Preferred Stock to the Company via facsimile or email (the “Conversion Date”). “Trading Price” means, for any security as of any date, the closing price on the OTC Markets, OTCQB, NASDAQ Stock Markets, NYSE or applicable trading market as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to the Company, said subsidiary and Holder of the Class A Preferred Stock.”

3. Conversion of Class A Series III Preferred Stock of PHI Group, Inc. into Common Stock of American Pacific Plastics, Inc., a subsidiary of PHI Group, Inc.’s.

The entire Class A Series III Preferred Stock of PHI Group, Inc. (i.e. fifty million (50,000,000) shares) may be convertible into eighty percent (80%) American Pacific Plastics, Inc.’s Common Stock which will have been issued and outstanding immediately after such conversion or exchange on a pro rata basis.

4. Conversion Shares.

The amount of shares of Common Stock of PHI Group, Inc., or alternatively, of a subsidiary of PHI Group, Inc.’s, to be received by Holder at the time of conversion of Class A Series I or Series II Preferred Stock of PHI Group, Inc. will be based on the following formula:

		Where	CS:	Common Shares of PHI Group, Inc.,
Amount of CS =				or alternatively, of a subsidiary of PHI Group, Inc.’s.
OIP + AUD
	VCP		OIP:	Original Issue Price of Class A Series I or Series II Preferred Stock of PHI Group, Inc.
			AUD:	Accrued and Unpaid Dividends.
			VCP:	Variable Conversion Price of PHI Common Stock or of a subsidiary of PHI Group, Inc.’s as defined above.

C. REDEMPTION RIGHTS

The Corporation, after a period of two years from the date of issuance, may at any time or from time to time redeem the Class A Preferred Stock, either Series I, Series II, Series III or Series IV in whole or in part, at the option of the Company’s Board of Directors, at a price equal to one hundred twenty percent (120%) of the original purchase price of the Class A Preferred Stock or of a unit consisting of any shares of Class A Preferred Stock and any warrants attached thereto, plus, in each case, accumulated and unpaid dividends to the date fixed for redemption.

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D. LIQUIDATION

Upon the occurrence of a Liquidation Event (as defined below), the holders of Class A Preferred Stock are entitled to receive net assets on a pro rata basis. As used herein, “Liquidation Event” means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation, (ii) the purchase or redemption by the Corporation of shares of any class of stock or the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the holders of the Class A Preferred Stock receive securities of the surviving corporation having substantially similar rights as the Class A Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor corporation immediately thereafter (the “Permitted Merger”), unless the holders of the shares of Class A Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Corporation’s assets, unless the holders of Class A Preferred Stock elect otherwise.

E. RANK

All shares of the Class A Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Class A Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Class A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

F. VOTING RIGHTS

1. Class A Series I, II, III and IV Preferred Stock of PHI Group, Inc. shall have no voting rights.

G. PROTECTION PROVISIONS

So long as any shares of Class A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the majority written consent of the holders of Class A Preferred Stock, alter or change the rights, preferences or privileges of the Class A Preferred Stock so as to affect adversely the holders of Class A Preferred Stock.

H. MISCELLANEOUS

1. Status of Redeemed Stock: In case any shares of Class A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Class A Preferred Stock.

2. Lost or Stolen Certificates: Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificates if the holder of Class A Preferred Stock contemporaneously requests the Corporation to convert such holder’s Class A Preferred Stock into Common Stock.

3. Waiver: Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Class A Preferred granted hereunder may be waived as to all shares of Class A Preferred Stock (and the holders thereof) upon the majority written consent of the holders of the Class A Preferred Stock.

4. Notices: Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Section.

If to the Corporation:

PHI GROUP, INC.

30 N Gould Street, Suite R

Sheridan, WY 82801

Facsimile: 702-472-8556

Email: info@phiglobal.com

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If to the holders of Class Preferred Stock, to the address to be listed in the Corporation’s books and Records.

II. Class B Preferred Stock

1. Class B Series I Preferred Stock

a. Designation: One million (1,000,000) shares of the authorized 500,000,000 shares of Preferred Stock, with a par value of $0.001 per share, are designated as Class B Series I Preferred Stock.

b. Number of Shares: The number of shares of Class B Series I Preferred Stock authorized will be one million (1,000,000) shares.

c. Dividend: None

d. Voting rights: Except as provided by law, the shares of Class B Series I Preferred Stock shall have the same right to vote or act on all matters on which the holders of Common Stock have the right to vote or act and the holders of the shares of Class B Series I shall be entitled to notice of any stockholders’ meeting or action as to such matters on the same basis as the holders of Common Stock, and the holders of Common Stock and shares of Class B Series I shall vote together or act together thereon as if a single class on all such matters; provided, in such voting or action each one share of Class B Series I shall be entitled to one hundred thousand (100,000) votes.

NOTE 12. DISSOLUTION OF NEVADA CORPORATION AND OPERATING AS A WYOMING CORPORATION.

On June 30, 2020, the Company filed a Certificate of Dissolution/Withdrawal with the Nevada Secretary of State to cease its corporate registration and dissolve PHI Group, Inc. in the State of Nevada. A Certificate of Dissolution/Withdrawal was issued by the Nevada Secretary of State on June 30, 2020, Filing number 20200754868. The Company currently maintains its corporate registration with the State of Wyoming pursuant to the Articles of Domestication filed with the Wyoming Secretary of State on September 20, 2017 and operates as a Wyoming corporation. The Company filed a Form 8-K to report this event with the Securities and Exchange Commission on June 30, 2020.

NOTE 13. STOCKHOLDER’S EQUITY

As of June 30, 2021, the total number of authorized capital stock of the Company consisted of Forty Billion shares of voting Common Stock with a par value of $0.001 per share and Five Hundred Million shares of Preferred Stock with a par value of $0.001 per share.

Treasury Stock

The balance of treasury stock as of June 30, 2021 was 487,767 shares valued at $44,170 based on cost basis.

Common Stock

During the fiscal year ended June 30, 2021, the Company issued the following shares of its Common Stock:

Issued for conversion of notes during quarter ended September 30, 2020	239,611,455
Issued for conversion of notes during quarter ended December 31, 2020	991,987,513
Issued for conversion of notes during quarter ended March 31, 2021	8,781,230,346
Issued for conversion of notes during quarter ended June 30, 2021	1,514,851,203
Issued for cash during quarter ended June 30, 2021	867,049,520
Issued for conversion of preferred stock in quarter ended June 30, 2021	213,651,293
Issued for investment during quarter ended June 30, 2021	235,478,810
Issued for note agreement during quarter ended June 30, 2021	5,000,000
Total issued during fiscal year ended June 30, 2021:	12,848,860,140

As of June 30, 2021, there were 26,081,268,895 shares of the Company’s common stock issued and outstanding.

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Preferred Stock

As of June 30, 2021, the following amounts of Preferred Stock were issued and outstanding:

Class B Series I Preferred Stock: 180,000 shares.

NOTE 14 – STOCK-BASED COMPENSATION PLANS

On February March 18, 2015, the Company adopted an Employee Benefit Plan to set aside 1,000,000 shares of common stock for eligible employees and independent contractors of the Company and its subsidiaries. As of June 30, 2021 the Company has not issued any stock in lieu of cash under this plan.

On September 23, 2016, the Company issued incentive stock options and nonqualified stock options to certain key employee(s) (Henry Fahman – CEO/CFO) and directors (Tam Bui, Henry Fahman, and Frank Hawkins constitute the Board of Directors) as deferred compensation. The options allow the holders to acquire the Company’s Common Stock at the fair exercise price of the Company’s Common Stock on the grant date of each option at $0.24 per share, based on the 10-days’ volume-weighted average price prior to the grant date. The number of options is equal to a total of 6,520,000. The options terminate seven years from the date of grant and become vested and exercisable after one year from the grant date. The following assumptions were used in the Monte Carlo analysis by Doty Scott Enterprises, Inc., an independent valuation firm, to determine the fair value of the stock options:

Risk-free interest rate	1.18%
Expected life	7 years
Expected volatility	239.3%

Vesting is based on a one-year cliff from grant date.

Annual attrition rates were used in the valuation since ongoing employment was condition for vesting the options.

The fair value of the Company’s Stock Options as of issuance valuation date is as follows:

Holder	Issue Date	Maturity Date	Stock Options	Exercise Price	Fair Value at Issuance

Tam Bui	9/23/2016	9/23/2023	875,000	Fixed price: $0.24	$219,464
Frank Hawkins	9/23/2016	9/23/2023	875,000	Fixed price: $0.24	$219,464
Henry Fahman	9/23/2016	9/23/2023	4,770,000	Fixed price: $0.24	$1,187,984

NOTE 15 – OTHER INCOME (EXPENSE)

Net Other Income (Expense) for the fiscal year ended June 30, 2021 consists of the following:

OTHER INCOME (EXPENSES)	FY ended June 30, 2021
Interest expense	(369,280)
Other income	406,776
Net other income/expense	(5,738,058)
NET OTHER INCOME (EXPENSES)	(5,700,562)

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NOTE 16 – RELATED PARTY TRANSACTIONS

The Company recognized a total of $247,500 in salaries for the President, the Chief Operating Officer and the Secretary & Treasurer of the Company during the year ended June 30, 2021.

As of June 30, 2021, the Company still owed the following amounts to Related Parties:

No.	Name:	Title:	Amount:	Description:
1)	Henry D Fahman	Chairman/CEO	$1,137,715	Accrued and unpaid salaries
			$1,056,973	Loans from Officers and Directors
2)	Tam T Bui	Director/COO	$37,500	Accrued and unpaid salaries
			$663,350	Loans from Officers and Directors
3)	Tina T Phan	Secretary/Treasurer	$461,686	Accrued and unpaid salaries

NOTE 17 – INCOME TAXES

No provision was made for income tax since the Company has significant net operating loss carry forward. Through June 30, 2021, the Company incurred net operating losses for tax purposes of approximately $50,563,530. The net operating loss carry forward may be used to reduce taxable income through the year 2035. Net operating loss for carry forwards for the State of California is generally available to reduce taxable income through the year 2025. The availability of the Company’s net operating loss carry-forward is subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock.

“Under section 6501(a) of the Internal Revenue Code (Tax Code) and section 301.6501(a)-1(a) of the Income Tax Regulations (Tax Regulations), the IRS is required to assess tax within 3 years after the tax return was filed with the IRS.”

NOTE 18 – CONTRACTS AND COMMITMENTS

BUSINESS CONSULANCY AND STRUCTURING AGENCY AGREEMENT TO SET UP INSTITUTIONAL BANK FUNDS IN LUXEMBOURG

On November 30, 2017, the Company signed an agreement with a structuring agent and legal experts to set up a bank fund in Luxembourg in order to provide financing for the Company’s and its clients’ projects.

The Reserved Alternative Investment Fund (RAIF) can be established under the form of common funds (“FCP”), investment companies with variable capital (“SICAV”) or under the form that does not have to have the legal form of a SICAV or an FCP. There will be no restriction in terms of eligible assets. RAIFs are free to introduce any kind of assets and financial instruments in their investment policy. According to the Luxembourg Law of July 12, 2013, RAIFs must entrust their assets to a Luxembourg custodian bank for safekeeping and must appoint an approved statutory auditor.

One of the distinctive advantages of RAIF is that it may have various sub-funds, each corresponding to a distinct part of the assets and liabilities of the RAIF. As such, sub-funds can be established under a RAIF umbrella to target different investment opportunities in a variety of industries as desired.

On February 21, 2018, the Company signed an amendment to the Business Consultancy and Structuring Agency Agreement to be solely responsible for all the costs of Euros 3,500,000 associated with establishing the RAIF. On October 4, 2018, a Payment Agreement was signed by the structuring agent and the Company calling for an extra amount of Euros 1,500,000 to be paid to the structuring agent by November 15, 2018. The master Luxembourg RAIF fund named “PHILUX Global Funds SCA, SICAV – RAIF” was registered and activated with the Luxembourg Commission de Surveillance du Secteur Financier (CSSF) on June 11, 2020, Registration No. B244952.

ACQUISITION OF 51% EQUITY INTEREST IN VINAFILMS JOINT STOCK COMPANY

On August 06, 2018, signed a Business Cooperation Agreement with Vinafilms JSC (Công ty Cổ phần Màng Bao Bì Tân Vinh Nam Phát), a Vietnamese joint stock company, with principal business address at Lot G9, Road No. 9, Tan Do Industrial Zone, Duc Hoa Ha Village, Duc Hoa District, Long An Province, Vietnam, hereinafter referred to as “VNF” and its majority shareholder, to exchange fifty-one percent ownership in VNF for Preferred Stock of PHI. According to the Agreement, PHI will be responsible for filing a S-1 Registration Statement with the Securities and Exchange Commission for American Pacific Plastics, Inc., a subsidiary of PHI that holds the 51% equity ownership in VNF, to become a fully-reporting public company in the U.S. Stock Market.

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On September 20, 2018, a Stock Swap Agreement was signed by and between Ms. Do Thi Nghieu, the majority shareholder holding 76% of ownership in VNF, and PHI to exchange 3,060,000 shares of ordinary stock of VNF owned by Ms. Do Thi Nghieu for 50 million shares of Class A Series III Cumulative, Convertible, Redeemable Preferred Stock of PHI. Though this transaction was technically closed on September 28, 2018, the Company did not recognize the operations of Vinafilms JSC in its consolidated financial statements as of June 30, 2021 and will only do so when a GAAP audit of Vinafilms JSC financial statements is conducted and completed by a PCAOB-registered auditing firm. Due to the Covid-19 pandemic the Company has not been able to complete the financial audits of Vinafilms JSC.

CONSULTING SERVICE AGREEMENT WITH GLINK APPS JSC

On December 23, 2019, PHI Capital Holdings, Inc., a subsidiary of the Company, (name changed to PHILUX Capital Advisors, Inc. effective June 03, 2020) signed a Consulting Service Agreement to provide consulting service to Glink Apps JSC, a Wyoming corporation, and assist the latter to become a publicly traded company in the U.S. According to the agreement, Glink Apps JSC will pay PHI Capital Holdings, Inc. $88,500 in cash and five million (5,000,000) shares of its common stock for the consulting service to be rendered.

BUSINESS COOPERATION AGREEMENT WITH NATURAL WELL TECHNICAL LTD.

On April 27, 2020, the Company signed a Business Cooperation Agreement with Natural Well Technical Ltd. (“NWTL”), a company organized and existing under the laws of Republic of China and engaged in research and development of innovative biotechnologies that may have significant applications for healthcare, beauty supply, agriculture and industry.

NWTL and the Company agree to jointly cooperate in the research and development activities of pertinent technologies that have been initiated and continue to be carried out by NWTL and applying them to produce commercial products and services in the fields of healthcare, beauty supply, agriculture and industry, as the case may be, as well as any other business activities deemed mutually beneficial.

In particular, NWTL and the Company will initially focus on the following activities:

a. Developing and implementing a comprehensive plan to increase the production, marketing and sale of the “Super Green” High Energy Drop Drink and “Mistyrious” Fine Mist Spray products on a large scale worldwide;

b. Developing and implementing a plan to increase the production, marketing and sale of “Super Cassava” and “Uni-Wash” Engine Booster products as well as other products related to the fields of agriculture and energy that have been studied and developed by NWTL;

c. Continuing to conduct research and accumulate clinical data for NWTL’s biotechnologies in order to obtain U.S. FDA’s approval of cancer treatments and other healthcare products. In addition, both parties also develop, produce and market beauty supply products.

d. Designing a financial plan and providing the required funding for NWTL to execute its business plan.

INVESTMENT ADVISORY AGREEMENT AMONG PHILUX CAPITAL ADVISORS, INC., HAUCK & AUFHAUSER FUND SERVICES S.A. AND PHILUX GLOBAL FUNDS SCA, SICAV-RAIF

On June 11, 2020, PHILUX CAPITAL ADVISORS, INC. (the “Investment Advisor”) signed an Investment Advisory Agreement among Hauck & Aufhauser Fund Services S.A.(the “AIFM”) and PHILUX Global Funds SCA, SICAV-RAIF an umbrella-fund composed of one or more sub-funds (the “Fund”) to serve as the Investment Advisor for PHILUX Global Funds. According to the Agreement, the Investment Advisor will cooperate in the definition of the investment strategy and its implementation in an advisory capacity, develop proposals for specific investment policy of the Fund, advise and support the AIFM in the selection of the investments and to make investment recommendations, carry out due diligence process, present suitable investments selected in consideration of the investment policy and investment restrictions of the Fund, provide support in the conclusion of purchase and sale transactions, observe and analyze relevant markets and potential investments, provide advice and support to the AIFM and give recommendations in the event of a sale of investments, support investors of the Fund in onboarding management, granting information on Fund-relevant issues, as well as channeling and answering all investor questions, support the AIFM in its performance of risk control and with the completion of subscription agreements. The Investment Advisor shall receive from the General Partner of the Fund a remuneration as stated in the fees annex to the Investment Advisory Agreement.

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AGREEMENT WITH TECCO GROUP FOR PARTICIPATION IN PHILUX INFRASTRUCTURE FUND COMPARTMENT OF PHILUX GLOBAL FUNDS

On August 10, 2020, Tecco Group, a Vietnamese company, signed an agreement with PHI Luxembourg Development SA, a subsidiary of the Company, to participate in the proposed infrastructure fund compartment of PHILUX Global Funds SCA, SICAV-RAIF. According to the agreement, Tecco Group will contribute $2,000,000 for 49% ownership of the general partners’ portion of said infrastructure fund compartment. As of November 4, 2021, Tecco Group has paid a total of $156,366.25 towards the total agreed amount.

AGREEMENT WITH PHAT VAN HUNG CO. LTD. FOR PARTICIPATION IN PHILUX REAL ESTATE FUND COMPARTMENT OF PHILUX GLOBAL FUNDS

On November 09, 2020, Phat Van Hung Co. Ltd. signed an agreement with PHI Luxembourg Development SA, a subsidiary of the Company, to participate in the real estate fund compartment of PHILUX Global Funds SCA, SICAV-RAIF. According to the agreement, Phat Van Hung Co. Ltd. will contribute $2,000,000 for 49% ownership of the general partners’ portion of said real estate fund compartment. As of November 4, 2021, Phat Van Hung has not made any payment towards the agreed amount.

AGREEMENT WITH XUAN QUYNH LLC FOR PARTICIPATION IN PHILUX INFRASTRUCTURE FUND COMPARTMENT OF PHILUX GLOBAL FUNDS

On November 20, 2020, Xuan Quynh LLC, a Vietnamese company, signed an agreement with PHI Luxembourg Development SA, a subsidiary of the Company, to participate in the proposed infrastructure fund compartment of PHILUX Global Funds SCA, SICAV-RAIF. According to the agreement, Xuan Quynh LLC will contribute $2,000,000 for 49% ownership of the general partners’ portion said infrastructure fund compartment. As of November 4, 2021, Xuan Quynh LLC has not made any payment towards the agreed amount.

INVESTMENT AGREEMENTS AND MEMORANDUM OF UNDERSTANDING

From August 24, 2020 to November 11, 2020, the Company through its Luxembourg bank fund mother holding company PHI Luxembourg Development SA and PHILUX Global Funds SCA, SICAV-RAIF has signed investment agreements and memorandum of understanding with three non-US entities for total investments of more than one billion U.S. dollars. However, as of the date of this report, the Company has not received any money from these investment agreements and there is no guarantee that any money will be received from these agreements and memorandum of understanding in the future.

ISSUANCE OF CONVERTIBLE PROMISSORY NOTES

On March 23, 2021, the Company issued a Promissory Note to EMA Financial LLC, a Delaware limited liability company, in the amount of $100,000 at an interest rate of 6% per annum. This note will mature twelve months from the Issue Date and may be convertible into shares of common stock of the Company at a fixed conversion price of $0.001 per share or may be prepaid on or prior to the 180th calendar day after the Issue Date at a Prepayment Factor of 115%. As November 4, 2021, the Company prepaid 50% this note in cash and the balance of the note plus accrued interest was converted into 54,750,000 shares of Common Stock of the Company.

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On June 7, 2021, the Company issued a Promissory Note to EMA Financial LLC, a Delaware limited liability company, in the amount of $100,000 at an interest rate of 6% per annum. This note will mature twelve months from the Issue Date and may be convertible into shares of common stock of the Company at a fixed conversion price of $0.001 per share or may be prepaid on or prior to the 180th calendar day after the Issue Date at a Prepayment Factor of 115%. The Company plans to prepay this note in cash prior to the 180th calendar day after the Issue Date.

NOTE 19 – GOING CONCERN UNCERTAINTY

As shown in the accompanying consolidated financial statements, the Company has accumulated deficit of $50,563,530 and total stockholders’ deficit of $5,997,389 as of June 30, 2021. These factors as well as the uncertain conditions that the Company faces in its day-to-day operations with respect to cash flows create an uncertainty as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management has taken action to strengthen the Company’s working capital position and generate sufficient cash to meet its operating needs through June 30, 2022 and beyond.

NOTE 20 – SUBSEQUENT EVENTS

These financial statements were approved by management and available for issuance on October 11, 2021. Subsequent events have been evaluated through this date.

1. ISSUANCES AND CANCELLATIONS OF COMMON STOCK OF THE COMPANY

From July 01, 2021 through November 4, 2021, the Company issued/cancelled the following amounts of its Common Stock:

A.	Total Common Stock issued: 1,967,049,423 shares, consisting of:

-	103,279,112 shares for conversion of $500,000 loan.
-	222,823,725 shares for $1,113,465.34 accrued and unpaid salaries.
-	1,534,000,000 shares for consulting services.
-	54,750,000 shares for conversion of convertible promissory note.

B.	Total Common Stock cancelled: 236,263,059 shares, consisting of:

-	784,249 shares cancelled from the amount of shares previously issued to Luan Ngo for conversion of note.
-	235,478,810 shares cancelled from the total amount of shares previously issued to PHILUX Global Funds SCA, SICAV-RAIF for initial capitalization.

2. AGREEMENTS

A.	LETTER OF INTENT WITH CHOKY F. SIMANJUNTAK (CYFS Group)

On August 02, 2021, the Company signed a Letter of Intent with Indonesia-based CYFS Group, headed by Mr. Choky Fernando Simanjuntak, to sponsor and co-found CO2-1-0 (CARBON) CORP to implement a new disruptive carbon mitigation initiative through environmentally sustainable projects starting in Indonesia, Vietnam, other ASEAN countries, and worldwide. On September 21, 2021 CO2-1-0 (CARBON) CORP was incorporated as a Wyoming corporation to manage this program. PHI Group will contribute a major portion of the development budget and will hold 50.1% shares of CO2-1-0 (CARBON).

According to the United Nation Framework Convention on Climate Change (UNFCCC), together with the Paris agreement and Kyoto protocol in 2016, where Indonesia has actively participated and agreed to maintain the earth temperature not to exceed by 1,5 degrees Celsius by 2030. The greenhouse gases (GHG), mainly CO2, CH4, N2O, SF6, HFCs, PFCs, are the root cause of global climate change, each of which can be calculated as CER (CO2 Emission Reduction) equivalent. The target for Indonesia is 834 million tonnes of CER by 2030.

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CO2-1-0 (CARBON) aims to provide a solution in disruptive decentralized new carbon market system using blockchain technology which will be empowering environmentally sustainable projects (renewable energy/ waste/ agriculture/ forestry/ etc.) starting in Indonesia, Vietnam, other ASEAN countries and worldwide. It has a clear and systematic product development roadmap, and the ultimate milestones of the products estimated to be launched in the near future. The solution, methodology, and improved TACCC (transparent, accurate, consistent, complete, and comparable) business process originally introduced by CO2-1-0 (CARBON) CORP are expected to bring full impact to better environment and life of millions.

B.	MEMORANDUM OF UNDERSTANDING WITH FIVE-GRAIN TREASURE SPIRITS CO., LTD.

On September 16, 2021, PHI Group, Inc. entered into a Memorandum of Understanding (“MOU”) with Five-Grain Treasure Spirits Co., Ltd. (“FGTS”), a baiju distilling company with principal business address at Jigu Road Economic Zone, Shulan City, Jilin Province, China, to acquire seventy percent (70%) of ownership in FGTS and provide the additional required capital for FGTS to implement its business plan. The total budget for the purchase price and the additional required capital is one hundred million U.S. dollars (USD 100,000,000), whose terms and conditions for payment will be stipulated in a Definitive Agreement to be signed by both parties after satisfactory due diligence of FGTS by the Company.

Completion of this transaction will be conditioned, among other matters, upon:

(a)	Upon signing of this MOU, FGTS will cooperate with and accommodate PHIL and/or its representative(s) for further due diligence review of FGTS’s business, including but not limited to its assets, liabilities, property, plant and equipment, technologies, operations, books and records, and business plan.

(b)	The signing of the Definitive Agreement by the parties within forty-five days following the signing of this MOU and the closing of this transaction by December 31, 2021, unless extended by the consent of both parties in writing.

(c)	The establishment of a special purpose vehicle (SPV) as the holding company for the seventy percent (70%) ownership in FGTS.

PHI Group, Inc. changed the name of its subsidiary “Provimex, Inc.”, a Nevada corporation established on September 23, 2004, Entity Number C25551-4, to Empire Spirits, Inc. as the holding company for the acquisition of seventy percent (70%) ownership in Five-Grain Treasure Spirits Company, Ltd.

Baijiu is a white spirit distilled from sorghum. It is similar to vodka but with a fragrant aroma and taste. It is currently the most consumed spirit in the world. Mainly consumed in China, it is gaining popularity in the rest of the world.

Five-Grain specializes in the production and sales of spirits and the development of proprietary spirit production processes. It also possesses a patented technology to grow red sorghum for baiju manufacturing. The patented grain produces superior yield and quality. Five-Grain is a reputable bulk alcohol supplier to some of the largest spirits companies in the world.

C.	FINANCING CONTRACT AGREEMENT WITH HAJ FINANCE GROUP

Effective October 17, 2021 the Company signed a contract agreement with Haj Finance Group, a corporation registered in Oman, Hatat House Ground Floor, Ruwi, Muscat, Sultanate of Oman, for a financing program in the amount of $1,500,000,000 which carries an interest rate of 2.5% per annum for thirty-five years with a three-year grace period. The closing of this transaction is to occur after the registration of a Special Purpose Vehicle (SPV) within United Arab Emirates, the signing of the closing documents and the approval of the transfer of funds by the Central Bank of United Arab Emirates (CBUAE). The Company intends to use the funds for the establishment of the Asia Diamond Exchange and the Multi-Commodities Center in Vietnam, for financing selective projects in the areas of real estate, renewable energy, healthcare, and for other investment opportunities in connection with PHILUX Global Funds SCA, SICA-RAIF, a group of Luxembourg bank funds sponsored by the Company.

D.	BUSINESS COOPERATION AGREEMENT WITH DIGITAL SOLUTIONS COMPANY LTD.

On November 1, 2021, the Company signed an Business Cooperation Agreement with Digital Solutions Company Limited, a Vietnamese company, to cooperate in developing technical solutions for a variety of industries, including real estate, energy, agriculture and healthcare using digital, blockchain and crypto technologies.

Digital Solutions currently assists CO2-1-0 (CARBON) CORP, a subsidiary of PHI Group, Inc., to launch the new disruptive carbon mitigation initiative and will also support PHI Group with technological solutions for the Asia Diamond Exchange to be established in Vietnam, as well as jointly advance a number of special projects for the benefits of both companies.

3.	ISSUANCES OF CONVERTIBLE PROMISSORY NOTES

On July 22, 2021, the Company issued a 8% convertible promissory note to Power Up Lending Group Ltd., a Virginia corporation, for $80,000. This note matures one year from the date of issuance and is convertible to Common Stock of the Company at a discount rate of 39% of the average of the two lowest trading prices for the Common Stock during the ten (10) trading day period immediately prior to the conversion date. The Company can elect to prepay the note within 180 days of the issuance date at a premium raging from 125% to 139% of the principal balance amount plus accrued and unpaid interest. The Company intends to prepay this note during the allowable prepayment period.

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On August 10, 2021, the Company issued a 8% convertible promissory note to Power Up Lending Group Ltd., a Virginia corporation, for $53,750. This note matures one year from the date of issuance and is convertible to Common Stock of the Company at a discount rate of 39% of the average of the two lowest trading prices for the Common Stock during the ten (10) trading day period immediately prior to the conversion date. The Company can elect to prepay the note within 180 days of the issuance date at a premium raging from 125% to 139% of the principal balance amount plus accrued and unpaid interest. The Company intends to prepay this note during the allowable prepayment period.

On August 31, 2021, the Company issued a 6% convertible note to EMA Financial LLC, a Delaware limited liability company, for $100,000. This note matures one year from the date of issuance and is convertible to Common Stock of the Company at $0.001 per share. The Company can elect to prepay this note within 180 days of the issuance date at a premium of 115% of the principal balance amount plus accrued and unpaid interest. The Company intends to prepay this note during the allowable prepayment period.

On September 1, 2021, the Company issued a 8% convertible promissory note to Power Up Lending Group Ltd., a Virginia corporation, for $43,750. This note matures one year from the date of issuance and is convertible to Common Stock of the Company at a discount rate of 39% of the average of the two lowest trading prices for the Common Stock during the ten (10) trading day period immediately prior to the conversion date. The Company can elect to prepay the note within 180 days of the issuance date at a premium raging from 125% to 139% of the principal balance amount plus accrued and unpaid interest. The Company intends to prepay this note during the allowable prepayment period.

On September 15, 2021, the Company issued a 12% convertible promissory note to Mast Hill Fund, L.P., a Delaware limited partnership, for $550,000. This note matures one year from the date of issuance and is convertible to Common Stock of the Company at $0.0061 per share. The Company can elect to prepay the note within 180 days of the issuance date in cash with an amount equal to the sum of: 100% multiplied by the principal amount then outstanding plus accrued and unpaid interest on the principal amount and $750.00 to reimburse the noteholder for administrative fees. The Company intends to prepay this note during the allowable prepayment period.

On September 27, 2021, the Company issued a 12% convertible promissory note to Firstfire Global Opportunities Fund LLC, a Delaware limited liability, for $275,000. This note matures one year from the date of issuance and is convertible to Common Stock of the Company at $0.0061 per share. The Company can elect to prepay the note within 180 days of the issuance date in cash with an amount equal to the sum of the principal amount then outstanding plus any accrued and unpaid interest, fees and defaults, and there shall be no prepayment penalty. The Company intends to prepay this note during the allowable prepayment period.

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PART III EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:
2. Charter and Bylaws
2.1	Articles of Incorporation	Incorporated by reference to the company’s Registration Statement on Form S-18, declared effective August 10, 1982 (SEC File No. 2-78335-NY), and to the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1995.
2.2	Amendment to Articles of Incorporation	Incorporated by reference to Exhibit 3.1 of the Form 10-KSB for the fiscal year ended June 30, 1995.
2.4	Certificate of Amendment to Articles of Incorporation	Incorporated by reference to Exhibit 3.4 of the Registration Statement on Form SB-2 filed January 28, 2003.
2.5	Certificate of Amendment to Articles of Incorporation	Incorporated by reference to Exhibit 3.4 of the Registration Statement on Form SB-2 filed January 28, 2003.
2.6	Bylaws	Incorporated by reference to Exhibit 3.4 of the Registration Statement on Form SB-2 filed January 28, 2003.
4. Subscription Agreement
4.1	Subscription Agreement	Filed herewith
11. Consents
11.1	Consent of Independent Registered Public Accounting Firm	Filed herewith
11.2	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)	Filed herewith

12. Opinion re: Legality
12.1	Opinion of Newlan Law Firm, PLLC	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 9, 2022.

PHI GROUP, INC.

By:	/s/ Henry D. Phaman
Henry D. Phaman
President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Henry D. Phaman	February 9, 2022
Henry D. Phaman President, Chairman of the Board, Acting Chief Financial Officer [Principal Accounting Officer] and Director
/s/ Tina T. Phan	February 9, 2022
Tina T. Phan Secretary and Treasurer
/s/ Tam T. Bui	February 9, 2022
Tam T. Bui Director
/s/ Frank Hawkins	February 9, 2022
Frank Hawkins Director

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